PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission (the "SEC"). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

PRELIMINARY OFFERING CIRCULAR  DATED JULY 26 , 2019 , SUBJECT TO COMPLETION

JUVA LIFE INC.

57,000,000 Units

885 West Georgia Street, Suite 1500
Vancouver, BC V6C 3E8
833-333-5882
www.juvalife.com

Juva Life Inc., a corporation formed under the laws of the Province of British Columbia (the "Company", "we," or "our"), is offering up to 57,000,000 (the "Maximum Offering") units (the "Units") of the Company to be sold in this offering (the "Offering"). Each Unit is comprised of one common share in the capital of the Company, with no par value per share (a "Common Share"), and one-half of one Common Share purchase warrant (each whole warrant, a "Warrant") to purchase one additional Common Share (a "Warrant Share") at an exercise price of $0.75 USD per Warrant Share, subject to certain adjustments, over an 18-month exercise period following the date of issuance of the Warrant. The Units are being offered at a purchase price of $0.50 USD per Unit on a "best efforts" basis. The Units will not be issued or certificated. Instead, the Common Shares and the Warrants underlying the Units will be issued separately although they will have been purchased together in this Offering. The Common Shares and Warrants will be separately transferable following the termination of any transfer hold periods under applicable law. See "Securities Being Offered" beginning on page 55 for a discussion of certain items required by Item 14 of Part II of Form 1-A. We are selling our Units through a Tier 2 offering pursuant to Regulation A (Regulation A+) under the Securities Act of 1933, as amended (the "Securities Act"), and we intend to sell the Units either directly to investors or through registered broker-dealers who are paid commissions. The Company has engaged Dalmore Group, LLC, a New York limited liability company and FINRA/SIPC registered broker-dealer ("Dalmore"), to provide broker-dealer services in seven specified states, including Washington, Arizona, Texas, Alabama, North Dakota, Florida and New Jersey, in connection with this Offering. This Offering will terminate on the earlier of (i) ________ __, 2021, (ii) the date on which the Maximum Offering is sold, or (iii) when the Board of Directors of the Company elects to terminate the offering (in each such case, the "Termination Date"). There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying "dollar one" of the proceeds from the Offering towards our business strategy, including, without limitation, facility expenses, research and development expenses, offering expenses, working capital and general corporate purposes, and other uses, as more specifically set forth in the "Use of Proceeds" section of this Offering Circular. The minimum investment amount for an investor is $2,000 USD; however, we reserve the right to waive this minimum in the sole discretion of our management. There is no escrow established for this Offering. We will hold closings upon the receipt of investors' subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering, or (ii) the Termination Date. We expect to commence the sale of the Units as of the date on which the Offering Statement of which this Offering Circular (the "Offering Circular") is a part (the "Offering Statement") is qualified by the SEC.

Investing in our Units, the Common Shares and Warrants of which the Units consist and the underlying Warrant Shares involve a high degree of risk. These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. See "Risk Factors" starting on page 9 for a discussion of certain risks that you should consider in connection with an investment in our securities.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Title of Each Class of Securities to be Qualified	Amount to be Qualified	Price to Public	Underwriting Discount and Commissions	Proceeds to the Company (2)
Units, each consisting of:	57,000,000	$0.50	(1)	$27,645,000
One Common Share	57,000,000	-
One-half of one Warrant	57,000,000	-
Common Shares underlying Warrants	28,500,000	$0.75	(1)	$20,733,750
Total Maximum Offering (3)		$49,875,000	(1)	$48,353,750

(1)
The minimum investment amount for each subscription is 4,000 Units or $2,000 USD. The Offering is being made directly to investors in most states by the management of the Company on a "best efforts" basis.  We reserve the right to offer the Units through broker-dealers who are registered with the Financial Industry Regulatory Authority ("FINRA"). The Company has engaged Dalmore Group, LLC, a New York limited liability company and FINRA/SIPC registered broker-dealer ("Dalmore"), to provide broker-dealer services related to  operations and compliance, but not underwriting or placement agent services, in seven specified states, including Washington, Arizona, Texas, Alabama, North Dakota, Florida and New Jersey, in connection with this Offering.  The Company has agreed to pay Dalmore a one-time setup fee of $25,000, as described in the Broker-Dealer Agreement between the Company and Dalmore, as well as a 3% commission on the aggregate amount raised by the Company from investors in the specified states.

(2)
The amounts shown in the "Proceeds to the Company" column include a deduction of 3% for commissions payable to Dalmore on all the Units being offered. The 3% commission will only be paid on investments in the seven states where Dalmore is engaged to provide broker-dealer services (Washington, Arizona, Texas, Alabama, North Dakota, Florida and New Jersey), although the Company intends to offer Units in all states within the United States and in certain provinces of Canada (and other non-U.S. jurisdictions). The amount of total estimated proceeds to the Company in the table above also includes a deduction of $25,000 for the one-time setup fee payable to Dalmore. The amounts shown are before deducting other organization and O ffering costs to be borne by the Company , including legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering of the Units (See "Use of Proceeds to Issuer" and "Plan of Distribution and Selling Securityholders").

(3)
The Units, the Common Shares and Warrants of which the Units consist and the underlying Warrant Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act for Tier 2 offerings. The Units, the Common Shares and Warrants of which the Units consist and the underlying Warrant Shares are only issued to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment. The Total Maximum Offering amounts include the aggregate price and future aggregate potential proceeds of $21,375,000 with respect to the Warrant Shares if all 57,000,000 Units are sold and all 28,500,000 Warrant Shares are sold upon exercise of the Warrants issued in the Offering.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A+. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular contains all of the representations by us concerning this Offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this Offering Circular.

Sale of our Units will commence on approximately ________ __, 2019.

The Company is following the "Offering Circular" format of disclosure under Regulation A+.

The date of this Offering Circular is July 26, 2019

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the "Offering Circular." You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date or as of the respective dates of any documents or other information incorporated herein by reference, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

This Offering Circular is part of an offering statement (the "Offering Statement") that we filed with the Securities and Exchange Commission (the "SEC") using a continuous offering process.  Periodically, we may provide an offering circular supplement that would add, update or change information contained in this Offering Circular.  Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement.  The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.  You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC.  The Offering Statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to the "Company," "we," "our," and "us" refer to the activities of and the assets and liabilities of the business and operations of Juva Life Inc., a  British Columbia  corporation formed under the laws of the Province of British Columbia, and its wholly-owned subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will" and "would" or the negatives of these terms, or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	The success of our products and product candidates will require significant capital resources and years of development efforts;

●	The results of product testing and investigation activities;

●	Our ability to obtain regulatory approval and market acceptance of our products;

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand;

●	Our ability to compete and succeed in a highly competitive and evolving industry;

●	Our lack of operating history on which to judge our business prospects and management;

●	Our ability to raise capital and the availability of future financing; and

●	Our ability to manage our research, development, expansion, growth and operating expenses.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements" above.

Company Information

Juva Life Inc. (the "Company," "Juva", "we," "our," and "us") was formed on April 3, 2019 under the laws of the Province of British Columbia, and is headquartered in Vancouver, British Columbia, Canada . The Company was formed to establish a vertically-integrated corporation to engage in all areas of the medical and recreational cannabis industry, including cultivation , manufacturing, research and development, distribution and retail. The principal planned business of the Company is to acquire, own and operate cannabis businesses in the State of California.

Juva Life, Inc., a California corporation and wholly-owned subsidiary of the Company (" Juva USA "), is a California-based cannabis company that was incorporated in June 2018 to acquire, own, and operate various cannabis businesses in the State of California. The financial statements presented beginning on page F-18 are the financial statements of Juva USA, the predecessor entity and wholly-owned subsidiary of the Company. Juva USA became a wholly-owned subsidiary of the Company effective May 30, 2019, pursuant to an Agreement and Plan of Merger dated May 15, 2019, by and among the Company, Juva USA, and Juva Holdings (California) Ltd., a California corporation and wholly-owned subsidiary of the Company formed for the purpose of the merger .

Our mailing address is Juva Life Inc., 885 West Georgia Street, Suite 1500, Vancouver, BC V6C 3E8, and our telephone number is 833-333-5882. Our principal California-based executive offices are located at 177 Park Ave., Suite 200, San Jose, California 95113. Our website address is www.juvalife.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

Our Business
Juva is a cannabis company that is working to establish itself as an emerging leader in all areas of medical and recreational cannabis cultivation , manufacturing, distribution, sales , and research and development, through three distinct cannabis operations: Juva Cultivation, Juva Retail and Juva Labs.  The strategic plan for Juva is to be a fully autonomous, vertically-integrated cannabis business.

Juva Cultivation is Juva's cultivation operation which will focus on the production (growing) of high-quality cannabis for all Juva product lines.

Juva Retail is a network of retail cannabis facilities that will serve the San Francisco Bay Area and other areas within the State of California where the business is compliant with applicable local laws through storefront and non-storefront (delivery) locations.

Juva Labs is Juva's therapeutics division which, when operational, will be involved in medicinal cannabis based product research, manufacturing and distribution. The Company currently intends to develop and market nutraceutical products solely in the State of California under applicable state and local laws and regulations. The Company's planned activities do not involve interstate commerce, and therefore are not currently subject to prior approval requirements of the United States Food and Drug Administration (the "FDA"). If any of the Company's products and development activities become subject to federal drug approval processes and the Company decides to seek federal approval, the Company may need to comply with the drug research, approval and registration processes and requirements of the FDA and the United States Drug Enforcement Agency (the "DEA") for drugs developed and marketed on a national scale in the United States. If the Company decides to seek FDA and/or DEA approval or registration for any of its future cannabis based products, there is no guarantee that the Company would be successful in obtaining such approvals or registrations .

The Company is in the process of applying for and obtaining licenses and permits in the localities in California in which it plans to operate, and will commence operations once the required state and local licenses and permits are obtained. Although the Company initially plans to research, develop and market products on an intrastate basis that meet state and local regulatory requirements in California, if the Company's business transitions into interstate commerce in the future, the Juva Labs business may eventually involve development and sale of cannabis based products that will require FDA and/or DEA drug approval(s) and/or registration(s). In such case, the Company's research, development and marketing of nutraceuticals, or dietary supplements, would be permitted without FDA prior approval under the Dietary Supplement and Health Education Act of 1994. Under 21 U.S.C. § 321(g)(1), nutraceuticals/dietary supplements are not drugs. Juva will produce and market these products in accordance with the FDA's current Good Manufacturing Practices for dietary supplements and labeling rules under 21 CFR parts 101 and 111 et seq. Currently, the FDA appears to be exercising enforcement discretion and not taking enforcement action against those entities that comply with state and local regulations for medicinal cannabis. However, the FDA could modify its position and take action against companies such as Juva in the future. The DEA has also been exercising enforcement discretion and not taking action against entities that comply with state and local laws; however, that position could change and the DEA could take adverse action against the Company.

Juva is capitalizing on the rapidly growing regulated cannabis market in the United States. To date, the Company has focused on obtaining permits and licenses in all verticals of the California cannabis market, including cultivation, manufacturing, retail and distribution.  Juva will also seek opportunities to expand its brand in recreational and medicinal cannabis  markets through its existing facilities or through acquisitions of additional licenses or processing and wholesaling operators.  Juva Labs, Juva Cultivation and Juva Retail will continue business as distinct brands of an effective vertical operation, sharing knowledge and expertise. See the "Description of Business" section of this Offering Circular for more information regarding our planned business operations.

Description of Property

Leased Real Property

Juva has five properties under lease in the State of California, which are in various stages of build-out. The leased properties are summarized below.

(1)
San Juan Property in Stockton, California.  The San Juan property is being designed for cultivation (to produce high quality flower and pre-rolls for the Juva brands), non-storefront retail sales, distribution and manufacturing  (including white label production of products through licensing agreements) . This location 's retail facility will deliver direct ly to consumers in the north San Joaquin Valley as well as operate as Juva's Central Valley distribution hub.

(2)
Navy Drive Property in Stockton, California.  Juva intends to use the Navy Drive property for its bulk cannabis storage, grinding, and manufacturing operations (including manufacturing via ethanol extraction).  It will also serve as a small in-house testing cultivation site for new strains before they go into full production at the San Juan facility.

(3)
Clawiter Road Property in Hayward, California.  The Clawiter Road property is being designed as Juva's main operational hub, and is being built to encompass the following: house the Company's flagship retail store; act as the delivery hub for the East San Francisco Bay Area; perform post process extraction of oil from the Navy Drive location; CO2 extraction, formulation, isolation and contract product development; and medicinal cannabis research and development, and manufacturing of related medicinal products.

(4)
Enterprise Property in Hayward, California.  The Enterprise property is the building adjacent to the Clawiter Road property, and is being designed to house the equipment for manufacturing capsules, edibles, transdermal, inhaler & suppository products.

(5)
Convention Way Property in Redwood City, California.  The Convention Way property will be used for non-storefront retail cannabis delivery.  Service will be available throughout the Bay Area Peninsula from San Francisco down to San Jose, with access to 1.67 million potential customers.

Intellectual Property

Juva has invested significant resources towards developing a recognizable and unique brand consistent with premium, high-end products in other industries.  To date, Juva has one registered federal trademark with the United States Patent and Trademark Office and six pending trademark applications.

As of the date hereof, Juva has registered the following state trademarks in the State of California:

•	Frosted Flowers
•	www.frostedflowers.com

As of the date hereof, Juva has the following pending applications for federal trademarks in the United States:

Competition

Our industry is subject to rapid and intense technological and regulatory changes. We face, and will continue to face, competition in the development and marketing of our products and services from other cannabis cultivation, manufacturing, retail and distribution companies, pharmaceutical and biotechnology companies, research institutions and academic institutions engaged in cannabis production, manufacturing, research and development, distribution and retail.

The Company will face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources and experience than the Company. Increased competition by larger and better-financed competitors could materially and adversely affect the business, financial condition, results of operations or prospects of the Company. Because of the early stage of the industry in which the Company operates, the Company expects to face additional competition from new entrants. To become and remain competitive, the Company will require research and development, marketing, sales and support. The Company may not have sufficient resources to maintain research and development, marketing, sales and support efforts on a competitive basis, which could materially and adversely affect the business, financial condition, results of operations or prospects of the Company.

Our ability to become and remain competitive in the market will depend upon, among other things:

•	The level of competition in the cannabis industry;
•	Our ability to identify, acquire and integrate strategic acquisitions and partnerships;
•	Our ability to obtain new licenses as cannabis is legalized at the state level;
•	Our ability to achieve brand loyalty;
•	Our ability to offer new products and to extend existing brands and products into new markets;
•	Our ability to remain competitive in our product pricing; and
•	Our ability to leverage our vertically-integrated business model to increase profitability.

Developments by others in our industry may render our products or technologies obsolete or noncompetitive.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks, which are more fully described in the section titled "Risk Factors" beginning on page 9. These risks include, among others:

•	Our ability to raise sufficient capital and the availability of future financing;
•	Our ability to develop and protect our intellectual property and to develop, maintain and enhance a strong brand;
•	Our ability to compete and succeed in a highly competitive and evolving industry;
•	Our ability to manage our research, development, expansion, growth and operating expenses;

•	Regulatory risks and changes in applicable laws, regulations and guidelines;
•	Our limited operating history, which makes it difficult to evaluate our business prospects;
•	Risks inherent in agricultural business and unknown environmental risks;
•	Unfavorable publicity or consumer perception;
•	Dependence on suppliers, skilled labor and certain key inputs;
•	Changing consumer preferences and customer retention;
•	Difficulty in forecasting sales;
•	Dependence on licenses and regulatory approvals;
•	Restricted access to banking;
•	Constraints on the marketing of our products;
•	The risks of engaging in business in a newly established and constantly changing legal regime;
•	Price fluctuation of our Common Shares; and
•	Unpredictable operational or investment results.
Our financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since inception, we have funded operations exclusively with proceeds from the sale and issuance of equity to investors. Our future viability is largely dependent upon our ability to raise additional capital to finance our operations. Our management expects that future sources of funding may include sales of equity, obtaining loans, or other strategic transactions. Although our management continues to pursue these plans, there is no assurance that we will be successful with this Offering or in obtaining sufficient financing on terms acceptable to us to continue to finance our operations, if at all. These circumstances raise substantial doubt on our ability to continue as a going concern, and our financial statements do not include any adjustments that might result from the outcome of these uncertainties.

REGULATION A+

We are offering the Units, the Common Shares and Warrants of which the Units consist and the underlying Warrant Shares pursuant to rules of the SEC mandated under the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). These offering rules are often referred to as "Regulation A+." We are relying upon "Tier 2" of Regulation A+, which allows us to offer securities of up to $50 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we are required to publicly file annual, semiannual, and current event reports with the SEC.

THE OFFERING

Issuer:	Juva Life Inc., a British Columbia corporation.

Units Offered:
A maximum of 57,000,000 units (the "Units") at an offering price of $0.50 USD per Unit, each Unit being comprised of:
• one common share in the capital of the Company, with no par value per share (a "Common Share"); and
• one-half of one Common Share purchase warrant (each whole warrant, a "Warrant") to purchase one additional Common Share (a "Warrant Share") at an exercise price of $0.75 USD per share, subject to customary adjustments, over an 18-month exercise period following the date of issuance of the Warrant.

Warrant Shares Offered:	A maximum of 28,500,000 Warrant Shares at an exercise price of $0.75 USD per Warrant Share, subject to customary adjustments, over an 18-month exercise period following the date of issuance.

Common Shares Outstanding before the Offering (1):	90,298,808 Common Shares.

Common Shares to be Outstanding after the Offering (1):	147,298,808 Common Shares if the maximum Units are sold, or 175,798,808 upon the exercise of the Warrants if the maximum Units are sold and the maximum Warrant Shares are sold and issued.
Price per Unit:	$0.50 USD
Price per Warrant Share	$0.75 USD, subject to customary adjustments as described in the form of Warrant included as Exhibit 4.2 hereto.

Maximum Offering:
57,000,000 Units, at an offering price of $0.50 USD per Unit, for total gross proceeds of up to $49,875,000 USD (including the exercise of the Warrants to purchase 28,500,000 Warrant Shares with an exercise price of $0.75 USD per Warrant Share, subject to customary adjustments).

Use of Proceeds:
If we sell all of the 57,000,000 Units being offered, and all of the 28,500,000 Warrant Shares underlying the Units being offered , our net proceeds (after deducting fees and commissions and estimated Offering expenses) will be approximately $48,003,750 USD. We will use these net proceeds for research and development expenses, offering expenses, working capital and general corporate purposes, and such other purposes described in the "Use of Proceeds to Issuer" section of this Offering Circular.

Resale Restrictions:	See "Securities Being Offered – Resale Restrictions" on page 55 .

Risk Factors:	Investing in our Units, the Common Shares and Warrants of which the Units consist and the underlying Warrant Shares involve a high degree of risk. See "Risk Factors" starting on page 9.
(1)
In addition, as of July 25 , 2019, we also have 5,200,000 Common Share purchase warrants outstanding which are exercisable at a price of $0.05 CAD per share, 11,297,842 Common Share purchase warrants outstanding which are exercisable at a price of $0.60 CAD per share, and 10,429,881 restricted share unit awards outstanding under the Company's 2019 Equity Incentive Plan (the "2019 Plan") adopted by our Board of Directors on July 20, 2019.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the price of our Common Shares could decline and you may lose all or part of your investment. See "Cautionary Statement Regarding Forward Looking Statements" above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

Risks Related to our Business and Industry

Risks Related to the Cannabis Industry and the Business of Juva Labs , Juva Cultivation and Juva Retail

Our planned business is dependent on legislation pertaining to the cannabis industry.

Continued development of the cannabis industry is dependent upon continued legislative authorization of cannabis at the local, state and federal  level. Any number of factors could slow or halt progress in this area, and continued progress for the industry cannot be assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of cannabis, which would negatively impact our business. Investors are cautioned that in the United States, cannabis is largely regulated at the state level. To date, a total of 33 states, plus the District of Columbia, have legalized cannabis in some form. The recreational use of cannabis has been legalized in 10 states, including Alaska, California, Colorado, Maine, Massachusetts, Michigan, Nevada, Oregon, Vermont and Washington.

State laws allowing citizens to use medical and recreational cannabis are in conflict with the federal Controlled Substances Act (the "CSA"), which makes cannabis use and possession illegal  at the federal level. Cannabis is a Schedule I controlled substance and is illegal under the CSA. Even in those states in which the use of cannabis has been legalized, its use remains a violation of federal law in the United States. Since federal law criminalizing the use of cannabis may preempt state laws legalizing its use, strict enforcement of federal law regarding cannabis would harm our business, prospects, results of operation, and financial condition.

While the Company's management believes that legalization trends are favorable and create a compelling business opportunity for early movers, there is no assurance that those trends will continue  or be realized, that existing limited markets will continue to be available or that any new markets for cannabis will emerge. The Company's business plan is based on the premise that cannabis legalization will expand, that consumer demand for cannabis will continue to exceed supply for the foreseeable future, and that consumer demand for cannabis for medical and recreational use will grow as it becomes legal to possess and consume cannabis on a more widespread basis. There is no assurance that this premise will prove to be correct. Moreover, if cannabis legalization is scaled back or reversed at the state level, or if the United States federal government increases regulation and prosecution of cannabis-related activities, it could have a material adverse effect on the Company's business, financial condition and results of operations.

In a memorandum issued by the United States Department of Justice (the "DOJ") from former Deputy Attorney General James Cole in August 2013 (the "Cole Memorandum"), the Obama Administration effectively stated that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state laws and regulations allowing the use and distribution of cannabis. However, in rescinding the Cole Memorandum , the Trump Administration has indicated the potential for stricter enforcement of the cannabis industry at the federal level, but to date there has been little in terms of action. There is no guarantee that the Trump Administration or future administrations will maintain the low-priority enforcement of federal laws in the cannabis industry that was adopted by the Obama Administration . The Trump Administration or any future administration could change this policy and decide to implement stricter enforcement of these federal laws. Any such change in the federal government's policy on enforcement of the CSA could have a material adverse effect on our business, financial condition and results of operations and cause significant financial damage to our business and our shareholders.

In addition, in December 2014, the Rohrabacher-Farr Amendment (also known as the Rohrabacher–Blumenauer Amendment, and more recently the Joyce Amendment) was passed, which prohibited the DOJ from using its funding to prevent states, including California, from implementing their own laws that authorize the use, distribution, possession, or cultivation of medical marijuana. The Rohrabacher–Farr Amendment must be renewed annually as part of the spending bill.  It was most recently renewed in February 2019, as the Joyce Amendment, and is effective through September 30, 2019.  There is no guarantee that the Rohrabacher–Farr Amendment will continue to be renewed.

Although the Company believes its business activities and those of its subsidiaries are compliant with the laws and regulations of the states in which the Company and its subsidiaries operate or plan to operate, strict compliance with state and local laws with respect to cannabis neither absolves the Company of liability under United States federal law, nor provide a defense to any proceeding that may be brought against the Company under federal law. Any proceeding that may be brought against the Company could have a material adverse effect on the Company's business, financial condition and results of operations.

Federal law in the United States prohibits the use of cannabis for the purposes in which the Company plans to engage.

Under the CSA, cannabis is deemed to be a Schedule I drug that has no accepted medical use or benefit and a high potential for abuse. Therefore, a range of activities, including cultivation and the personal use of cannabis, is prohibited and remains a criminal offense under federal law in the United States. Unless and until the United States Congress amends the CSA with respect to cannabis, there is a risk that federal authorities may enforce current federal law. The risk of strict enforcement of the CSA in light of congressional activity, judicial holdings, and stated federal policy remains uncertain.

The current policy and regulations of the federal government and its agencies, including the DEA and the FDA , are that cannabis has no medical benefit and a range of activities including cultivation and use of cannabis for personal use is prohibited on the basis of federal law. Although 33 states and District of Columbia have passed legislation permitting the cultivation and dispensing of medical cannabis, these laws are, in many jurisdictions, subject to strict regulation and limitations and are still being developed. Active enforcement of the current federal regulatory position on cannabis on a regional or national basis may directly and adversely affect the ability of our Company to develop our business plan even though it is allowed by state regulation in the various states in which the Company intends to operate. Although research and development in the growing and processing of cannabis products for medicinal purposes and in seeking to obtain state permits for the cultivation and sale of cannabis products are not in violation of federal law, our business plan, even if conducted within the parameters of any state licenses or permits we obtain, will violate the CSA, as currently in effect. The Company's business activities, and the business activities of its subsidiaries, while believed to be compliant with applicable state and local laws in the United States, are currently illegal under United States federal law. If existing federal laws are enforced by the DOJ or the FDA, it is likely that our proposed business will be materially and adversely affected.

The potential re-classification of cannabis in the United States could create additional regulatory burdens on our operations and negatively affect our results of operations.

If cannabis is re-categorized as a Schedule II or lower controlled substance, the ability to conduct research on the medical benefits of cannabis would most likely be improved; however, rescheduling cannabis may materially alter enforcement policies across many federal agencies, primarily the FDA. The FDA is responsible for ensuring public health and safety through regulation of food, drugs, supplements, cosmetics and other similar products, pursuant to its enforcement authority set forth in the United States Federal Food Drug and Cosmetic Act (the "FDCA"). The FDA's responsibilities include regulating the ingredients, as well as the marketing and labeling, of drugs sold in interstate commerce. Because cannabis is federally illegal to produce and sell, and because it has no federally recognized medical uses, the FDA has historically deferred enforcement related to cannabis to the DEA; however, the FDA has enforced the FDCA with regard to hemp-derived products, especially CBD, sold outside of state-regulated cannabis businesses. If cannabis were to be rescheduled to a federally controlled, yet legal, substance, the FDA would likely play a more active regulatory role. In the event that cannabis becomes subject to FDA regulation, the pharmaceutical industry may directly compete with state-regulated cannabis businesses for market share, and the pharmaceutical industry may urge the DEA, the FDA, and others to enforce the CSA and FDCA against businesses that comply with state but not federal law. The potential for multi-agency enforcement could threaten or have a materially adverse effect on existing cannabis businesses whose operations are compliant with applicable state laws, including the Company.

Variations in state and local regulation, and enforcement in states that have legalized cannabis, that may restrict cannabis-related activities may negatively impact our business operations and potential for revenues and profits.

Individual state laws do not always conform to the federal standard in the United States, or to other states' laws regarding the cultivation and use of cannabis. Certain states have decriminalized cannabis to varying degrees, while others have created exemptions only for medical use of cannabis, and several have passed both decriminalization and medical use legislation. There are a number of variations in laws and regulations among the states that have legalized, decriminalized, or created medical cannabis exemptions across the United States. In most states, the cultivation of cannabis for personal use continues to be prohibited, except for those states that allow small-scale cultivation by an individual in possession of medical cannabis needing care. Active enforcement of state laws that prohibit personal cultivation of cannabis may indirectly and adversely affect our business and our potential for revenue and profits.

We may become subject to federal and state forfeiture laws which could negatively impact our business operations.

Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, seizure of assets, disgorgement of profits, cessation of business activities or divestiture. As an entity that conducts business in the cannabis industry, we are potentially subject to criminal and civil federal and state forfeiture laws that permit the government to seize the proceeds of criminal activity. Civil forfeiture laws could provide an alternative for the federal government or any state or local police force that wants to discourage residents from conducting transactions with cannabis related businesses but believes criminal liability is too difficult to prove beyond a reasonable doubt. An individual can also be required to forfeit property considered to be the proceeds of a crime even if the individual is not convicted of the crime, and the standard of proof in a civil forfeiture matter is lower than the standard in a criminal matter.

Investors located in states where cannabis remains illegal may be at risk of prosecution under federal and/or state conspiracy, aiding and abetting, and money laundering statutes, and be at further risk of losing their investments, proceeds and/or personal property under forfeiture statutes. Many states remain fully able to take action to prevent the proceeds of cannabis businesses from entering their state. Because state legalization in this area is relatively new, it remains to be seen whether these states would take such action and whether a court would approve such action. Investors and prospective investors of the Company should be aware of these potentially relevant federal and state laws in considering whether to invest in the Company.

Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our planned operations.

Local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial compliance costs or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. Additional regulations may be enacted in the future that may be directly applicable to certain aspects of the Company's cultivation, production and dispensary businesses and the Company's ability to sell cannabis. We cannot predict the nature of any future laws, regulations, interpretations or applications, especially in the United States, nor can we determine what effect additional governmental regulations or administrative policies and procedures, if and when promulgated, may have on our business.

The approach to enforcement of cannabis laws is subject to change, which creates uncertainty for our business.

As a result of the conflicting views between state legislatures and the federal government regarding cannabis in the United States, investments in, and the operations of, cannabis businesses in the United States are subject to inconsistent laws and regulations. The Cole Memorandum and other cannabis policy guidance from the Obama Administration , provided the framework for managing the tension between federal and state cannabis laws. In January 2018, former Attorney General Jeff Sessions rescinded the Cole Memorandum and related policy guidance. Although no longer in effect, these policies, and the enforcement priorities established therein, appear to continue to be followed during the Trump administration and remain critical factors that inform the past and future trend of state-based legalization.

The Cole Memorandum directed United States Attorneys not to prioritize the enforcement of federal cannabis laws against individuals and businesses that comply with state medical or adult-use cannabis regulatory programs, provided certain enumerated enforcement priorities were not implicated (such as, among others, prevention of cannabis distribution to minors, prevention of diverting cannabis from states where it is legal under state law to states where it is not legal, and prevention of drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use). In addition to general prosecutorial guidance issued by the DOJ, the United States Treasury Department's Financial Crimes Enforcement Network ("FinCEN") issued a FinCEN Memorandum in February 2014, outlining pathways for financial institutions to service state-sanctioned cannabis businesses in compliance with the Bank Secrecy Act, which echoed the enforcement priorities outlined in the Cole Memorandum. On the same day the FinCEN Memorandum was published, the DOJ issued complimentary policy guidance directing prosecutors to apply the enforcement priorities of the Cole Memorandum when determining whether to prosecute individuals or institutions with crimes related to financial transactions involving the proceeds of cannabis-related activities.

In January 2018, former Attorney General Jeff Sessions rescinded the Cole Memorandum and the related DOJ cannabis enforcement guidance from the Obama administration. While the rescission did not change federal law, the rescission removed the DOJ's formal policy that state-regulated cannabis businesses in compliance with the guidelines set forth in the Cole Memorandum should not be a prosecutorial priority, adding to the uncertainty around federal enforcement of the CSA in states where cannabis is legalized and regulated. In addition to his rescission of the Cole Memorandum, former Attorney General Sessions issued a memorandum known as the "Sessions Memorandum." The Sessions Memorandum explains the DOJ's rationale for rescinding all past DOJ cannabis enforcement guidance, claiming such policies are "unnecessary" due to existing general enforcement guidance adopted in the 1980s in the United States Attorney's Manual (the "USAM"). The USAM enforcement priorities, like those of the Cole Memorandum, are based on the use of the federal government's limited resources and include law enforcement priorities set by the Attorney General, consideration of the seriousness of the alleged crimes, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community. Although the Sessions Memorandum emphasizes that cannabis is a federally illegal Schedule I controlled substance, it does not otherwise instruct United States Attorneys to consider the prosecution of cannabis-related offenses a DOJ priority, and in practice, most United States Attorneys have not changed their prosecutorial approach to date. However, due to the lack of specific direction in the Sessions Memorandum as to the priority federal prosecutors should ascribe to such cannabis activities, and the lack of additional guidance since the resignation of former Attorney General Sessions, there can be no assurance that the United States federal government will not seek to prosecute cases involving cannabis businesses that are otherwise compliant with applicable state law.

The United States House of Representatives passed an amendment (currently known as the "Joyce Amendment," previously known as the Rohrabacher–Farr Amendment and Rohrabacher–Blumenauer Amendment ) to the Commerce, Justice, Science, and Related Agencies Appropriations Bill, which funds the DOJ. Under the Joyce Amendment, the DOJ is prohibited from using federal funds to prevent states from implementing their own state laws that authorize the use, distribution, possession, or cultivation of medical marijuana. Notably, this amendment only prohibits the use of federal funds to prosecute individuals and businesses operating cannabis companies in compliance with state laws regulating the medical use of cannabis, and does not apply to recreational cannabis operations. The Joyce Amendment must be renewed each federal fiscal year and has been renewed by the United States Congress through September 30, 2019. There can be no assurance that the United States Congress will further renew the Joyce Amendment for the 2020 fiscal year. If the Joyce Amendment is not renewed in the future, the DOJ and other federal agencies in the United States may utilize federal funds to enforce the CSA in states with a medical cannabis program, including states in which the Company's subsidiaries operate, which could have a material adverse effect on the Company's expansion strategy, business, financial condition and results of operations.

Any potential enforcement proceedings could involve significant restrictions being imposed upon us or third parties, and could have a material adverse effect on our business, revenues, results of operations and financial condition, as well as our reputation and prospects, even if such proceedings are concluded in our favor. In the extreme case, such proceedings could ultimately involve the criminal prosecution of key executives of the Company, the seizure of corporate assets, and consequently, the inability of the Company to continue its business operations. Strict compliance with state and local laws with respect to cannabis does not absolve the Company of potential liability under federal law in the United States, nor provide a defense to any federal proceeding which may be brought against us. Any such proceedings may adversely affect our operations and financial performance.

Our business in the cannabis industry is subject to heightened scrutiny by regulatory authorities.

Our existing and future operations in the United States may become the subject of heightened scrutiny by regulators, stock exchanges and other regulatory authorities in Canada. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on our ability to operate or invest in the United States or any other jurisdiction, in addition to those described herein.

It has been reported by certain publications in Canada that the Canadian Depository for Securities Limited is considering a policy shift that would have its subsidiary, CDS Clearing and Depository Services Inc. ("CDS"), refuse to settle trades for cannabis issuers that have investments in the United States. CDS is Canada's central securities depository, clearing and settlement hub. If CDS were to proceed in the manner suggested by these publications, such action would have a material adverse effect on the ability of holders of our Common Shares to make trades in Canada, and our Common Shares would become illiquid in Canada as investors would have no ability to effect a trade of our Common Shares through the facilities of a stock exchange.

In the United States, many clearing houses for major broker-dealer firms have refused to handle securities or settle transactions of companies engaged in the cannabis industry. This means certain broker-dealers cannot accept for deposit or settle transactions in the securities of companies like ours, which may inhibit the ability of investors to trade in our securities in the United States, and could negatively affect the liquidity of our securities in the United States as well.

In November 2017, TMX Group provided an update regarding Canadian issuers with cannabis-related activities in the United States, confirming that TMX Group will rely on the Canadian Securities Administrators' recommendation to defer to individual exchanges' rules for companies with cannabis-related business activities in the United States, and to determine the eligibility of individual issuers to list based on those exchanges' listing requirements. In February 2018, CDS signed a memorandum of understanding with Aequitas NEO Exchange Inc., CNSX Markets Inc., TSX Inc., and TSX Venture Exchange Inc. (collectively, the "Exchanges"), which outlines the parties' understanding of Canada's regulatory framework applicable to the rules and procedures and regulatory oversight of the Exchanges and CDS. The memorandum of understanding confirms that CDS relies on the Exchanges to review the conduct of listed issuers. As a result, there currently is no CDS ban on the clearing of securities of issuers with cannabis-related business activities in the United States.

Any future restrictions imposed by the Canadian Stock Exchange (the "CSE") or other applicable exchange on the Company's business or securities would have a material adverse effect on the Company and on the ability of holders of the Company's securities to make trades in Canada.

We may not be able to obtain the permits and authorizations necessary to operate our planned medical and recreational cannabis businesses.
Cannabis remains an illegal drug under the federal laws of the United States as marijuana is listed as a Schedule I narcotic under the CSA. Cannabis has been legalized in Canada pursuant to the Access to Cannabis for Medical Purposes Regulations and the regulation of recreational cannabis under the Cannabis Act. Recreational and medicinal cannabis has been legalized in the State of California since January 1, 2018 pursuant to the passage of Proposition 64 and adoption of the Medicinal and Adult-Use Cannabis Regulation and Safety Act. In addition, numerous local governments have adopted ordinances and regulations legalizing cannabis in their jurisdictions. We will only be opening cannabis businesses in such jurisdictions within the State of California. Cannabis businesses cannot operate in California until they have obtained local and State authorization. The local authorization is a prerequisite to obtaining State licensure. That being said, we may not be able to obtain or maintain the necessary State and local licenses, permits, authorizations, registrations or accreditations (hereinafter collectively referred to as "State and Local Authorizations") to operate our planned medical and recreational cannabis businesses, or may only be able to do so at great cost. As cannabis remains illegal at the federal level in the United States under the CSA, we will not be able to comply fully with the various federal laws and regulations applicable to our businesses in the medical and recreational cannabis industries, though we will make every effort to comply with those laws and regulations that do not pertain specifically to cannabis . We will also be fully compliant with all local and State rules and regulations pertaining to operating a cannabis business in the jurisdictions where we obtain State and Local Authorizations. Failure to comply with or to obtain the State and Local Authorizations necessary to carry out our business plan, or any delay in obtaining the State and Local Authorizations , could result in restrictions on our ability to operate our planned businesses, which would have a material adverse effect on our business, financial condition and results of operations.

Our cannabis cultivation operations are subject to risks inherent in an agricultural business.

The business of Juva Cultivation involves the growing of cannabis, which is an agricultural product. As such, the Juva Cultivation business is subject to the risks inherent in the agricultural business, such as insects, plant diseases and other agricultural risks that may create crop failures and supply interruptions. Although the majority of the Company's cultivators grow products indoors under climate-controlled conditions and carefully monitor the growing conditions with trained personnel, there can be no assurance that such agricultural risks will not have a material adverse effect on the production of the Company's products.

Our cannabis cultivation operations are vulnerable to rising energy costs and dependent upon key inputs.

Our cannabis cultivation operations consume considerable amounts of energy, making the Company vulnerable to rising energy costs. Rising or volatile energy costs could have a material adverse effect on the Company's business, financial condition and results of operations.

In addition, the Company's business is dependent on a number of key inputs and their related costs, including raw materials and supplies related to the Company's growing operations, as well as electricity, water and other utilities. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If a sole source supplier were to go out of business, the Company might be unable to find a replacement for such source in a timely manner or at all. If a sole source supplier were to be acquired by a competitor, that competitor may elect not to sell to the Company or its subsidiaries in the future. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs, or the Company's inability to secure required supplies and services or to do so on appropriate terms, could have a material adverse effect on the Company's business, financial condition and results of operations.

Many of our competitors have greater resources that may enable them to compete more effectively than us in the cannabis industry.

The industry in which we operate is subject to intense and increasing competition. Some of our competitors have a longer operating history and greater capital resources, facilities and product line diversity, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our planned product lines. The Company expects to face additional competition from existing licensees and new market entrants who are granted licenses within a particular state in which the Company's subsidiaries operate, who are not yet active in the industry. If a significant number of new licenses are granted in the near term, the Company may experience increased competition for market share and may experience downward pricing pressure on the Company's products as new entrants increase production. Such competition may cause us to encounter difficulties in generating revenues and market share, and in positioning our products in the market. If we are unable to successfully compete with existing companies and new entrants to the market, our lack of competitive advantage will have a negative impact on our business and financial condition.

Certain tax risks and treatments could negatively impact our results of operations.

Section 280E of the Internal Revenue Code prohibits businesses from deducting certain expenses associated with trafficking of controlled substances (within the meaning of Schedule I and II of the CSA). The United States Internal Revenue Service (the "IRS") has invoked Section 280E in tax audits against cannabis businesses in the United States, prohibiting them from deducting expenses directly associated with the sale of cannabis. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that the courts will issue an interpretation of Section 280E favorable to cannabis businesses. Section 280E has a significant impact on the retail cannabis business, but a lesser impact on cannabis cultivation and manufacturing operations. A result of Section 280E is that an otherwise profitable business may operate at a loss after taking into account its United States income tax expenses.

We may have difficulty accessing banking services in the United States, which may make it difficult for us to operate our businesses.

Because the use, sale, cultivation, manufacturing and distribution of cannabis  are illegal under federal law in the United States, there is an argument that banks should not accept for deposit any funds from businesses involved with the cannabis industry. Consequently, such businesses often have difficulty finding a bank willing to accept their business.

Banks and other financial institutions providing services to companies with cannabis-related businesses risk violation of federal anti-money laundering statutes, the unlicensed money-remitter statute, and the United States Bank Secrecy Act. These statutes can impose criminal liability for engaging in certain financial and monetary transactions with the proceeds of a "specified unlawful activity," such as distributing controlled substances which are illegal under federal law (including cannabis), and for failing to identify or report financial transactions that involve the proceeds of cannabis-related violations of the CSA. As previously noted, in February 2014, FinCEN issued guidance with respect to financial institutions providing banking services to cannabis business. This guidance indicates that it is possible for financial institutions to provide financial services to state-licensed cannabis businesses in compliance with applicable federal anti-money laundering laws, but does not provide any safe harbors or legal defenses from examination or enforcement actions by the DOJ, FinCEN or other federal regulators. Thus, most banks and other financial institutions in the United States do not appear to be comfortable providing banking services to cannabis-related businesses or relying on this guidance.

Notwithstanding the above federal guidelines and in addition to potential federal sanctions, regulators in the states in which we are able to conduct business may make it difficult for local banks to do business with companies considered to be engaged in cultivating and dispensing cannabis. Failure to establish a permanent banking relationship in the United States could have a material and adverse effect on our future business operations and our ability to conduct our business as planned.

We are subject to anti-money laundering laws and regulations which could impact our ability to obtain banking services or result in the forfeiture or seizure of our assets.

We are subject to a variety of laws and regulations in Canada and in the United States that involve money laundering, financial recordkeeping and proceeds of crime, including the United States Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT Act"), the Canada Proceeds of Crime (Money Laundering) and Terrorist Financing Act, the Canada Criminal Code, and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States and Canada. As discussed above, because the cultivation, manufacturing, distribution and sale of cannabis remains illegal under the CSA, banks and other financial institutions providing services to cannabis-related businesses risk violation of such statutes. Banks or other financial institutions that provide cannabis businesses with financial services, such as a checking account or credit card, in violation of the Bank Secrecy Act could be criminally prosecuted for willful violations of money laundering statutes, in addition to being subject to other criminal, civil, and regulatory enforcement actions. Banks often refuse to provide banking services to businesses involved in the cannabis industry due to the present state of the laws and regulations governing financial institutions in the United States. The lack of readily available banking and financial services presents unique and significant challenges to businesses in the cannabis industry. The potential lack of a secure place in which to deposit and store cash, the inability to pay creditors through the issuance of checks and the inability to secure traditional forms of operational financing, such as lines of credit, are some of the many challenges presented by the unavailability of traditional banking and financial services.

Although the FinCEN Memorandum issued in February 2014 remains in effect today, it is unclear whether the current administration or future administrations will follow the guidelines of the FinCEN Memorandum in the United States. The DOJ continues to have the right and power to prosecute crimes committed by banks and financial institutions, such as money laundering and violations of the Bank Secrecy Act, that occur in any state, and the DOJ's current enforcement priorities could change for any number of reasons. A change in the DOJ's enforcement priorities could result in the DOJ prosecuting banks and financial institutions for crimes that previously were not prosecuted. If we do not have access to banking and financial services in the United States, our business and operations could be adversely affected.

In the event that any of our operations, any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations in the United States are found to be in violation of federal anti-money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could restrict or otherwise jeopardize our ability to declare or pay dividends or effect other distributions, and could subject us to civil and/or criminal penalties. Although we have no current intentions to declare or pay dividends on our Common Shares for the foreseeable future, in the event that a determination is made that our proceeds from operations could reasonably be shown to constitute proceeds of crime, we may decide or be required to suspend declaring or paying any dividends without advance notice and for an indefinite period of time.

United States border officers could deny entry into the United States to non-United States citizens who are employees of or investors in companies with cannabis operations in the United States or Canada.

As cannabis remains illegal under United States federal law, non-United States citizens who are employed by or investing in legal and licensed cannabis companies could face detention, denial of entry or lifetime bans from the United States for their business associations with United States or Canadian cannabis businesses. Entry happens at the sole discretion of the United States Customs and Border Protection (the "USCBP") officers on duty, and such officers have wide latitude to ask questions in determining the admissibility of a foreign national.

As a result, the Canadian government has started warning travelers on its website that previous use of cannabis, or any substance prohibited by United States federal laws, could mean denial of entry to the United States. In addition, business or financial involvement in the legal cannabis industry in Canada or in the United States could also be reason enough for USCBP officers to deny entry in the United States. In reaction to the then-impending legalization of cannabis in Canada, the USCBP released a statement outlining its current position with respect to enforcement of United States federal laws. The statement specified that Canada's legalization of cannabis would not change the USCBP's enforcement of United States federal laws regarding controlled substances and, because cannabis continues to be a controlled substance under the CSA, working in or facilitating the proliferation of the cannabis industry in states in the United States or Canada where cannabis is legal may affect admissibility to the United States.

Certain of the Company's directors, officers and employees are Canadian citizens, and may be subject to denials or bans from entry into the United States by USCBP officers due to their service or employment with the Company. In the event that any such directors, officers or employees are hindered or otherwise prevented from entering the United States, either in one instance or permanently, their ability to provides services to the Company could be materially hindered, which could have a material adverse effect on the Company's business. In addition, the Company's ability to attract qualified candidates for positions with the Company may be diminished by the prospect of a denial or ban from entry into the United States, which could have a material adverse effect on the Company's business.

If we incur substantial liability from litigation, complaints, or enforcement actions, our financial condition could suffer.

Our participation in the medical and recreational cannabis industries may lead to litigation, formal or informal complaints, enforcement actions, and inquiries or investigations by various federal, state, or local governmental authorities against our Company and/or our subsidiaries. Any such litigation, complaints, enforcement actions or other proceedings could consume considerable amounts of financial and other corporate resources and divert our key executives' attention away from carrying out our business plan, which could have a material adverse impact on our business, financial condition, results of operations and growth prospects.

Our business is dependent on the popularity of consumer acceptance of cannabis.

The medical and recreational cannabis industries are highly dependent upon consumer perception regarding the safety, efficacy and quality of their products. Consumer perception can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the cannabis market or any particular product. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity could have a material adverse effect on the demand for medical and recreational cannabis products and on the Company's business, financial condition and results of operations. Such adverse publicity reports or other media attention could hinder market growth and state legalization due to inconsistent public opinion and perception of the medical and recreational cannabis industries.

We currently have insurance coverage; however, because we operate within the cannabis industry, there are additional difficulties and complexities associated with such insurance coverage.

We believe that the Company and its subsidiaries currently have insurance coverage with respect to workers' compensation, general liability, fire and other similar policies customarily obtained for businesses to the extent commercially appropriate; however, because we are engaged in and operate within the cannabis industry, there are exclusions and additional difficulties and complexities associated with such insurance coverage that could cause us to suffer uninsured losses, which could adversely affect our business, financial condition and results of operations. There is no assurance that we will be able to fully utilize such insurance coverage, if necessary.

We will be reliant on information technology systems and may be subject to damaging cyberattacks.

We have entered into agreements with third parties for hardware, software, telecommunications and other information technology ("IT") services in connection with our operations. Our operations depend, in part, on how well we and our suppliers protect networks, equipment, IT systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. Our operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact our reputation and results of operations.

We have not experienced any material losses to date relating to cyber-attacks or other information security breaches, but there can be no assurance that we will not incur such losses in the future. Our risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, we may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

The cannabis industry is highly regulated, and the Company may not always succeed in complying fully with applicable regulatory requirements in the jurisdictions where the Company seeks to operate .
Our cannabis-related business operations are subject to various laws, regulations and guidelines, both in the United States and Canada, relating to, among other things, the cultivation , manufacture, distribution, testing , marketing and sale of cannabis, as well as laws and regulations relating to health and safety, insurance coverage, the conduct of operations and the protection of the environment. Laws and regulations, applied generally, grant various government agencies at the local, state and federal level , and self-regulatory bodies, broad administrative discretion over the Company's activities, including the power to limit or restrict business activities as well as impose additional disclosure requirements on the Company's products.

Achievement of the Company's business objectives is contingent, in part, upon compliance with regulatory requirements and our ability to obtain and maintain all necessary State and Local Authorizations for the Company's cultivation, distribution, manufacturing and retail cannabis businesses. The Company may not be able to obtain and maintain such State and Local Authorizations, or may be able to do so only at a significant expense. The commercial cannabis industry is still a new industry in Canada and is an emerging industry in the United States, and more specifically in California, where the Company will operate . The effect of relevant governmental authorities' administration, application and enforcement of their respective regulatory regimes and delays in obtaining, or the Company's failure to obtain, the necessary State and Local Authorizations to conduct the Company's business may significantly delay or impact the development of markets, products and sales initiatives and could have a material adverse effect on the Company's business, financial condition and results of operations.

While the Company endeavours to comply with all relevant laws, regulations and guidelines with respect to the Company's cannabis-related business and, to the Company's knowledge, the Company is in compliance or is in the process of being assessed for compliance with all such laws, regulations and guidelines, any failure to comply with the regulatory requirements applicable to the Company's operations may lead to possible sanctions. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to the Company's operations, increase compliance costs or give rise to material liabilities or a revocation of the Company's State and Local Authorizations , which could have a material adverse effect on the Company's business, financial condition and results of operations.

Failure to comply with applicable laws and regulations could subject the Company to regulatory or agency proceedings, investigations or audits. The outcome of any such proceedings, investigations or audits could harm the Company's reputation and operations, and could require the Company to pay substantial amounts of money, harming the Company's financial condition. There can be no assurance that any pending or future regulatory or agency proceedings, investigations and audits will not result in substantial costs or a diversion of management's attention and resources or have a material adverse impact on the Company's business, financial condition and results of operations.

Risks Related to Drug Development and the Business of Juva Labs

Our products may be subject to United States federal drug approval requirements and processes in the future.

At this time, the Company does not have plans to seek United States federal regulatory approval for the products to be developed by Juva Labs, although we may do so in the future. The Company currently intends to develop and market nutraceutical products solely in the State of California under applicable state and local laws and regulations. The Company's planned activities do not involve interstate commerce, and therefore are not subject to FDA prior approval requirements . If any of our products and development activities become subject to federal drug approval processes and the Company decides to seek federal approval, we  may need to comply with the drug research, approval and registration processes and requirements of the DEA and/or FDA for drugs developed and marketed on a national scale in the United States, which are described in the following risk factors under "Risks Related to Drug Development and the Business of Juva Labs." There is no guarantee that we would be successful in obtaining such approvals and registrations.

The Company is in the process of applying for and obtaining licenses and permits in the localities in California in which it plans to operate, and will commence operations once the required state and local licenses and permits are obtained. Although the Company initially plans to research, develop and market products on an intrastate basis that meet state and local regulatory requirements in California, if the Company's business transitions into interstate commerce in the future, the Juva Labs business may eventually involve development and sale of cannabis based products that will require FDA and/or DEA drug approval(s) and/or registration(s). In such case, the Company's research, development and marketing of nutraceuticals, or dietary supplements, would be permitted without FDA prior approval under the Dietary Supplement and Health Education Act of 1994. Under 21 U.S.C. § 321(g)(1), nutraceuticals/dietary supplements are not drugs. Juva will produce and market these products in accordance with the FDA's current Good Manufacturing Practices for dietary supplements and labeling rules under 21 CFR parts 101 and 111 et seq. Currently, the FDA appears to be exercising enforcement discretion and not taking enforcement action against those entities that comply with state and local regulations for medicinal cannabis. However, the FDA could modify its position and take action against companies such as Juva in the future. The DEA has also been exercising enforcement discretion and not taking action against entities that comply with state and local laws; however, that position could change and the DEA could take adverse action against the Company.

We have limited experience in drug development and may not be able to successfully develop any drugs, which would cause us to cease operations.

The Company has not successfully developed a new drug and brought it to market. Our management and clinical teams have experience in drug development but they may not be able to successfully develop any drugs. Our ability to achieve revenues and profitability in our business will depend on, among other things, our ability to develop products internally or to obtain rights to them from others on favorable terms, complete laboratory testing and human investigations, obtain and maintain necessary intellectual property rights to our products, successfully complete regulatory review to obtain requisite governmental agency approvals, and, if necessary, enter into arrangements with third parties to manufacture our products and provide sales and marketing functions. If we are unable to achieve these objectives, we may be forced to cease operations, and you could lose all of your investment.

FDA regulation of cannabis and the possible registration of facilities where medical cannabis is grown could negatively affect the cannabis industry, which would directly affect our financial condition.

Should the federal government legalize cannabis for medical use, it is possible that the FDA would seek to regulate it under the FDCA. Additionally, the FDA may issue rules and regulations including current good manufacturing practices related to the growth, cultivation, harvesting and processing of medical cannabis. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where medical cannabis is grown be registered with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, we do not know what additional regulatory costs, requirements and possible prohibitions may be enforced.

Our ability to research, develop and commercialize drug product candidates is dependent on our ability to obtain and maintain the necessary controlled substance registrations from the DEA.

In the United States, the DEA currently regulates activities relating to the cultivation, possession and supply of cannabis for medical research and/or commercial development, including the requirement to obtain annual registrations to manufacture or distribute pharmaceutical products derived from cannabis extracts. The National Institute on Drug Abuse also plays a role in oversight of the cultivation of cannabis for medicinal research. Accordingly, we may be required to obtain and maintain the necessary DEA registrations for our medical cannabis business, and may be subject to other regulatory requirements. Commercialization of synthetically derived products may also require that we obtain and maintain the necessary DEA registrations, and be subject to other regulatory requirements.

We will be largely dependent on the success of our planned products, which will require the effective execution of our business plan, significant capital resources and years of development effort.

We are very early in our development efforts, and currently have no products on the market. Our business plan depends almost entirely on the successful development, regulatory approval and commercialization of our planned products, and substantial development and regulatory approval efforts will be required before we are permitted to commence commercialization. The manufacturing and marketing of our products will be subject to extensive and rigorous review and regulation by numerous government authorities in the United States, Canada, and any other jurisdictions where we intend to market our products. Before obtaining regulatory approvals for the commercial sale of any product, we must demonstrate that the product is safe and effective for use in each target indication, and potentially in specific patient populations. This process can take many years and may include post-marketing studies and surveillance, which would require the expenditure of substantial resources beyond our existing funds. Of the large number of drugs in development for approval in the United States, only a small percentage successfully complete the FDA regulatory approval process and are commercialized. Accordingly, even if we are able to obtain the requisite financing to continue to fund our research, development and clinical programs, we cannot assure you that any of our product candidates will be successfully developed or commercialized.

Development of pharmaceutical products is a time-consuming process, subject to a number of factors, many of which are outside of our control. Consequently, if we are unsuccessful or fail to timely develop new drugs, we could be forced to discontinue our operations.

Complex development and extensive testing will be required to determine the technical feasibility and commercial viability of the Company's proposed drug product(s). Our success will depend on our ability to achieve scientific and technological advances and to translate such advances into reliable, commercially competitive drugs on a timely basis. Drugs that we may develop are not likely to be commercially available, at a minimum, for a few years, if ever. The proposed development schedules for our product candidates may be affected by a variety of factors, including technological difficulties, proprietary technology of others, and changes in government regulation, many of which will not be within our control. Any delay in the development, introduction or marketing of our product candidates could result either in such drugs being marketed at a time when their cost and performance characteristics would not be competitive in the marketplace or in the shortening of their commercial lives. In light of the long-term nature of our projects and other risk factors described elsewhere in this document, we may not be able to successfully complete the development or marketing of any drugs which could cause us to cease operations.

We may fail to successfully develop and commercialize our product candidate(s) if any such product candidate is found to be unsafe or ineffective in clinical trials, does not receive necessary approval from the FDA or foreign regulatory agencies, fails to conform to a changing standard of care for the disease it seeks to treat, or is less effective or more expensive than current or alternative treatment methods.

Drug development failure can occur at any stage of clinical investigations and as a result of many factors, there can be no assurance that we or our collaborators will reach our anticipated clinical targets. Even if we or our collaborators complete our clinical investigations, we do not know what the long-term effects of exposure to our product candidates will be. Furthermore, our product candidates may be used in combination with other treatments and there can be no assurance that such use will not lead to unique safety issues. Failure to complete clinical investigations or to prove that our product candidates are safe and effective would have a material adverse effect on our ability to generate revenue and could require us to reduce the scope of or discontinue our operations, which could cause you to lose all of your investment.

If the FDA or comparable foreign regulatory authorities approve generic versions of any of our products that receive marketing approval, or such authorities do not grant our products appropriate periods of exclusivity before approving generic versions of our products, the sales of our products could be adversely affected.

Once a new drug application ("NDA") is approved by the FDA, the product covered thereby becomes a "reference listed drug" in the FDA's publication, "Approved Drug Products with Therapeutic Equivalence Evaluations," commonly known as the Orange Book. Manufacturers may seek approval of generic versions of reference listed drugs through submission of abbreviated new drug applications ("ANDAs") in the United States. In support of an ANDA, a generic manufacturer need not conduct clinical trials. Rather, the applicant generally must show that its product has the same active ingredient(s), dosage form, strength, route of administration and conditions of use or labeling as the reference listed drug and that the generic version is bioequivalent to the reference listed drug, meaning it is absorbed in the body at the same rate and to the same extent. Generic products may be significantly less costly to bring to market than the reference listed drug and companies that produce generic products are generally able to offer them at lower prices. Thus, following the introduction of a generic drug, a significant percentage of the sales of any branded product or reference listed drug is typically lost to the generic product.

The FDA may not approve an ANDA for a generic product until any applicable period of non-patent exclusivity for the reference listed drug has expired. The FDCA provides a period of five years of non-patent exclusivity for a new drug containing a new chemical entity ("NCE"). Specifically, in cases where such exclusivity has been granted, an ANDA may not be submitted to the FDA until the expiration of five years unless the submission is accompanied by a Paragraph IV certification that a patent covering the reference listed drug is either invalid or will not be infringed by the generic product, in which case the applicant may submit its application four years following approval of the reference listed drug.

As we develop drug products, the Company intends to ensure that the formulation would contain active ingredients that would be treated as NCEs by the FDA and, therefore, if approved, should be afforded five years of data exclusivity, although the FDA may disagree with that conclusion and may approve generic products after a period that is less than five years. If the FDA were to award NCE exclusivity to someone other than us, we believe that we would still be awarded three year "Other" exclusivity protection from generic competition, which is awarded when an application or supplement contains reports of new clinical investigations (not bioavailability studies) conducted or sponsored by an applicant and essential for approval. Manufacturers may seek to launch these generic products following the expiration of the applicable marketing exclusivity period, even if we still have patent protection for our product. If we do not maintain patent protection and data exclusivity for our product candidates, our business may be materially harmed.

Competition that our products may face from generic versions of our products could materially and adversely impact our future revenue, profitability and cash flows and substantially limit our ability to obtain a return on the investments we have made in those product candidates.

Even if we were to successfully develop approvable drugs, we will not be able to sell these drugs if we fail to comply with manufacturing regulations, which could have a materially adverse effect on our business.

If we were to successfully develop approvable drugs, before we can begin selling these drugs, we must obtain regulatory approval of our manufacturing facility and process or the manufacturing facility and process of the third party or parties with whom we may outsource our manufacturing activities. In addition, the manufacture of our products must comply with the FDA's current Good Manufacturing Practices regulations, commonly known as GMP regulations. The GMP regulations govern quality control and documentation policies and procedures. Our manufacturing facilities, and the manufacturing facilities of any third-party manufacturers we engage, will be continually subject to inspection by the FDA and other state, local and foreign regulatory authorities, before and after product approval. We cannot guarantee that we, or any potential third-party manufacturer of our products, will be able to comply with the GMP regulations or other applicable manufacturing regulations. The failure to comply with all necessary regulations would have a materially adverse effect on our business and could force us to cease operations.

We must comply with significant and complex government regulations, compliance with which may delay or prevent the commercialization of our product candidates, which could have a materially adverse effect on our business.

The research and development, manufacture and marketing of product candidates for pharmaceutical drugs and biological products are subject to regulation, primarily by the FDA in the United States and by comparable authorities in other countries. These national agencies and other federal, state, local and foreign entities regulate, among other things, research and development activities (including testing in animals and in humans) and the testing, manufacturing, handling, labeling, storage, record keeping, approval, advertising and promotion of the product that we are developing. Noncompliance with applicable requirements can result in various adverse consequences, including approval delays or refusals to approve drug licenses or other applications, suspension or termination of clinical investigations, revocation of approvals previously granted, fines, criminal prosecution, recalls or seizures of products, injunctions against shipping drugs and total or partial suspension of production and/or refusal to allow a company to enter into governmental supply contracts.

The process of obtaining FDA approval has historically been costly and time consuming. Current FDA requirements for a new human drug or biological product to be marketed in the United States include: (a) the successful conclusion of pre-clinical laboratory and animal tests, if appropriate, to gain preliminary information on the product's safety; (b) filing with the FDA of an IND application to conduct human clinical trials for drugs or biologics; (c) the successful completion of adequate and well-controlled human clinical investigations to establish the safety and efficacy of the product for its recommended use; and (d) filing by a company and acceptance and approval by the FDA of a NDA for a drug product or a biological license application for a biological product to allow commercial distribution of the drug or biologic. A delay in one or more of the procedural steps outlined above could be harmful to us in terms of getting our product candidates through clinical testing and to market, which could have a materially adverse effect on our business.

The FDA reviews the results of the clinical trials and may order the temporary or permanent discontinuation of clinical trials at any time if it believes the product candidate exposes clinical subjects to an unacceptable health risk. Investigational drugs used in clinical studies must be produced in compliance with current GMP rules pursuant to FDA regulations.

If we experience delays or discontinuations of our clinical trials by the FDA or comparable authorities in other countries, or if we fail to obtain registration or other approvals of our products or devices, then we could be forced to cease our operations and you could lose all of your investment.

Even if we are successful in developing drug product(s), we have limited experience in conducting or supervising clinical trials that must be performed to obtain data to submit in concert with applications for approval by the FDA. The regulatory process to obtain approval for drugs for commercial sale involves numerous steps. Drugs are subjected to clinical trials that allow development of case studies to examine safety, efficacy, and other issues to ensure that sale of drugs meets the requirements set forth by various governmental agencies, including the FDA. In the event that our protocols do not meet standards set forth by the FDA, or that our data is not sufficient to allow such trials to validate our drugs in the face of such examination, we might not be able to meet the requirements that allow our drugs to be approved for sale which could have a materially adverse effect on our business.

We can provide no assurance that any future product candidates will obtain regulatory approval or that the results of any clinical trials will be favorable.

The research and development plan for any product candidate will require completion of the Phases 1 and 2 clinical development program, commencement of a pivotal Phase 3 trial required for new drug approval, and other key milestones such as additional patent issuances and United States Orphan Drug designations. Due to our financial constraints, we may not have the resources necessary to complete our application. If the results of any initial Phases 1 and 2a clinical trials are satisfactory to the FDA, we may proceed to larger Phase 2b clinical trials in the United States. There is no guarantee the FDA will approve a Phase 2b trial, and even if they do, our financial constraints may prevent us from undertaking clinical trials.

The biopharmaceutical industry is characterized by rapid technological developments and a high degree of competition. We may be unable to compete with enterprises equipped with more substantial resources than us, which could cause us to curtail or cease operations.

The successful development of biopharmaceuticals is highly uncertain. A variety of factors, including pre-clinical investigation results or regulatory approvals, could cause us to abandon the development of our product candidates.

The biopharmaceutical industry is characterized by rapid technological developments and a high degree of competition based primarily on scientific and technological factors. These factors include the availability of patent and other protection for technology and products, the ability to commercialize technological developments and the ability to obtain government approval for testing, manufacturing and marketing.

We will compete with biopharmaceutical firms in the United States and elsewhere, as well as a growing number of large pharmaceutical companies that are applying biotechnology to their operations. Many biopharmaceutical companies have focused their development efforts in the human therapeutics area. Many major pharmaceutical companies have developed or acquired internal biotechnology capabilities or made commercial arrangements with other biopharmaceutical companies. These companies, as well as academic institutions, government agencies and private research organizations, also compete with us in recruiting and retaining highly qualified scientific personnel and consultants. Our ability to compete successfully with other companies in the pharmaceutical field will also depend to a considerable degree on the continuing availability of capital to us.

The Company faces significant competitive and market risk. These competitive and market risks could have a material adverse effect on our business, prospects, financial condition and results of operations, which may cause you to lose all of your investment.

Our competition will be determined in part by the potential indications for which drugs are developed and ultimately approved by regulatory authorities. Additionally, the timing of the market introduction of some of our potential product candidates or of competitors' products may be an important competitive factor. Accordingly, the relative speed with which we can develop drugs, complete pre-clinical testing, clinical investigations, approval processes and supply commercial quantities to market are important competitive factors. We expect that competition among drugs approved for sale will be based on various factors, including product efficacy, safety, reliability, availability, price and patent protection.

Successful development of biopharmaceuticals is highly uncertain and is dependent on numerous factors, many of which are beyond our control.

Products that appear promising in the early phases of development may fail to reach the market for several reasons. Pre-clinical investigation results may show the product to be less effective than desired (e.g., the investigation failed to meet its primary objectives) or to have harmful or problematic side effects. Products may fail to receive the necessary regulatory approvals or may be delayed in receiving such approvals. Among other things, such delays may be caused by slow enrollment in clinical investigations, length of time to achieve investigation endpoints, additional time requirements for data analysis or a IND and later NDA, preparation, discussions with the FDA, an FDA request for additional pre-clinical or clinical data or unexpected safety or manufacturing issues, manufacturing costs, pricing or reimbursement issues, or other factors that make the product not economical. Proprietary rights of others and their competing products and technologies may also prevent the product from being commercialized.

Success in pre-clinical and early clinical investigations does not ensure that large-scale investigations will be successful. Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals. The length of time necessary to complete clinical investigations and to submit an application for marketing approval for a final decision by a regulatory authority varies significantly from one product to the next, and may be difficult to predict. There can be no assurance that any of our products will develop successfully, and the failure to develop our products will have a materially adverse effect on our business, financial condition and results of operations.

Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could subject us to significant liability and harm our reputation.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with DEA or FDA regulations or similar regulations of other foreign regulatory authorities or state regulatory authorities, or failure to provide accurate information to regulatory authorities. In addition, misconduct by employees could include intentional failures to comply with certain manufacturing standards, to comply with United States federal and state healthcare fraud and abuse laws and regulations and similar laws and regulations established and enforced by comparable foreign regulatory authorities, to report financial information or data accurately or to disclose unauthorized activities to us. Employee misconduct could also involve the improper use of information obtained in the course of clinical investigations, which could result in regulatory sanctions and serious harm to our reputation. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business and results of operations, including the imposition of significant fines or other sanctions.

If we are unable to develop sales, marketing and distribution capabilities or enter into agreements with third parties to perform these functions on acceptable terms, we may be unable to generate revenue.

If any of our product candidates is approved, we will need to develop internal sales, marketing and distribution capabilities to commercialize such products, which would be expensive and time-consuming, or enter into collaborations with third parties to perform these services. If we decide to market our products directly, we will need to commit significant financial and managerial resources to develop a marketing and sales force with technical expertise and supporting distribution, administration and compliance capabilities. If we rely on third parties with such capabilities to market our products or decide to co-promote products with collaborators, we will need to establish and maintain marketing and distribution arrangements with third parties, and there can be no assurance that we will be able to enter into such arrangements on acceptable terms, or at all. In entering into third-party marketing or distribution arrangements, any revenue we receive will depend upon the efforts of the third parties and there can be no assurance that such third parties will establish adequate sales and distribution capabilities or be successful in gaining market acceptance of any approved product. If we are not successful in commercializing any product approved in the future, either on our own or through third parties, our business, financial condition and results of operations could be materially and adversely affected.

Product liability lawsuits against us could cause us to incur substantial liabilities.

Our use of our product candidates in clinical investigations and the sale of our products, if approved, exposes us to the risk of product liability claims. Product liability claims might be brought against us by patients, customers, healthcare providers or others selling or otherwise coming into contact with our products. For example, we may be sued if any product we develop allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, including as a result of interactions with alcohol or other drugs, negligence, strict liability, and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we become subject to product liability claims and cannot successfully defend ourselves against them, we could incur substantial liabilities. In addition, regardless of merit or eventual outcome, product liability claims may result in, among other things:

●	withdrawal of patients from our expected clinical investigations;

●	substantial monetary awards to claimants;

●	decreased demand for our product candidates following marketing approval, if obtained;

●	damage to our reputation and exposure to adverse publicity;

●	increased FDA warnings on product labels;

●	litigation costs;

●	distraction of management's attention from our primary business;

●	loss of revenue; and

●	the inability to successfully commercialize our product candidates, if approved.

We may be subject to product recalls for product defects that are self-imposed or imposed by regulators.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of our products are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention. Although we will have detailed procedures in place for testing our products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on the results of operations and our financial condition. Additionally, product recalls may lead to increased scrutiny of our operations by regulatory agencies, requiring further management attention and potential legal fees and other expenses.

We expect to face intense competition, often from companies with greater resources and experience than we have.

The cannabis industry and the biopharmaceutical industry are highly competitive and subject to rapid change. These industries continue to expand and evolve as an increasing number of competitors and potential competitors enter the market. Many of our competitors and potential competitors have substantially greater financial, technological, managerial and research and development resources and experience than we have. Some of these competitors and potential competitors have more experience than we have in the development of products and product candidates, including validation procedures and regulatory matters. In addition, our products, if successfully developed, will compete with product offerings from large and well-established companies that have greater marketing and sales experience and capabilities than we have. If we are unable to compete successfully, we may be unable to grow and sustain our revenue.

Risks Related to Our Company

We may be subject to additional regulatory burden resulting from any public listing on the CSE.

We intend to seek a listing on the CSE, although to date we have not been subject to the continuous and timely disclosure requirements of Canadian securities laws or other rules, regulations and policies of the CSE. We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial management control systems to manage our obligations as a public company listed on the CSE. These areas include corporate governance, corporate controls, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal controls over financial reporting. However, we cannot assure holders of our shares that these and other measures that we might take will be sufficient to allow us to satisfy our obligations as a public company listed on the CSE on a timely basis. In addition, compliance with reporting and other requirements applicable to public companies listed on the CSE will create additional costs for us and will require the time and attention of management. We cannot predict the amount of the additional costs that we might incur, the timing of such costs or the impact that management's attention to these matters will have on our business.

Our limited operating history makes it difficult for potential investors to evaluate our business prospects and management.

We have a very limited operating history upon which to base an evaluation of our business and prospects. Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. We have not generated any revenues since inception and we are not currently profitable and may never become profitable.
Operating results for future periods are subject to numerous uncertainties, and we cannot assure you that the Company will achieve or sustain profitability. As an early stage company, we are subject to all the risks inherent in the financing, expenditures, operations, complications and delays inherent in a new business. Future operating results will depend upon many factors, including our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines or obtain financing from other sources, such as the contemplated Offering, our ability to develop and market new products, control costs, and general economic conditions. Additionally, our ability to become profitable will depend upon: our ability to develop cannabis based products , to obtain approval for such products , and if approved, to successfully commercialize our products ; our research and development efforts, including the timing and cost of clinical investigations; and our ability to enter into favorable alliances with third-parties who can provide substantial capabilities in clinical development, regulatory affairs, sales, marketing and distribution. Even if we successfully develop and market our cannabis based product(s), we may not generate sufficient or sustainable revenue to achieve or sustain profitability, which could cause us to cease operations and cause you to lose all of your investment.

The Company's prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. We cannot assure you that the Company will successfully address any of these risks. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We need substantial additional funding to continue our operations. We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

We require additional capital for the development of our business operations and commercialization of our planned products and product candidates. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we will need to obtain substantial additional funding in order to continue our operations. The uncertainties surrounding our ability to fund our operations raise substantial doubt about our ability to continue as a going concern.

To date, we have financed our operations entirely through investments by founders and other investors.  We may seek additional funds through public or private equity or debt financing, via strategic transactions or collaborative arrangements. Additional funding from those or other sources may not be available when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, it would result in dilution to our existing shareholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of indebtedness, we would likely become subject to covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support research and development, clinical or commercialization activities. If we obtain capital through collaborative arrangements, these arrangements could require us to relinquish rights to our technology or product candidates and could result in our receipt of only a portion of the revenues associated with the partnered product.

There are no assurances that future funding will be available on favorable terms, or at all. If additional funding is not obtained, we may need to reduce, defer or cancel research and development efforts, preclinical and lab work, planned clinical investigations, our cultivation operations, or overhead expenditures to the extent necessary. The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate our research and development programs or any future commercialization efforts. Any of these events could significantly harm our business, financial condition and prospects.

Failure to successfully integrate acquired businesses and their products and other assets into our Company, or if integrated, failure to further our business strategy, may result in our inability to realize any benefit from such acquisition.

We expect to grow by acquiring relevant businesses, including licensed cannabis businesses. The consummation and integration of any acquired business, product or other assets into our Company may be complex and time consuming and, if such businesses and assets are not successfully integrated, we may not achieve the anticipated benefits, cost-savings or growth opportunities. Furthermore, these acquisitions and other arrangements, even if successfully integrated, may fail to further our business strategy as anticipated, expose our Company to increased competition or other challenges with respect to our products or geographic markets, and expose us to additional liabilities associated with an acquired business, technology or other asset or arrangement.

When we acquire cannabis businesses, we may obtain the rights to applications for licenses as well as licenses; however, the procurement of such applications for licenses and licenses generally will be subject to governmental and regulatory approval. There are no guarantees that we will successfully consummate such acquisitions, and even if we consummate such acquisitions, the procurement of applications for licenses may never result in the grant of a license by any state or local governmental or regulatory agency, and the transfer of any rights to licenses may not be approved by the applicable state and/or local governmental or regulatory agency.

Any inability to attract and retain qualified key management and technical personnel would impair our ability to implement our business plan.

Our success largely depends on the continued service of key management and other specialized personnel. The loss of one or more members of our management team or other key employees or consultants could materially harm our business, financial condition, results of operations and prospects. Because our management team is not obligated to provide us with continued service, they could terminate their employment or services with us at any time without penalty, subject to providing any required advance notice. Our future success and growth will depend in large part on our continued ability to attract and retain other highly qualified scientific, technical and management personnel and consultants, as well as personnel and consultants with expertise in clinical testing, manufacturing, governmental regulation and commercialization. We face competition for personnel and consultants from other companies, universities, public and private research institutions, government entities and other organizations.

We will need to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As of the date of this Offering Circular, we have eight full-time employees. As our development and commercialization plans and strategies develop, we expect to need additional research, development, managerial, operational, sales, marketing, financial, accounting, legal and other resources. Future growth would impose significant added responsibilities on members of management. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth and successfully growing our company.

We expect to incur significant ongoing costs and obligations related to our investment in infrastructure, growth, regulatory compliance and operations.

We expect to incur significant ongoing costs and obligations related to our investment in infrastructure and growth and regulatory compliance, which could have a material adverse impact on our results of operations, financial condition and cash flows. In addition, future changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on our business, results of operations and financial condition. Our efforts to grow our business may be costlier than we expect, and we may not be able to generate sufficient revenue to offset such higher operating expenses. We may incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications and delays, and other unknown events.

If we are unable to protect our intellectual property rights, our competitive position could be harmed.

Our commercial success will depend in part on our ability to obtain and maintain intellectual property protection in the United States and Canada with respect to our proprietary technology and products. Our ability to successfully implement our business plan depends on our ability to build and maintain brand recognition using trademarks, service marks, trade dress and other intellectual property. We may rely on trade secret, trademark, patent and copyright laws, and confidentiality and other agreements with employees and third parties, all of which offer only limited protection. The steps we have taken and the steps we will take to protect our proprietary rights may not be adequate to preclude misappropriation of our proprietary information or infringement of our intellectual property rights. If our efforts to protect our intellectual property are unsuccessful or inadequate, or if any third party misappropriates or infringes on our intellectual property, the value of our brands may be harmed, which could have a material adverse effect on the Company's business and prevent our brands from achieving or maintaining market acceptance.

If we are unable to obtain and maintain patent protection for our technology and products, or if the scope of the patent protection obtained is not sufficient, our competitors could develop and commercialize technology and products similar or superior to ours, and our ability to successfully commercialize our technology and products may be adversely affected. It is also possible that we will fail to identify patentable aspects of inventions made in the course of our development and commercialization activities before it is too late to obtain patent protection on them.

Protecting against the unauthorized use of our trademarks, patented technology and other intellectual property rights is expensive, difficult and may in some cases not be possible. In some cases, it may be difficult or impossible to detect third-party infringement or misappropriation of our intellectual property rights, and proving any such infringement may be even more difficult.

We may become subject to claims by third parties asserting that we or our employees have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

Our commercial success depends upon our ability to develop, manufacture, market and sell our products, and to use our related proprietary technologies without violating the intellectual property rights of others. We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products. Third parties may assert infringement claims against us, and if we are found to infringe a third party's intellectual property rights, we could be required to obtain a license from such third party to continue commercializing our products. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Under certain circumstances, we could be forced, including by court order, to cease commercializing the applicable product. In addition, in any such proceeding or litigation, we could be found liable for monetary damages. A finding of infringement could prevent us from commercializing our products or force us to cease some of our business operations, which could materially harm our business. Any claims by third parties that we have misappropriated their confidential information or trade secrets could have a similar negative impact on our business. We attempt to ensure that our products and the methods we employ to manufacture them, as well as the methods for their uses we intend to promote, do not infringe other parties' proprietary rights. There can be no assurance they do not, however, and competitors or other parties may assert that we infringe their proprietary rights in any event.

Our financial situation creates doubt whether we will continue as a going concern.

We have not generated revenues since inception, and we expect to incur a net loss for the fiscal year ending December 31, 2019 and thereafter, primarily as a result of increased operating expenses. There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain funding from this Offering or additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment. Our auditors have indicated that these conditions raise substantial doubt about the Company's ability to continue as a going concern.

We will need but may be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

In the future, we hope to rely on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Shares will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. There can be no assurance that the Company will be able to generate any investor interest in its securities. If we do not obtain additional financing, our business may never commence, in which case you would likely lose the entirety of your investment in the Company.

We will incur increased costs as a result of our public reporting obligations, and our management team will be required to devote substantial time to new compliance initiatives.
As a result of this Offering, we will become subject to the reporting requirements under Regulation A and, in accordance with Regulation A, will file periodic reports, current reports, exit reports (if and when applicable), and other information with the SEC. These periodic reports, current reports, exit reports (if and when applicable) and other information will be available for inspection and copying at the SEC's public reference facilities and on the SEC's website at www.sec.gov. Particularly after we are no longer an "emerging growth company," we will continue to incur significant legal, accounting and other expenses that we have not incurred as a private company. Our management and other personnel would need to devote a substantial amount of time to comply with our reporting obligations. Moreover, these reporting obligations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Failure to develop our internal controls over financial reporting as we grow could have an adverse impact on us.

As our Company matures we will need to continue to develop and improve our current internal control systems and procedures to manage our growth. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish appropriate controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Shares.

Even if this Offering is successful, we will need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

The proceeds from this Offering, including potential proceeds from the sale of Warrant Shares upon exercise of all the Warrants, will be up to $49,875,000 before deducting fees, commissions and offering expenses payable by us. We expect that if the maximum sale of Units and Warrant Shares is achieved, the net proceeds from this Offering will be sufficient to fund our current operations for at least the next twenty-four months. However, we may not achieve the maximum sale of Units and Warrant Shares, and/or our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. It is not certain that we have accounted for all costs and expenses of future development and regulatory compliance. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our products. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our shareholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The sale of additional equity or convertible securities may dilute our existing shareholders. The incurrence of indebtedness would result in increased fixed payment obligations and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of any product, or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

If you purchase our Units in this Offering, you will incur immediate and substantial dilution in the book value of your Units.
You will suffer immediate and substantial dilution in the net tangible book value of the Units you purchase in this Offering. Assuming an offering price of $0.50 per Unit and $0.75 per Warrant Share , and assuming all 57,000,000 Units are sold and all 28,500,000 Warrant Shares are sold for estimated net proceeds of $48,003,750 (after deducting estimated Offering expenses), purchasers of Units in this Offering will experience dilution of approximately $0.23 per Unit in net tangible book value of the Units. In addition, investors purchasing Units in this Offering will contribute up to 82% of the total amount invested by shareholders since inception, but will only own approximately 39% of the Common Shares outstanding.

We have no minimum capitalization.

We do not have a minimum capitalization, and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. We do not have any track record for self-underwritten Regulation A+ offerings and there can be no assurance we will sell the Maximum Amount in this Offering or any other amount. There is no assurance that we will raise sufficient capital solely from this Offering to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

Risks Related to Our Securities

We engage in transactions with related parties and such transactions present possible conflicts of interest that could have an adverse effect on us.

We have entered into transactions with related parties. The details of certain of these transactions are set forth in "Interest of Management and Others in Certain Transactions."

Related party transactions create the possibility of conflicts of interest with regard to our management, including that:

●	we may enter into contracts between us, on the one hand, and related parties, on the other, that are not the result of arm's-length transactions;

●
our executive officers and directors that hold positions of responsibility with related parties may be aware of certain business opportunities that are appropriate for presentation to us as well as to such other related parties and may present such business opportunities to such other parties; and

●
our executive officers and directors that hold positions of responsibility with related parties may have significant duties with, and spend significant time serving, other entities and may have conflicts of interest in allocating time.

Such conflicts could cause an individual in our management to seek to advance his or her economic interests or the economic interests of certain related parties above ours. Further, the appearance of conflicts of interest created by related party transactions could impair the confidence of our investors. Notwithstanding this, it is possible that a conflict of interest could have a material adverse effect on our liquidity, results of operations and financial condition.

Our executive officers and directors and their respective affiliates may continue to exercise significant control over our Company after this Offering, which will limit your ability to influence corporate matters and could delay or prevent a change in corporate control.

Our executive officers and directors currently represent beneficial ownership, in the aggregate, of approximately 55% of our outstanding Common Shares. Immediately following the completion of the sale of the Units in this Offering, and disregarding any Units that they purchase in this Offering, if any, the existing holdings of our executive officers and directors and their affiliates will represent beneficial ownership, in the aggregate, of approximately 35% of our outstanding Common Shares, assuming we sell all the Units and issue 57,000,000 Common Shares to the subscribers in the Offering. Please see "Security Ownership of Management & Certain Security Holders" on page 53 for more information. As a result, these shareholders may be able to influence our management and affairs and control the outcome of matters submitted to our shareholders for approval, including the election of directors and any sale, merger, consolidation, or sale of all or substantially all of our assets. These shareholders acquired their Common Shares for substantially less than the price of the Units being acquired in this Offering, and these shareholders may have interests, with respect to their Common Shares, that are different from those of investors in this Offering, and the concentration of voting power among one or more of these shareholders may have an adverse effect on the price of our Common Shares. In addition, this concentration of ownership might adversely affect the market price of our Common Shares by:

●	delaying, deferring or preventing a change of control of the Company;

●	impeding a merger, consolidation, takeover or other business combination involving the Company; or

●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

Conflicts of Interest

The Company may be subject to various potential conflicts of interest because of the fact that some of its officers and directors may be engaged in a range of business activities. In addition, the Company's executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to the Company. In some cases, the Company's executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to the Company's business and affairs and that could adversely affect the Company's operations. These business interests could require significant time and attention of the Company's executive officers and directors.

We have broad discretion in how we use the proceeds of this Offering and may not use these proceeds effectively, which could affect our results of operations and cause the price of our Common Shares to decline.

We will have considerable discretion in the application of the net proceeds of this Offering. We intend to use the net proceeds from this Offering to fund our business strategy, including without limitation, new and ongoing research and development, cultivation and commercialization operations, offering expenses, working capital and other general corporate purposes, which may include funding for the hiring of additional personnel. As a result, investors will be relying upon management's judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this Offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

There is no existing market for our Common Shares, and you cannot be certain that an active trading market or a specific share price will be established.

Prior to this Offering, there has been no public market for shares of our Common Shares. We cannot predict the extent to which investor interest in our Company will lead to the development of a trading market or how liquid that market might become. The Offering price for the Units has been arbitrarily determined by the Company and may not be indicative of the price that will prevail in any trading market following this Offering, if any. The market price for our Common Shares may decline below the Offering price, and our stock price is likely to be volatile.

We will use our best efforts to list our Common Shares for trading on a securities exchange; however, it is uncertain when our Common Shares will be listed on an exchange for trading, if ever.

There is currently no public market for our Common Shares and there can be no assurance that one will ever develop. Our Board of Directors, in its sole discretion, may choose to take actions necessary to list our Common Shares on a national securities exchange, but is not obligated to do so. As a result, our Common Shares sold in this Offering may not be listed on a securities exchange for an extended period of time, if at all. If our Common Shares are not listed on an exchange, it may be difficult to sell or trade in our Common Shares.

We may lose our status as a foreign private issuer in the United States, which would result in increased costs related to regulatory compliance under United States securities laws.

The Company will cease to qualify as a "foreign private issuer," as defined in Rule 405 under the Securities Act and Rule 3b-4 under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), if, as of the last business day of our second fiscal quarter, more than 50 percent of our outstanding Common Shares are directly or indirectly owned by residents of the United States. If we determine that we fail to qualify as a foreign private issuer, the Company will cease to be eligible to avail itself of the forms and rules designated for foreign private issuers beginning on the first day of the fiscal year following such determination. Among other things, this will result in loss of the exemption from registration under the Exchange Act provided by Rule 12g3-2(b) thereunder, and, if the Company is required to register our Common Shares under section 12(g) of the Exchange Act, we will have to do so as a domestic issuer.  Further, any securities that we issue in unregistered or unqualified offerings both within and outside the United States will be "restricted securities" (as defined in Rule 144(a)(3) under the Securities Act), and will continue to be subject to United States resale restrictions notwithstanding their resale in "offshore transactions" pursuant to Regulation S under the Securities Act.  As a practical matter, this will likely require us to register more offerings of our securities under the Securities Act on either a primary offering or resale basis, even if they take place entirely outside the United States.  The resulting legal and administrative costs of complying with the resulting regulatory requirements are anticipated to be substantial, and to subject the Company to additional exposure to liability for which we may not be able to obtain insurance coverage on favorable terms or at all.

If our stock price fluctuates after the Offering, you could lose a significant part of your investment.

The market price of our Common Shares could be subject to wide fluctuations in response to, among other things, the risk factors described in this section of this Offering Circular, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our Common Shares. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management's attention from other business concerns, which could seriously harm our business.

After the completion of this Offering, we may be at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If our stock price decreases and we were to be sued, it could result in substantial costs and a diversion of management's attention and resources, which could harm our business.

We do not intend to pay dividends on our Common Shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Shares.

We have never declared or paid any cash dividend on our Common Shares and do not currently intend to do so in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in the Units, the Common Shares and Warrants of which the Units consist and the underlying Warrant Shares will depend upon any future appreciation in their value. There is no guarantee that the Units, the Common Shares and Warrants of which the Units consist and the underlying Warrant Shares will appreciate in value or even maintain the price at which you purchased them.

We may terminate this Offering at any time during the Offering Period.

We reserve the right to terminate this Offering at any time, regardless of the number of Units sold. In the event that we terminate this Offering at any time prior to the sale of all of the Units offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by the Company and no funds will be returned to subscribers.

DILUTION

As of the date of this Offering Circular, an aggregate of 90,298,808 Common Shares are issued and outstanding, and an aggregate of 16,497,842 Common Share purchase warrants are issued and outstanding.

If you purchase Units in this Offering, your ownership interest in our Common Shares will be diluted immediately, to the extent of the difference between the price to the public charged for each Unit in this Offering and the net tangible book value per share of our Common Shares after this Offering.

Our net tangible book value as of May 15, 2019 was $1, or $0.00 per share, based on 86,046,843 outstanding Common Shares. Net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of Common Shares outstanding, all as of the date specified.
If the Maximum Offering, at an offering price of $0.50 per Unit and $0.75 per Warrant Share , is sold in this Offering, after deducting approximately $1,871,250 in offering expenses (including fees and commissions) payable by us, our pro forma as adjusted net tangible book value at May 15, 2019 would be approximately $48,003,750 , or $ 0. 27 per share. This amount represents an immediate increase in pro forma net tangible book value of $ 0. 27 per share to our existing shareholders as of the date of this Offering Circular, and an immediate dilution in pro forma net tangible book value of approximately $ 0. 23 per share to new investors purchasing Units in this Offering at a price of $0.50 per Unit and Warrant Shares at a price of $0.75 per Warrant Share .

The following table illustrates the approximate per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Units and Warrant Shares offered for sale in this Offering (after deducting our estimated offering expenses of $ 1,871,250 ):

Funding Level	$48,003,750	$35,535,000	$23,066,250	$10,597,500
Offering Price per Unit	$0.50	$0.50	$0.50	$0.50
Offering Price per Warrant Share	$0.75	$0.75	$0.75	$0.75
Pro forma net tangible book value per Common Share before the Offering	$0.00	$0.00	$0.00	$0.00
Increase per Common Share attributable to investors in this Offering	$0.27	$0.23	$0.17	$0.09
Pro forma net tangible book value per Common Share after the Offering	$0.27	$0.23	$0.17	$0.09
Dilution to investors after the Offering	$0.23	$0.27	$0.33	$0.41

The following tables set forth, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Units offered for sale in this Offering, the total number of shares previously sold to existing shareholders as of July 25 , 2019, the total consideration paid for the foregoing (based on cash actually received), and the respective percentages applicable to such purchased shares and consideration paid based on an average price of $0.08 per share paid by our existing shareholders and $0.50 per Unit paid by investors in this Offering.

	Units Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 100% of Units Sold:
Existing Shareholders	90,298,808	61%	$6,290,324	18%
New Investors	57,000,000	39%	$28,500,000	82%
Total	147,298,808	100%	$34,790,324	100%

	Units Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 75% of Units Sold:
Existing Shareholders	90,298,808	68%	$6,290,324	23%
New Investors	42,750,000	32%	$21,375,000	77%
Total	133,048,808	100%	$27,665,324	100%

	Units Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 50% of Units Sold:
Existing Shareholders	90,298,808	76%	$6,290,324	31%
New Investors	28,500,000	24%	$14,250,000	69%
Total	118,798,808	100%	$20,540,324	100%

	Units Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 25% of Units Sold:
Existing Shareholders	90,298,808	86%	$6,290,324	47%
New Investors	14,250,000	14%	$7,125,000	53%
Total	104,548,808	100%	$13,415,324	100%

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS
The Units, the Common Shares and Warrants of which the Units consist, and the underlying Warrant Shares are being offered in the United States pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended (the "Securities Act"), for Tier 2 offerings, in certain provinces of Canada on a private placement basis pursuant to exemptions from the prospectus requirements under applicable Canadian law, and in jurisdictions outside the United States and Canada on a basis which does not require qualification or registration of such securities , by the management of the Company on a "best-efforts" basis directly to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment. We have no minimum capitalization, and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements towards our business strategy, facility expenses, research and development expenses, offering expenses (which include legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering), working capital, general corporate purposes, and other uses, as more specifically set forth in the "Use of Proceeds to Issuer" starting on page 34. There is no arrangement for the return of funds to investors if all of the Units offered are not sold in the Offering.

Our Offering will expire on the first to occur of (a) the sale of all 57,000,000 Units offered hereby, (b) ________ __, 2021 or (c) when our Board of Directors elects to terminate the Offering.

There is no arrangement to address the possible effect of the Offering on the price of our Common Shares.
We reserve the right to offer the Units, the Common Shares and Warrants of which the Units consist and the underlying Warrant Shares through broker-dealers who are registered with FINRA. The Company has engaged Dalmore Group, LLC ("Dalmore"), a New York limited liability company and broker-dealer registered with the SEC and a member of FINRA, to provide broker-dealer services related to operations and compliance in seven specified states, including Washington, Arizona, Texas, Alabama, North Dakota, Florida and New Jersey, in connection with this Offering.  Dalmore's services include the review of investor information, including Know Your Customer data, Anti-Money Laundering and other compliance checks, and the review of subscription agreements and investor information.  As compensation for these services, the Company has agreed to pay Dalmore a one-time setup fee in the amount of $25,000, plus a 3% commission on the aggregate amount raised by the Company in this Offering in the specified states, as described in the Broker-Dealer Agreement between the Company and Dalmore.

Generally speaking, Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of our officers or directors will be compensated in connection with their participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers or directors are, or have been within the past 12 months, a broker or dealer, and none of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii), except that for securities issued pursuant to Rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one Rule 415 registration.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

USE OF PROCEEDS TO ISSUER

The maximum gross proceeds from the sale of our Units and Warrant Shares in this Offering is $49,875,000 ( including the proceeds from the sale of all the Warrant Shares upon exercise of all the Warrants issued  in this Offering ). The net proceeds from the total maximum offering are expected to be approximately $ 48,003,750 , after the payment of offering costs (including broker-dealer fees and commissions and legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering). Our estimated offering costs of $1,871,250 include a deduction of 3% of the total gross proceeds for commissions payable to Dalmore on all the Units being offered. We note that this is a conservative estimate, as the 3% commission will only be paid on investments in the seven states where Dalmore is engaged to provide broker-dealer services (Washington, Arizona, Texas, Alabama, North Dakota, Florida and New Jersey), although the Company intends to offer Units in all states within the United States and in certain provinces of Canada (and other non-U.S. jurisdictions). The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ. We expect from time to time to evaluate the acquisition of businesses, intellectual property, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions.
		Percentage of Offering Sold
	100%	75%	50%	25%
Facility construction and equipment	$15,000,000	$15,000,000	$15,000,000	$7,900,000
Complete licensing and permitting at new facilities	$1,000,000	$1,000,000	$750,000	$500,000
Recruit and implement sales team	$750,000	$500,000	$350,000	$150,000
Execute marketing and branding campaigns	$3,000,000	$2,000,000	$1,000,000	$350,000
Acquire pipeline projects and related capital expenditures	$25,150,000	$14,400,000	$3,800,000	$0
General and Administrative	$3,103,750	$2,635,000	$2,166,250	$1,697,500
TOTAL	$48,003,750	$35,535,000	$23,066,250	$10,597,500

The Company's operating subsidiary Juva  USA began operations in June 2018, and our consolidated Company has a very limited operating history. Our plan of operations for the next few years includes: building out operations at our leased facilities with a focus on vertical integration, development and optimized production of our planned products; securing expansion financing in order to complete construction at the Company's leased facilities and to acquire businesses currently in the Company's pipeline that will allow for vertical integration; completing applications for cannabis permits in the California market to secure the licenses necessary to carry out our business plan; identifying other cannabis markets to enter and applying for or acquiring the licenses necessary to enter such markets; seeking strategic acquisitions; and developing, executing and monitoring sales and marketing campaigns. The amounts set forth above are our current estimates for such development activities, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering and making short-term interest-bearing investments of the proceeds for capital preservation purposes. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See "Risk Factors" starting on page 9 for more information regarding the risks associated with an investment in our securities.

The Company intends to use a portion of the proceeds raised in this Offering to fund the compensation payable to its officers, as described under "Compensation of Directors and Executive Officers" below. The Company may, in its discretion, pay its directors cash compensation and compensate them with the proceeds of the Offering.

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering, and reserves the right to change the estimated allocation of net proceeds set forth above.

Although our business does not presently generate any cash, we believe that if we raise the maximum amount in this Offering, that we will have sufficient capital to finance our operations for at least the next 24 months. However, if we do not sell the maximum number of Units offered in this Offering, or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that during or after such 24-month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

Pending our use of the net proceeds from this Offering, we may invest the net proceeds in a variety of capital preservation investments, including without limitation short-term, investment grade, interest bearing instruments and United States government securities and including investments in related parties. We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments.

DESCRIPTION OF BUSINESS

Overview

Juva Life Inc. (the "Company," "Juva", "we," "our," and "us") was incorporated on April 3, 2019 in the Province of British Columbia, Canada . The Company was formed to establish a vertically-integrated corporation to engage in all areas of the medical and recreational cannabis industry, including cultivation , manufacturing, research and development, distribution and retail sales .

Juva Life, Inc., a California corporation and wholly-owned subsidiary of the Company ("Juva USA "), is a California-based cannabis company that was incorporated in June 2018 to acquire, own, and operate various cannabis businesses in the State of California. Juva USA became a wholly-owned subsidiary of the Company effective May 30, 2019, pursuant to an Agreement and Plan of Merger dated May 15, 2019, by and among the Company, Juva USA , and Juva Holdings (California) Ltd., a California corporation and wholly-owned subsidiary of the Company formed for the purpose of the merger.

On July 31, 2018, Juva USA acquired all of the equity interests in Precision Apothecary, Inc., a California corporation ("Precision"), and VG Enterprises, LLC, a California limited liability company ("VG"), through a Contribution and Equity Exchange Agreement among Juva USA , Precision, VG and the holders of all the outstanding equity interests of Precision and VG, in exchange for the issuance of shares of common stock of Juva USA . As is further discussed below under "Description of Property," VG has a local Conditional Use Permit (a "CUP") from the city of Stockton, California that will allow VG, upon satisfaction of all applicable conditions (including obtaining a State license), to cultivate cannabis in the State of California for the medical and recreational markets within the State . Precision is in the process of obtaining a Microbusiness Permit from the City of Hayward, California that will allow it to cultivate, manufacture and distribute cannabis and operate a retail cannabis storefront in the City of Hayward . Juva USA has a second CUP for cultivation under another leased property in Stockton, California, and has also applied for a local delivery permit under its leased location in Redwood City, California.

Juva USA also incorporated 1177988 B.C. Ltd. ("B.C. Ltd.") in August 2018 under the laws of British Columbia, Canada, as a wholly-owned subsidiary of Juva USA . In June 2019, Juva USA formed Juva RWC, Inc., a California corporation ("Juva RWC") and Juva Stockton, Inc., a California corporation ("Juva Stockton"), as wholly-owned subsidiaries of Juva USA , which have had no business activity to date.

Juva's wholly-owned subsidiaries are listed below:

Entity	Registered	Holding
Juva Life, Inc.	California, USA	100% owned
Precision Apothecary, Inc.	California, USA	100% owned through Juva USA
VG Enterprises, LLC	California, USA	100% owned through Juva USA
1177988 B.C. Ltd.	British Columbia, Canada	100% owned through Juva USA
Juva RWC, Inc.	California, USA	100% owned through Juva USA
Juva Stockton, Inc.	California, USA	100% owned through Juva USA

The business of the Company will effectively be the business of Juva USA . Juva USA is a cannabis company that is working to establish itself as an emerging leader in all areas of medical and recreational cannabis cultivation , manufacturing, distribution, retail, research and development, through three distinct cannabis operations: Juva Cultivation, Juva Retail and Juva Labs.

The strategic plan for the Company is to be a fully autonomous, vertically-integrated cannabis business that will operate with two main missions: (1) to achieve the lowest cost of production by owning at least one or more licenses for retail sales, manufacturing, distribution and cultivation of cannabis (including microbusiness licenses as described below), and use each license to assist the supply chain with a few key brick and mortar storefronts and multiple delivery businesses throughout the State of California; and (2) to develop "precision cannabis" products that deliver the right medicine to the right patient at the right time. The Company plans to develop intellectual property and secure patent protection on each of its custom medical formulations. Juva Labs will develop the related intellectual property, research registries and patent formulations in areas of oncology, neurology, pain management and opiate reduction.

There are currently 33 states in the United States that have legalized medical cannabis use, and there are 10 states, plus the District of Columbia, in which the recreational sale and use of cannabis has been approved, including Alaska, California, Colorado, Maine, Massachusetts, Michigan, Nevada, Oregon, Vermont and Washington. In these markets, we believe recreational and medical sales will continue to grow as new population groups realize the magnitude of cannabis applications and cannabis is accepted by more demographics. Juva plans to capitalize on the significant increase in cannabis consumption in the medical and recreational markets through an expansion of its distribution and product lines in key markets such as California. Juva will also seek opportunities to expand its brand in recreational and medical markets through its existing facilities or through acquisitions of additional licenses or processing and wholesaling operators. Juva plans to make strategic acquisitions to expand its brand as well as its supply chain.

Juva has built an executive team with decades of experience in business management, consumable goods, brand development, sales and marketing, and risk management. The experience of the Juva management team has allowed Juva to develop best practices, quality control standards, and global scale within the organization. To date, Juva has focused on obtaining permits and licenses in all verticals of the California cannabis market, including cultivation, manufacturing, retail and distribution , with the aim of becoming a fully-integrated cannabis company.

Pursuant to our articles of incorporation (our "Articles"), we are authorized to issue an unlimited number of Common Shares. As of July 25, 2019 , we had 90,298,808 Common Shares issued and outstanding.

Our Products and Services

The Company seeks to establish itself as an emerging leader in all areas of medical and recreational cannabis cultivation , manufacturing, retail, distribution, research and development through three primary cannabis operations: Juva Labs, Juva Cultivation and Juva Retail. Through Juva Cultivation and Juva Retail, the Company will cultivate, manufacture, distribute and sell , through retail facilities and delivery service operations, high quality cannabis and cannabis products to medical and recreational cannabis users in the State of California. Through Juva Labs, the Company will research and develop custom formulations and medical cannabis products to help with the treatment of intramuscular pain, neuropathic pain, cancer, post-traumatic stress disorder, multiple sclerosis, epilepsy, muscle spasticity, autism, Parkinson's disease, and sleep disorders utilizing various drug delivery mechanisms. The Company is limited in how it can market its products, and while the research may be promising in terms of effectiveness and safety in treating these conditions, the Company will need to comply with applicable state and local laws and regulations, and the requirements of the FDA and DEA. The Company intends to leverage its brand development and marketing expertise to select products that will expand its shelf space and customer reach, as permitted under current cannabis regulations in California . Although the Company initially plans to research, develop and market products on an intrastate basis that meet state and local regulatory requirements in California, if the Company's business transitions into interstate commerce in the future, the Juva Labs business may involve development and sale of cannabis based products that will require FDA and/or DEA approval and/or registration. If the FDA determines that a new drug approval is needed for any of the Company's products, the Company would need to proceed through the NDA process or modify its activities to comply with FDA requirements. Even if the Company were to submit an IND and NDA for FDA approval, there is no guarantee that the FDA would grant approval for all or event any of the cited indications.

The Company currently has five properties under lease in the Cities of Stockton, Hayward and Redwood City, California, and is in the process of building out its facilities and obtaining the necessary State and Local Authorizations to operate its planned businesses. For a more detailed description of the Company's facilities and the stage of development for each facility, refer to the "Description of Property" section below.

Juva Labs

Juva Labs, the Company's theraputics division, when operational, will research and develop "precision cannabis" products to deliver the right medicine to the right patient at the right time. The Company plans to develop intellectual property and secure patent protection for each of its proprietary formulations for medical cannabis products.

Through Juva Labs, the Company plans to engage in research that will help with the following : develop ing intellectual property, research registries and patent formulations in areas of oncology, neurology, pain management and opiate reduction; conduct ing human interactive investigations for intramuscular pain, neuropathic pain, cancer, post-traumatic stress disorder, multiple sclerosis, epilepsy, muscle spasticity, autism, Parkinson's disease, and sleeping disorders; develop ing medical cannabis products utilizing five drug delivery mechanisms, including gel capsule, transdermal patch, inhaler, oral tongue strip and suppository; conduct ing Institutional Review Board ("IRB") approved patient research investigations; and test ing and verify ing product integrity through a network of doctors, clinics and at its newly developed Class 5 clean room.

The Company's Hayward facility (see "Description of Property" below ) will house Juva Labs and will offer " white labeling " opportunities that can provide the means for new and existing out-of-state brands to introduce products in California. "White labeling" refers to entering into license agreements with third parties to manufacture and distribute such third parties' products. The Company would take on liability with respect to the manufacturing and distribution of the product, including, but not limited to, responsibility for any product recalls. The Company's Hayward facility will include a commercial kitchen to produce edibles and other ingestible products.

Juva Cultivation

Juva Cultivation will focus on cultivating and distributing high quality cannabis to medical and recreational cannabis users in the State of California via licensed cannabis retailers . Through its subsidiary, Precision, Juva has acquired the rights to the Frosted Flowers cannabis brand. Prior to the acquisition, Frosted Flowers grew 430 pounds of cannabis in 2018, and is expected to increase production to 9,445 pounds per year once all permits are in place and facilities are operational. Frosted Flowers is not cultivating cannabis in 2019, but the Company expects Frosted Flowers to be in production in late 2020 once all permits are in place and facilities are operational. Frosted Flowers has an extensive catalogue of proprietary bred genetics, and is most well-known for its three signature cannabis strains: Silver Haze, Maple Wreck and Sumatra Kush.

Juva Retail

Juva Retail will operate as a combination of non-storefront retail delivery businesses, pending receipt of necessary delivery licenses, and a few strategic storefront brick and mortar cannabis retail facilities. As described in further detail below in "Description of Property," the Company currently has one delivery permit application being processed by the City of Redwood City, California. In Hayward, California, the Company has a microbusiness permit application in process. Once approved, Juva will have a retail storefront in addition to the cultivation, manufacturing, distribution and retail ( delivery ) license in Hayward.

Competition

The Company faces, and expects to continue to face, competition from other companies in the medical and recreational cannabis industry, some of which may have longer operating histories, more financial resources and more experience than the Company. Increased competition by larger and well-financed competitors, and/or competitors that have longer operating histories and more manufacturing and marketing experience than the Company, could have a material adverse effect on the Company's business, financial condition and results of operations. As the Company and its subsidiaries operate in an early stage industry, the Company expects to face additional competition from new entrants. To remain competitive, the Company will require research and development, marketing, sales and other support.

The Company expects to face additional competition from new market entrants which are not yet active in the industry. If a significant number of new licenses are granted to new market entrants in the near term, the Company may experience increased competition for market share and may experience downward price pressure on the Company's products as new entrants increase production, which could have a material adverse effect on the Company's business.

In addition, if the number of users of cannabis increases, the demand for products will increase and the Company expects that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, the Company will require a continued high level of investment in its facilities, licenses, branding, products and technologies, distribution, research and development, marketing, sales and client support. The Company may not have sufficient resources to complete the construction of its facilities, obtain the licenses needed to carry out our its business plan, and develop a marketing, sales and client support program on a competitive basis, which could materially and adversely affect the business, financial condition, and results of operations of the Company.

The Company's ability to become and remain competitive in the market will depend upon, among other things:

•	The level of competition in the cannabis industry;
•	The Company's ability to identify, acquire and integrate strategic acquisitions and partnerships;
•	The Company's ability to obtain new licenses as cannabis is legalized at the state level;
•	The Company's ability to achieve brand loyalty;
•	The Company's ability to offer new products and to extend existing brands and products into new markets;
•	The Company's ability to remain competitive in its product pricing; and
•	The Company's ability to leverage its vertically-integrated business model to increase profitability.

Government Regulation

Government authorities in the United States, at the federal, state and local level, and in other countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing and export and import of products such as those we plan to develop. In the United States, the cultivation, manufacturing, distribution, sale and use of cannabis is subject to regulation at the state and local level, and pharmaceutical product candidates are subject to FDA regulation and approval. To date, the FDA has only approved one cannabis-derived medication – Epidiolex.

In California, the Medicinal and Adult-Use Cannabis Regulation and Safety Act provides the general framework for the regulation of commercial medicinal and recreational cannabis within the State of California . California's three State cannabis licensing authorities include the Bureau of Cannabis Control, the Manufactured Cannabis Safety Branch (a division of the California Department of Public Health), and CalCannabis Cultivation Licensing (a division of the California Department of Food and Agriculture). These three licensing authorities are tasked with issuing State licenses to applicants. As of the date of this Offering Circular, there is no limit to the number of licenses the State will issue. The Bureau of Cannabis Control issues licenses for retail (storefront and non-storefront/delivery), distribution, microbusinesses (businesses that have at least three of the following activities: retail, distribution, manufacturing and/or cultivation), testing, and cannabis events. The Manufactured Cannabis Safety Branch issues licenses for manufacturing operations. CalCannabis issues licenses for cultivation operations.

Currently, the Company is in the process of obtaining cannabis licenses in California that will allow it to cultivate, manufacture, process, distribute, and sell cannabis products to medicinal and recreational cannabis users. If the Company obtains the necessary State and Local Authorizations to carry out its business plan, management anticipates increased manufacturing and sales capacity as well as efficiencies and cost reductions in the Company's supply chains. Please see "Production Facilities and Permits" in the "Description of Property" section below for a description of licenses and permits the Company has obtained or is in the process of obtaining.
State cannabis licenses in California must be renewed annually . Depending on the jurisdiction, the Company's local authorizations must generally be renewed annually as well. Each year, licensees are required to submit a renewal application per State cannabis regulatory guidelines. Provided renewal applications are submitted in a timely manner, the Company can expect the renewals to be granted in the ordinary course of business.

The following is an overview of laws and regulations in the United States which pertain to the Company and its planned operations.

Regulation of Cannabis in the United States

Unlike Canada, which has federal legislation uniformly governing the cultivation, distribution, sale and possession of medical cannabis under the Access to Cannabis for Medical Purposes Regulations (Canada) and the regulation of recreational cannabis under the Cannabis Act (Canada), investors are cautioned that in the United States, cannabis remains illegal under United States federal law and is largely regulated at the State and local level . As of the date of this Offering Circular, a total of 33 states, and the District of Columbia, have legalized cannabis in some form. The recreational use of cannabis has been legalized in the District of Columbia and 10 states, including Alaska, California, Colorado, Maine, Massachusetts, Michigan, Nevada, Oregon, Vermont and Washington.

Notwithstanding the permissive regulatory environment of cannabis at the state level, cannabis continues to be categorized as a Schedule I narcotic under the CSA in the United States and as such, remains illegal under United States federal law. Accordingly, the Company's business activities, while believed to be compliant with applicable state and local laws, are currently illegal under United States federal law. Unless and until the United States government amends the CSA with respect to cannabis, there is a risk that federal authorities may enforce current federal law. The risk of strict enforcement of the CSA in light of congressional activity, judicial holdings, and stated federal policy remains uncertain. Since federal law criminalizing the use of cannabis may preempt state laws legalizing its use, strict enforcement of federal law regarding cannabis would harm our business, prospects, results of operation, and financial condition. There is no guarantee that the Trump Administration or future Administrations will maintain the low-priority enforcement of federal laws in the cannabis industry that was adopted by the Obama Administration . Any change in the federal government's policy on enforcement of the CSA implementing stricter enforcement could have a material adverse effect on the Company's business, financial condition and results of operations and cause significant financial damage to our business and our shareholders.

Violations of any United States federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements, arising from either civil or criminal proceedings brought by either the United States federal government or private citizens, including, but not limited to, property or product seizures, disgorgement of profits, cessation of business activities or divestiture. Such fines, penalties, administrative sanctions, convictions or settlements could have a material adverse effect on the Company, including, but not limited to, the Company's reputation, the Company's ability to conduct business, the Company's ability to obtain and/or maintain cannabis licenses, whether directly or indirectly, in the United States, the listing of the Company's securities on various stock exchanges, the Company's financial position, operating results, profitability or liquidity, and the market price of the Company's Common Shares.

State and local cannabis laws and regulations in the United States are complex, broad in scope, and subject to evolving interpretations and changes. Compliance with such laws and regulations could require the Company to incur substantial costs or alter certain aspects of the Company's business. A compliance program is essential to manage regulatory risk. All operating policies and procedures implemented in the operation will be compliance-based and derived from the state regulatory structure governing ancillary cannabis businesses and their relationships to state-licensed or permitted cannabis operators, if any. Notwithstanding the Company's efforts, regulatory compliance and the process of obtaining regulatory approvals can be costly and time-consuming, and no assurance can be given that the Company will receive the requisite State and Local Authorizations to operate its planned businesses.

Violations of applicable State and local cannabis laws and regulations, or allegations of such violations, could disrupt certain aspects of the Company's business plan and result in a material adverse effect on certain aspects of the Company's planned operations. Additional regulations may be enacted in the future that will be directly applicable to certain aspects of the Company's cultivation, production and retail businesses, and the Company's ability to sell cannabis. The Company cannot predict the nature of any future laws, regulations, interpretations or applications, especially in the United States, nor can it be determined what effect additional governmental regulations or administrative policies and procedures, if and when promulgated, could have on the Company's business.

The Company will be required to obtain and maintain certain State and Local Authorizations in the jurisdictions where its operations are based and where its products are sold. There can be no assurance that the Company will be able to obtain or maintain the State and Local Authorizations necessary to operate its planned medical and recreational cannabis businesses. Failure to comply with or to obtain the necessary State and Local Authorizations , or any material delay in obtaining these items, is likely to delay and/or inhibit the Company's ability to conduct its business.

While the Company's management believes that legalization trends are favorable and create a compelling business opportunity for early movers, there is no assurance that those trends will continue and be realized, that existing limited markets will continue to be available, or that any new markets for cannabis will emerge. The Company's business plan is based on the premise that cannabis legalization will continue to expand, that consumer demand for cannabis will continue to exceed supply for the foreseeable future, and that consumer demand for cannabis for medical and recreational use will grow as legalization expands. If cannabis legalization is scaled back or reversed at the State level, or if the United States federal government increases regulation and prosecution of cannabis-related activities, it could have a material adverse effect on the Company's business, financial condition and results of operations.

FDA Approval Process for Pharmaceutical Drugs in the United States

Because cannabis is federally illegal to produce and sell in the United States, and because it currently has no federally recognized medical uses, the FDA has historically deferred enforcement related to cannabis to the DEA; however, the FDA has enforced the FDCA with regard to hemp-derived products, especially CBD, sold outside of state-regulated cannabis businesses. If cannabis were to be rescheduled to a federally controlled, yet legal, substance, the FDA would likely play a more active regulatory role with respect to cannabis and cannabis products. In the event that cannabis or any other cannabis products that the Company develops become subject to FDA regulation, the Company's future products may become subject to FDA approval processes for drugs marketed in the United States.

In the United States, the FDA regulates drugs under the FDCA and implementing regulations. Drugs are also subject to other federal, state and local statutes and regulations. Biological products are subject to regulation by the FDA under the FDCA, the Public Health Service Act (the "PHSA"), and related regulations, and other federal, state and local statutes and regulations. Biological products include, among other things, viruses, therapeutic serums, vaccines and most protein products. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with the applicable United States requirements at any time during the product development process, approval process or after approval, may subject an applicant to administrative or judicial sanctions. FDA sanctions could include refusal to approve pending applications, withdrawal of an approval, a clinical hold, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on our business, financial condition and results of operations.

The process required by the FDA before a drug or biological product may be marketed in the United States generally involves the following:

•	Completion of preclinical laboratory tests, animal studies and formulation studies according to Good Laboratory Practices or other applicable regulations;
•	Submission to the FDA of an Investigational New Drug Application (and "IND"), which must become effective before human clinical trials may begin;
•
Performance of adequate and well-controlled human clinical trials according to the FDA's current good clinical practices ("GCPs") to establish the safety and efficacy of the proposed drug or biologic for its intended use;

•	Submission to the FDA of a New Drug Application (an "NDA") for a new drug product, or a Biologics License Application (a "BLA") for a new biological product;

•
Satisfactory completion of an FDA inspection of the manufacturing facility or facilities where the drug or biologic is to be produced to assess compliance with the FDA's current good manufacturing practice standards, or cGMP, to assure that the facilities, methods and controls are adequate to preserve the drug's or biologic's identity, strength, quality and purity;

•	Potential FDA audit of the nonclinical and clinical investigation sites that generated the data in support of the NDA or BLA; and
•	FDA review and approval of the NDA or BLA.

The lengthy process of seeking required approvals and the continuing need for compliance with applicable statutes and regulations require the expenditure of substantial resources. There can be no certainty that approvals will be granted. If a product receives regulatory approval, the approval may be limited to specific diseases and dosages or the indications for use may otherwise be limited, which could restrict the commercial value of the product. Further, the FDA may require that certain contraindications, warnings or precautions be included in the product labeling.

Any drug or biological products that receive FDA approval are subject to continuing regulation by the FDA, including, among other things, record-keeping requirements, reporting of adverse experiences with the product, providing the FDA with updated safety and efficacy information on an annual basis or as required more frequently for specific events, product sampling and distribution requirements, complying with certain electronic records and signature requirements and complying with FDA promotion and advertising requirements, which include, among others, standards for direct-to-consumer advertising, prohibitions against promoting drugs and biologics for uses or in patient populations that are not described in the drug's or biologic's approved labeling (known as "off-label use"), rules for conducting industry-sponsored scientific and educational activities, and promotional activities involving the internet. Failure to comply with FDA requirements can have negative consequences, including the immediate discontinuation of noncomplying materials, adverse publicity, enforcement letters from the FDA, mandated corrective advertising or communications with doctors, and civil or criminal penalties. The FDA also may require post-marketing testing, known as Phase 4 testing, risk minimization action plans and surveillance to monitor the effects of an approved product or place conditions on an approval that could otherwise restrict the distribution or use of the product.

Environmental, Health and Safety Laws

The Company is subject to environmental, health and safety laws and regulations in each jurisdiction in which the Company operates. Such regulations govern, among other things, emissions of pollutants into the air, wastewater discharges, waste disposal, the investigation and remediation of soil and groundwater contamination, and the health and safety of the Company's employees. The Company may be required to obtain environmental permits from governmental authorities for certain of its current or proposed operations. If the Company violates or fails to comply with these laws, regulations or permits, the Company could be fined or otherwise sanctioned by regulators. As with other companies engaged in similar activities or that own or operate real property, the Company faces inherent risks of environmental liability at its current and historical production sites. Certain environmental laws impose strict and, in certain circumstances, joint and several liability on current or previous owners or operators of real property for the cost of the investigation, removal or remediation of hazardous substances as well as liability for related damages to natural resources. The costs of complying with current and future environmental and health and safety laws, and any liabilities arising from past or future releases of, or exposure to, regulated materials, may have a material adverse effect on the Company's business, financial condition and results of operations.

Legal Proceedings

In October 2018, Juva  USA and Kindrub/Kind Medicine, Inc. ("Kind"), a cannabis manufacturer, executed a Letter of Intent to memorialize the parties' mutual intent for Juva  USA to acquire Kind (the "Transaction"). The Letter of Intent set forth various binding and non-binding terms that would govern the parties' conduct until the Transaction was complete or the pursuit of the Transaction was terminated. Pursuant to the Letter of Intent, Juva  USA paid $150,000 .00 to Kind as a deposit to be credited towards the purchase price. Shortly after executing the Letter of Intent, the parties entered into a Cannabis Business Management Agreement (the "Management Agreement") whereby Juva  USA took over all management of Kind's business while continuing its due diligence in connection with the Transaction. Per the terms of the Management Agreement, Juva  USA incurred substantial out of pocket costs associated with the business management and operation. In December 2018, after Juva  USA had made the $150,000 .00 deposit payment to Kind and incurred multiple expenses and made loans under the Management Agreement, Kind notified Juva CA of its intent to terminate the Letter of Intent. Juva  USA demanded the return of the deposit and expenses under the governing agreements. Kind refused to return the monies owed to Juva USA . Pursuant to the arbitration clause set forth in the Letter of Intent, Juva  USA filed an arbitration demand with the American Arbitration Association for costs and damages against Kind on June 3, 2019.

Employees

We have eight full-time employees, including our Chief Executive Officer, Douglas Chloupek, who devotes substantially all of his time to our Company. We currently have health, dental & vison insurance plans in place. We do not currently have any pension, annuity, profit sharing, or similar employee benefit plans, although we may choose to adopt such plans in the future.

We plan to engage contractors from time to time on an as-needed basis to consult with us on specific corporate affairs, or to perform specific tasks in connection with our business development activities. We have contracted our Chief Financial Officer, Mathew Lee, who devotes approximately 50% of his time to the Company's business, pursuant to a consulting agreement.  We also have various lobbyists, marketing and IT support under contract.

Corporate Information

Our principal California-based executive offices are located at 177 Park Ave., Suite 200, San Jose, California 95113, and our telephone number is 833-333-5882. Our website address is www.juvalife.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

DESCRIPTION OF PROPERTY

Production Facilities

The Company has a total of five properties under lease, which are in various stages of construction. The leased properties are summarized below.

Stockton, California

The Company is currently developing two permitted cannabis production facilities in Stockton, California, totaling approximately 48,000 square feet, including: (1) an approximate 36,686 square foot production facility located on San Juan Drive in Stockton, California (the "San Juan Facility"); and (2) an approximate 11,448 square foot facility located on Navy Drive in Stockton, California, (the "Navy Drive Facility"). The San Juan Facility and Navy Drive Facility will support cultivation, manufacturing, retail sales (delivery only) and wholesale distribution.

San Juan Facility. The San Juan Facility is being designed as a cultivation, manufacturing, distribution and non-storefront retail facility that will produce high quality flower and pre-rolls for both our branded products and white labeled products. This location will deliver direct to consumers in the north San Joaquin Valley as well as operate as the Company's Central Valley distribution hub. As of the date of this Offering Circular, demolition at the San Juan facility is complete, and the fire system is being installed.  A security system has been installed. The construction and architectural plans for this facility are near completion, and will include fully closed and sealed rooms, climate control sensors, special wall treatments, holding safe to store 500-600 pounds of cannabis and a packaging room. The facility totals approximately 36,686 square feet, with 15,750 square feet of flowering canopy. At full capability, this canopy will result in approximately 9,250 pounds of cannabis flower.  Juva USA occupies the San Juan Facility under a 5-year sublease, commencing August 1, 2018, and pays $13,200.00 per month in rent.  Pursuant to Stockton Municipal Code Section 5.100.040, in order to operate legally in Stockton, the Company will have to obtain: (1) a proper Use Permit pursuant to Stockton Municipal Code Section 16.80.195 and 16.168; (2) an approved or conditionally approved Operators Permit from the Chief of Police pursuant to Stockton Municipal Code Section 5.100.060; (3) a business license issued by the City pursuant to Stockton Municipal Code Section 5.04.040; and (4) State licenses for cultivation, manufacturing, distribution and non-storefront retail.

The Company currently has a Use Permit and has begun construction on the San Juan Facility.  The Operators Permit and business license cannot be obtained until after construction is complete.  The State licenses cannot be sought until the local authorization(s) are obtained.  The Company expects the San Juan Facility to be operational by the second quarter of 2020, and expects construction to be completed by the fourth quarter of 2020. Thereafter, the Company will obtain the other requisite State and Local Authorizations.

Navy Drive Facility. The Company intends to use the Navy Drive Facility for its bulk cannabis storage, grinding, and manufacturing (ethanol extraction) operations. The Navy Drive Facility will also serve as a small in-house research and development cultivation site for new strains before they go into full production at the San Juan Facility.  As with the San Juan facility, for the Navy Drive Facility, the Company will have to obtain the following pursuant to Stockton Municipal Code Section 5.100.040: (1) a proper Use Permit pursuant to Stockton Municipal Code Section 16.80.195 and 16.168; (2) an approved or conditionally approved Operators Permit from the Chief of Police pursuant to Stockton Municipal Code Section 5.100.060; (3) a business license issued by the City pursuant to Stockton Municipal Code Section 5.04.040; and (4) State licenses for processing (a type of cultivation license) and manufacturing. These licenses will be obtained separately, as the Company is not operating this facility as a microbusiness. The process for obtaining these licenses varies by the licensing authority. Each license application requires the owners to be identified, those with financial interests to be identified, a bond of $5,000.00, certain tax identification numbers, plans, and other business information. As an investor, depending on the nature and amount of your investment, the Company may be required to disclose identifying information about you, including, but not limited to, your name, date of birth and government identification or taxpayer identification number.

The Company has the Use Permit and has begun construction on the Navy Drive Facility.  Interior demolition has been completed at this facility, and a new roof, gutters and sprinkler system have been installed. The facility totals approximately 11,448 square feet. Juva USA occupies the Navy Drive Facility under a 5-year lease, commencing August 1, 2018, and pays $11,500.00 per month in rent. The Operators Permit and business license cannot be obtained until after construction is complete.  The State licenses cannot be sought until the local authorization(s) are obtained. The Company expects the Navy Drive Facility to be operational by the first quarter of 2020, and expects construction to be completed by the second quarter of 2020. Thereafter, the Company will obtain the other requisite State and Local Authorizations.

Hayward, California

Clawiter Road Facility. The Clawiter Road property is being designed as Juva's main corporate and operational campus, which will provide storefront and delivery access to retail customers. The Clawiter property is adjacent to the Enterprise Avenue property. Juva USA occupies the Clawiter Road property under a sublease with a term of 4 years and 5 months commencing August 1, 2018, and pays $22,000.00 per month in rent.

Enterprise Avenue Facility.  The Enterprise Avenue facility is located adjacent to the Clawiter Road facility.  It is being designed to house the equipment needed for manufacturing. Juva USA occupies the Enterprise property under a sublease with a term of 4 years and 5 months, commencing August 1, 2018, and pays $8,593.75 per month in rent.

The Clawiter Road and Enterprise Avenue properties are collectively referred to as the "Hayward Facilities."  The Hayward Facilities include two buildings with an existing Class 5 clean room as part of the 18,000 square foot building and 11,000 square feet of greenhouses for cultivation. The Hayward Facilities' other activities will include cultivation of high-quality greenhouse material for extraction, a flagship retail store, a delivery hub for the entire East San Francisco Bay area, post-process extraction of oil from the Navy Drive Facility, CO2 extraction, formulation, isolation and contract product development. There will also be on-site patient evaluation and intake, new drug research and development, and the manufacturing of capsules, edibles, transdermal patches, topical products, inhalers, and suppository products. The Hayward campus includes a total of approximately 35,000 square feet.

Pursuant to Hayward Municipal Code Chapter 6, Article 14, and Chapter 10, Article 1, in order to operate the Hayward Facilities in Hayward, California, the Company must obtain: (1) an Administrative Use Permit or a Conditional Use Permit, depending on the type of license sought; (2) a Commercial Cannabis Permit; and (3) a State license for a microbusiness facility.  The Company received approval to proceed with the Use Permit on or about June 18, 2019 (one for each property).  The Company expects construction of the manufacturing area of the Hayward Facilities to be completed, and the manufacturing facilities to be licensed and operational, by approximately December 2019. The Company expects construction on the cultivation and distribution facilities at the Hayward Facilities to be completed, and the cultivation and distribution facilities to be licensed and operational, by the first quarter of 2020.

Redwood City, California

Convention Way Facility. The Convention Way property will be used for a non-storefront retail (delivery) cannabis facility. Delivery service will be available throughout the Bay Area Peninsula from San Francisco down to San Jose. The facility will comply with all applicable local and State laws and will have adequate controls in place against any diversion, theft, and loss of cannabis products. The facility will have a security alarm system, continuous 24-hour video surveillance, proper lighting, commercial grade locked doors, cannabis products and money secured in an on-site vault, and other protective security and safety measures required by applicable law and industry standards.  The Company believes this delivery business will have access to approximately 1.67 million potential customers. The Convention Way property is approximately 1,345 square feet of office space. Juva USA occupies the property under a 5-year lease, commencing December 1, 2018, and pays $6,052.00 per month in rent. Pursuant to Article 59 of the Redwood City Municipal Code, in order to operate in Redwood City, the Company must obtain: (1) a Cannabis Business Permit; (2) a Conditional Use Permit; and (3) a State License. The Company obtained approval of its Cannabis Business Permit on or about April 22, 2019. The Conditional Use Permit was approved on or about May 31, 2019. The Company is in the process of changing the licensee from Juva USA to Juva RWC.  The Company expects the Convention Way facility construction to be completed by the first quarter of 2020, and the Company expects to have the State license and be operational by the first quarter of 2020.

Permits

To Summarize, the Company currently has the following local permits approved:

•	CUPs for two facilities in Stockton, California – the San Juan Facility and the Navy Drive Facility – for manufacturing, non-storefront retail (delivery), cultivation and distribution operations;
•	A CUP for a non-storefront (delivery) retail facility at the Convention Way property in Redwood City, California (with paperwork pending); and
•	Two approved microbusiness permits for operations at the Clawiter Road and Enterprise Avenue facilities in Hayward, California (with paperwork pending).

The Company does not currently have any State licenses for its planned operations in the State of California.

Intellectual Property

We believe it is important to our success that we:

●
Obtain and maintain patent, trademark and other legal protections for the proprietary formulations, research, technology, inventions, improvements and other intellectual property we consider important to our business;

●	prosecute our patent applications and defend our issued patents;
●	protect and enforce our trademark rights and preserve the confidentiality of our trade secrets; and
●	operate without infringing the patents, trademarks and proprietary rights of third parties.

We intend to seek appropriate patent protection and intellectual property protection for our business, as well as other proprietary technologies and their uses, by filing applications in the United States and selected other countries.

Juva has invested significant resources towards developing a recognizable and unique brand consistent with premium, high-end products in other industries.  To date, Juva has one registered federal trademark with the United States Patent and Trademark Office and six pending applications.

As of the date hereof, Juva has registered the following state trademarks in the State of California:

•	Frosted Flowers
•	www.frostedflowers.com

As of the date hereof, Juva has the following pending applications for federal trademarks in the United States:

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled "Risk Factors" starting on page 9, "Cautionary Statement Regarding Forward-Looking Statements" starting on page 4, and elsewhere in this Offering Circular. Please see the notes to our Consolidated Financial Statements for information about our significant accounting policies.

Overview

The Company was incorporated under the laws of the Province of British Columbia on April 3, 2019. Juva USA was incorporated under the laws of the State of California on June 29, 2018.  Juva USA became a wholly-owned subsidiary of the Company effective May 30, 2019, pursuant to an Agreement and Plan of Merger dated May 15, 2019, by and among the Company, Juva USA , and Juva Holdings (California) Ltd., a California corporation and wholly-owned subsidiary of the Company. Juva USA has five wholly-owned subsidiaries: Precision, VG, B.C. Ltd., Juva RWC and Juva Stockton . On July 31, 2018, Juva USA entered into a Contribution and Equity Exchange Agreement with the shareholders of Precision and VG, whereby Juva USA acquired all of the issued and outstanding shares of Precision and VG for the issuance of 35,000,000 shares of common stock of Juva USA .

The business of the Company will effectively be the business of Juva USA , which is the business of acquiring, owning and operating various cannabis businesses in the State of California. Juva is working to establish itself as an emerging leader in all areas of medicinal and recreational cannabis production, manufacturing, distribution, retail, research and development. We currently have three planned cannabis operations: Juva Labs, Juva Cultivation and Juva Retail. Juva Labs is Juva's therapeutics division which, when operational, will be involved in medicinal cannabis product research, development, manufacturing and distribution. Juva Cultivation is Juva's production operation which will focus on the production of high-quality cannabis for all Juva product lines. Juva Retail is a network of cannabis retail facilities and delivery/distribution operations that will serve the San Francisco Bay Area and other areas within the State of California where the business is compliant with applicable local laws.

We are a pre-revenue company with a very limited operating history upon which to base an evaluation of our business and prospects. Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. We have not generated any revenues since inception and we are not currently profitable and may never become profitable.

Financial Condition and Results of Operations for Juva USA

Results of Operations

To date, Juva  USA has not generated any revenues from its planned operations.  Juva  USA incurred a net loss of $3,369,485 during the period from June 29, 2018 (inception) to December 31, 2018, primarily consisting of a change in fair value of warrant liability of $1,023,586, professional fees of $407,529, consulting fees of $173,149, salary expense of $236,015 rent expense of $286,826, marketing and promotion expenses of $186,771, and an impairment of intangible assets of $690,041. The Company anticipates that operating expenses will continue to rise in connection with the Company's continued development of its business operations in California.

Liquidity and Capital Resources

To date, we have generated no cash from operations and negative cash flows from operating activities. Juva  USA has financed its activities to date by raising capital from private placements. Our future expenditures and capital requirements will depend on numerous factors, including the success of this Offering and the ability to execute our business plan. We may encounter difficulty sourcing future financing.

Juva USA had cash in the amount of $2,358,086 as of December 31, 2018, and working capital of $2,269,428 as of December 31, 2018 (not including warrant liability of $1,771,393).

Juva USA has contractual obligations for capital expenditures in the amount of $200,000 and projected capital expenditures of $10,000,000 to complete the construction of its facilities in California, and we expect to use the proceeds from this Offering and past and future private placements to fulfill such commitments.

Juva USA does not pay dividends and has no long-term debt or bank credit facility.

Off-Balance Sheet Arrangements

Juva USA does not have any off-balance sheet arrangements.

Going Concern

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon its ability to raise additional capital as required. During the period from June 29, 2018 (inception) through December 31, 2018, Juva USA incurred net losses of $3,369,485. Juva USA does not currently generate any cash on its own. We have funded operations exclusively in the form of capital raised from the issuance of our equity securities.

Financial Condition and Results of Operations for Juva Life Inc. (Canada)

Results of Operations

To date, the Company has had no discernible operations. The Company has not completed one fiscal quarter, nor has it had any operations since inception, other than the merger transaction to acquire Juva USA .

Liquidity and Capital Resources

The Company has not begun commercial operations and, accordingly, does not generate cash from operations. We believe that if we raise $ 49,875,000 (the Maximum Amount) in this Offering, we will have sufficient capital to finance our operations for at least the next 24 months; however, if we do not sell the Maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing. We do not have any track record for self-underwritten Regulation A+ offerings, and there can be no assurance we will raise the Maximum Amount or any other amount. Further, we expect that after such 24-month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities. No assurances can be made that we will be successful in obtaining additional equity or debt financing, or that ultimately, we will achieve profitable operations and positive cash flow. On July 11, 2019, the Company closed a private placement offering in Canada, pursuant to which the Company offered and sold 4,251,964 units of the Company's securities, comprised of 4,251,964 Common Shares and 2,125,982 Common Share purchase warrants, at a price per unit of $0.35 CAD, for proceeds of $1,488,187.40 CAD. In connection with the private placement offering, the Company issued 90,125 warrants to two qualified arm's length finders as compensation for their services.

The Company does not pay dividends and has no long-term debt or bank credit facility. The Company is not subject to any externally imposed capital requirements.

The Company plans to raise capital through this Offering and, if additional funds are required, the Company plans to raise additional capital primarily through the private placement of its equity securities.  Under such circumstances, there is no assurance that the Company will be able to obtain further funds required for the Company's continued working capital requirements.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements.

Going Concern

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's ability to continue as a going concern is contingent upon its ability to raise additional capital as required. Initially, we intend to finance our operations through this Offering and, if needed, future equity financings. The Company does not generate any cash on its own at this time. We have funded operations exclusively in the form of capital raised from the sale and issuance of our equity securities.

Relaxed Ongoing Reporting Requirements

Regulation A+ provides that a filer can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption and, therefore, we will not be subject to the same adoption period for new or revised accounting standards as public companies.

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an "emerging growth company" (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. As defined in the JOBS Act, an emerging growth company is defined as a company with less than $1 Billion in revenue during its last fiscal year. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.

For so long as we remain an "emerging growth company," we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies," including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

If we are required to publicly report under the Exchange Act as an "emerging growth company", we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an "emerging growth company" for up to five years, though if the market value of our Common Shares held by non-affiliates exceeds $700 Million, we would cease to be an "emerging growth company."

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A+ for Tier 2 issuers. The ongoing reporting requirements under Regulation A+ are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer's fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer's fiscal year.

Plan of Operations

As noted above, the continuation of our current plan of operations requires us to raise significant additional capital. If we are successful in raising capital through the sale of Units offered for sale in this Offering, we believe that the Company will have sufficient cash resources to fund its plan of operations for the next 24 months. If we are unable to do so, we may have to curtail and possibly cease some operations.

We are a pre-revenue development stage company. We began operations in June 2018 through our wholly-owned subsidiary Juva  USA and have a very limited operating history. Our plan of operations for the next few years includes: building out operations at our leased facilities with a focus on vertical integration, development and optimized production of our planned products; securing expansion financing in order to complete construction at the Company's leased facilities and to acquire businesses currently in the Company's pipeline that will allow for vertical integration; completing applications for cannabis permits in the California market to secure the licenses necessary to carry out our business plan; identifying other cannabis markets to enter and applying for or acquiring the licenses necessary to enter such markets; seeking strategic acquisitions; and developing, executing and monitoring sales and marketing campaigns. Over the next 12 months, we plan to complete licensing and permitting at our facilities and commence production, implement a sales team, execute marketing and branding campaigns, and acquire pipeline projects related to capital expenditures.

We continually evaluate our plan of operations to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations.

These circumstances raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Trend Information

Because we are still in the startup phase and have only recently commenced operations, we are unable to identify any recent trends in revenue or expenses. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:
Douglas Chloupek	President and Chief Executive Officer	41	June 2018 – Present	N/A
Neil Ruditsky	Chief Operating Officer	49	August 2018 – Present	N/A
Mathew Lee	Chief Financial Officer, Treasurer and Secretary	35	September 2018 – Present	20
Kari Gothie	VP Finance	54	June 2018 – Present	N/A

Directors:
Douglas Chloupek	Director	41	June 2018 – Present	N/A
Dr. Rakesh Patel	Director	46	August 2018 – Present	N/A
Norton Singhavon	Director	35	August 2018 – Present	N/A
Kari Gothie	Director	54	June 2019 – Present	N/A

There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Certain Relationships

Except as set forth above and in our discussion below in "Interest of Management and Others in Certain Transactions," none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Business Experience

Douglas Chloupek, President, Chief Executive Officer and Director: Douglas Chloupek has served as our Chief Executive Officer, President and Director since the inception of Juva USA in 2018. Mr. Chloupek has founded and run numerous cannabis companies, including Valley Grown Enterprises (where he has served as Chief Executive Officer since April 2017), Lux Wellness (where he served as Chief Operating Officer from October 2015 to February 2018), Medmar Healing Center (where he served as Chief Executive Officer from March 2010 to October 2015), and Frosted Flowers (where he has served as Chief Executive Officer since 2013). Mr. Chloupek also founded and served as Chief Operating Officer from January 2015 to June 2016 of BAS Research Center, California's first licensed medical cannabis manufacturing and research group, dedicated to developing pharmaceutical grade cannabis products. Additionally, Mr. Chloupek is the co-founder and has served since June 2017 as the President of Day-to-Day Ingredients, which supplies molecularly-infused sugar, salt and non-dairy powder creamer to infused product manufacturers in the California market and CBD product market globally. Mr. Chloupek also has helped build and support California's cannabis industry, as a founding member of both the California Cannabis Industry Association and the Citizens Coalition for Patient Care. We believe Mr. Chloupek's extensive experience in the industry and entrepreneurial background and knowledge will help further the Company's business goals and efforts.

Neil Ruditsky, Chief Operating Officer: Mr. Ruditsky has served as our Chief Operating Officer since August 2018. Mr. Ruditsky has spent more than two decades in senior leadership positions in the hospitality and cannabis industries, including with Coastal Americare (dba Elemental Wellness) where he served as VP of Business Development from July 2012 to February 2018, and the Pyramid Hotel Group where he served as General Manager from May 2006 to July 2012. Mr. Ruditsky also founded NSR Enterprises, a company that consulted with cannabis businesses on various operational issues.  Mr. Ruditsky holds a Bachelor of Science degree in Hospitality from Johnson & Wales University.

Mathew Lee, Chief Financial Officer, Treasurer and Secretary: Mr. Lee has served as our Chief Financial Officer, Treasurer and Secretary since September 2018. Mr. Lee has over ten years of experience in audit, finance, public company financial reporting and operations management. He began his career as a CPA, CA with Smythe LLP and performed financial statement audits and handled taxation matters for both publicly traded and privately held entities from January 2007 to December 2014. From December 2014 to November 2016, Mr. Lee was Manager of Operations for Raymond James Ltd., one of Canada's largest independent investment dealers with revenues in excess of $300 million and assets under administration in excess of $33 billion. Mr. Lee provided overall leadership and business direction to two teams of 40 associates while overseeing the execution and facilitation of transactions for Canadian operations. From November 2016 to November 2017, Mr. Lee served as Corporate Controller for AP Capital, a real estate investment company with assets under management of $150 million. Since November 2017, Mr. Lee has served as chief financial officer for multiple TSX-V and CSE listed companies with a focus on cannabis, mining, and technology. Mr. Lee has expertise in the areas of financial reporting, budgeting, forecasting, cash management and process improvement. Mr. Lee holds a Chartered Accountant designation with a Bachelor of Commerce Degree from the University of British Columbia.

Rakesh R. Patel, MD, Director:  Dr. Patel has served as a member of our Board of Directors since August 2018. Dr. Patel is a renowned oncologist and clinical researcher, and has been a partner of leading oncology medical groups in Northern California since 2012. Dr. Patel served as a partner of Valley Medical Oncology Consultants from 2012 to 2016. In 2016, Dr. Patel formed Precision Cancer Specialists, an oncology services medical group, where he currently serves as Medical Director. Dr. Patel is a seasoned entrepreneur who has participated in multiple healthcare start-ups.  Dr. Patel received an M.D. from Indiana University in 1999 and completed Oncology training at the University of Wisconsin in 2004. Dr. Patel has served as a national principal investigator of registry research trials with responsibilities of trial design, patient accrual, data analyses, scientific presentations and development of publication strategy. We believe that Dr. Patel's entrepreneurial healthcare leadership background, combined with his strong clinical research and education experience, will help accelerate the medical side of the Company's business goals.

Norton Singhavon, Director: Mr. Singhavon has served as a member of our Board of Directors since August 2018. Mr. Singhavon is the co-founder and currently serves as CEO and Director of GTEC Holdings Ltd. (TSXV:GTEC; OTC:GGTTF) (established in June 2018), which wholly owns GreenTec Holdings Ltd. (established in June 2017) and its eleven subsidiaries vertically integrated across all major sectors of the Canadian cannabis industry. He is also the founder and has served as the Executive Chairman of Doventi Capital Inc., a company focused on cannabis sector investment, since 2015. Over the past five years, Mr. Singhavon has served as a director of several companies in the Canadian cannabis industry, including GreenTec Bio-Pharmaceuticals since 2013, PF Ventures Ltd. since 2014, and Zenalytic Laboratories from May 2015 to November 2018. Mr. Singhavon has extensive experience at the senior management level of capital investments and has been involved in several acquisitions, consolidations and start-ups in Canada's legal cannabis sector, both private and public. He has also served as an advisor to Invictus MD (TSXV:GENE; OTC:IVITF) and as an operations consultant for Cronos Group (TSX:CRON; NASDAQ:CRON). As an experienced corporate leader, Mr. Singhavon has gained valuable experience in regulatory matters, corporate matters, raising capital privately and publicly, and strategic corporate development within the public markets.

Kari Gothie, VP of Finance and Director:  Ms. Gothie has served as our Vice President of Finance since June 2018 and as a member of our Board of Directors since June 2019. Ms. Gothie has over 30 years of financial experience, including as Vice President of Finance with Think Big Analytics (a Teradata Company) from November 2012 through September 2014 and as Chief Financial Officer and Board member of FocusFrame Inc. from November 2002 through March 2007. From October 2014 to May 2018, Ms. Gothie served as a partner and tax specialist for Gothie & Associates LLC in Connecticut, in addition to consulting with private companies in the Bay Area of Northern California, advising in all areas of finance, accounting, human resources and corporate governance. She began her career as a Certified Public Accountant (CPA) with KPMG and performed financial statement audits and handled taxation matters for both publicly traded and privately held entities from 1986 to 1989. From 1990 to 1993 she was a senior manager with a regional accounting firm Gothie & Company CPAs, working with private companies in all areas of audit, tax and compliance. She received her Master's in Business Administration from University California at Berkeley in 1995 and has spent all subsequent years working with start-up companies as both an employee and private consultant. Ms. Gothie has expertise in the areas of strategic analysis, budgeting, forecasting, cash management, and risk management.   She also has extensive experience in high growth organizations and mergers and acquisitions.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten years:

• Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

• had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

• been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

• been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

• been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

• been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Board Leadership Structure and Risk Oversight

The Board of Directors (the "Board") oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the Board for further consideration.

Term of Office

Each of our officers holds office until his or her successor is elected and qualified. Directors are appointed to serve for one year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Director Independence

We use the definition of "independence" of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an "independent director" is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company's Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;
●

the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●
the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

●
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●
the director or a family member of the director is a current partner of the company's outside auditor, or at any time during the past three years was a partner or employee of the company's outside auditor, and who worked on the company's audit.

Under such definitions, Dr. Patel and Mr. Singhavon are independent directors. However, our Common Shares are not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

Family Relationships

There are no familial relationships among any of our directors or officers.

Significant Employees

We do not have any significant employees other than our current directors and executive officers named herein.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table represents information regarding the total compensation for the directors and the executive officers of the Company as of December 31, 2018:

Name and Capacity in which Compensation was Received	Cash Compensation	Other Compensation		Total Compensation
			(1)
Douglas Chloupek (CEO/President/Director)	$68,750	$2,350		$71,100
Neil Ruditsky (COO)	$68,750	$14,100		$82,850
Mathew Lee (CFO)	$15,200	$1,958		$17,158
Kari Gothie (VP Finance/Director)	$68,750	$14,100		$82,850
Dr. Rakesh Patel (Director)	$0	$2,350		$2,350
Norton Singhavon (Director)	$0	$2,350		$2,350

(1)
Any values reported in the "Other Compensation" column, if applicable, represents the aggregate grant date fair value, computed in accordance with Accounting Standards Codification (ASC) 718 Share Based Payments, of grants of stock options to each of our named executive officers and directors.

Director Compensation

We have four directors. We currently do not pay our directors any cash compensation for their services as board members. In August 2018, three of our directors acting at that time were each granted 300,000 options to purchase common stock of Juva  USA at CAD $0.05 per share.

On July 20, 2019, our Board adopted the Company's 2019 Equity Incentive Plan (the "2019 Plan") and approved the grant of a total of 9,829,881 RSUs to our four directors as consideration for their services to the Company. Certain of the RSUs were fully vested as of the grant date, while others are subject to vesting over a period of two or three years following the grant date, with vesting commencing on August 1, 2019. Upon exercise of any vested RSUs, the Company will pay the recipients by delivery of Common Shares, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board and set forth in the applicable award agreement. For a more detailed description of the 2019 Plan, see "Securities Being Offered" below. The Company may grant additional awards to our directors in the future as compensation for their services, pursuant to the terms of the 2019 Plan.

Employment Agreements, Arrangements or Plans

Mr. Lee has entered into a consulting agreement with Juva  USA dated August 24, 2018 for a term of 12 months, unless earlier terminated by either party or extended by mutual written agreement. Pursuant to the consulting agreement, Mr. Lee has agreed to perform certain services as Chief Financial Officer of Juva USA . The consulting agreement provides that Mr. Lee shall receive a monthly fee of CAD $5,000, which may be increased based on the achievement by the Company of certain objectives in our business plan. The consulting agreement may be terminated by the Company for any reason upon 60 days' written notice or payment of two months' fees in lieu thereof, or without notice upon a material breach or in the event Mr. Lee is unable to provide the services for a period of thirty (30) consecutive days.

Mr. Ruditsky has entered into a verbal employment agreement with Juva USA . Pursuant to the verbal employment agreement, Mr. Ruditsky has agreed to perform certain services as Chief Operating Officer of Juva  USA and the Company. The verbal employment agreement provides that Mr. Ruditsky will receive an initial base salary of $165,000 (subject to review and adjustment by the Board).

Ms. Gothie has entered into a verbal employment agreement with Juva USA . Pursuant to the verbal employment agreement, Ms. Gothie has agreed to perform certain services as Vice President of Finance of Juva  USA and the Company. The verbal employment agreement provides that Ms. Gothie will receive an initial base salary of $165,000 (subject to review and adjustment by the Board).

Mr. Chloupek has entered into a verbal employment agreement with Juva USA . Pursuant to the verbal employment agreement, Mr. Chloupek has agreed to perform certain services as Chief Executive Officer of Juva USA and the Company. The verbal employment agreement provides that Mr. Chloupek will receive an initial base salary of $165,000 (subject to review and adjustment by the Board) and will be eligible for an annual management incentive bonus based upon the Company's financial results.  The Company intends to enter into a formal written employment agreement with Mr. Chloupek. Pursuant to the formal employment agreement, Mr. Chloupek will agree to continue to perform certain services as Chief Executive Officer of the Company. The formal employment agreement will provide that Mr. Chloupek will receive an initial base salary (subject to review and adjustment by the Board) and will be eligible for an annual management incentive bonus based upon the Company's financial results.

Pursuant to agreements with the Company and Juva USA , Mr. Chloupek was granted 300,000 options to purchase common stock of Juva  USA at fair market value in August 2018 and an additional 2,225,000 options to purchase common stock of Juva USA at fair market value in May 2019.  He will be eligible for additional annual grants of options to purchase Common Shares of the Company pursuant to his ongoing employment arrangements with the Company.

Pursuant to an agreement with the Company and Juva USA , Mr. Chloupek and Dr. Patel are entitled to, subject to certain performance milestones and pro rata in proportion to their respective holdings of Juva USA as of July 31, 2018, up to an aggregate total amount of (i) 5,000,000 warrants to purchase Common Shares of the Company exercisable at a price of $0.35 per share and (ii) $500,000 in cash. As of the date of this Offering Circular, no warrants have been exercised and no cash has been disbursed under this agreement.

On July 20, 2019, the Board adopted the 2019 Plan, which provides for the grant of stock options, stock appreciation rights ("SARs"), RSUs and other stock and cash-based awards to employees, officers, directors and consultants of the Company and employees, officers, directors and consultants of the Company's affiliated entities. The 2019 Plan will be administered by the Board, or a committee of the Board designated by the Board. The Board, as administrator, has the authority to determine the provisions, terms and conditions of each award granted pursuant to the 2019 Plan, including vesting schedules, forfeiture or repurchase provisions, forms of payment upon settlement of each award (i.e., cash, shares, or other consideration), payment contingencies and satisfaction of performance criteria. For a more detailed description of the 2019 Plan, see "Securities Being Offered" below.

On July 20, 2019, the Company granted a total of 10,429,881 RSUs to our directors and advisors pursuant to the 2019 Plan, including (i) 8,126,893 RSUs granted to Douglas Chloupek (fully vested as of the grant date), (ii) 1,352,988 RSUs granted to Rakesh Patel (1,127,988 of which are fully vested as of the grant date, and 225,000 of which are subject to vesting in equal quarterly installments over two years commencing August 1, 2019), (iii) 300,000 RSUs granted to Kari Gothie (subject to vesting in equal quarterly installments over three years commencing August 1, 2019), (iv) 50,000 RSUs granted to Norton Singhavon (subject to vesting in equal quarterly installments over three years commencing August 1, 2019), and (v) a total of 600,000 RSUs granted to four advisors (50% of which are fully vested as of the grant date, and 50% of which are subject to vesting in equal quarterly installments over two years commencing August 1, 2019). The Company may grant awards to our employees, officers, directors and consultants in the future pursuant to the terms of the 2019 Plan.

We do not currently have any other written employment agreements, arrangements or plans with any of our directors, officers or significant employees.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table shows the beneficial ownership of our Common Shares, as of July 25, 2019, held by (i) each person known to us to be the beneficial owner of more than 10% of any class of our voting securities; (ii) each director who is the beneficial owner of more than 10% of any class of our voting securities; (iii) each executive officer who is the beneficial owner of more than 10% of any class of our voting securities; and (iv) all directors and executive officers as a group. As of July 25, 2019 , there were 90,298,808 Common Shares issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Common Shares subject to options and warrants currently exercisable or which may become exercisable within 60 days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Directors and Officers:

Douglas Chloupek(2)	36,423,477 shares (3)	37.01%

All executive officers and directors as a group	54,577,392 shares (4)	54.68%

Greater than 10% Securityholders:
None

________

(1)	This Offering Statement does not contemplate that any of our current listed shareholders will acquire any additional Common Shares as part of this Offering.
(2)	This business address of this individual is c/o Juva Life Inc., 885 West Georgia Street, Suite 1500, Vancouver, BC V6C 3E8.
(3)	Includes 28,296,584 Common Shares and 8,126,893 fully vested RSUs granted July 20, 2019 pursuant to the Company's 2019 Plan.
(4)	Includes 45,072,511 Common Shares, 250,000 exercisable Common Share purchase warrants, and 9,254,881 fully vested RSUs granted July 20, 2019 pursuant to the Company's 2019 Plan.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Transactions with Related Persons

Except as described below and except for employment and compensation arrangements which are described under " Compensation of Directors and Executive Officers " above , since the inception of Juva USA and the Company, there has not been, nor is there currently proposed, any transaction in which the Company or any of its subsidiaries are or were a participant and the amount involved exceeds the lesser of $120,000 or 1% of the total assets as of May 15, 2019, and in which any of our directors, executive officers, holders of more than 5% of our Common Shares or any immediate family member of any of the foregoing had or will have a direct or indirect material interest.

During the period from inception of Juva USA to May 15, 2019, the Company had the following related party transactions:
•
Juva USA paid an aggregate of $562,964 in lease payments and $56,211 in security deposits to Best Leasing Services, Inc., a company owned by Douglas Chloupek, the Chief Executive Officer and a director and shareholder of the Company. Juva  USA leases the San Juan facility, the Clawiter Road facility and the Enterprise Avenue facility from Best Leasing Services, Inc. pursuant to sublease agreements with Best Leasing Services, Inc. Approximately 90% of the payments under the sublease agreements are passed directly to the landlord of each property pursuant to the master lease agreements between such landlord and Best Leasing Services, Inc.

•
In connection with the acquisition of Precision and VG, Juva  USA assumed a total of $160,233 in amounts owed to Douglas Chloupek, the Chief Executive Officer and a director and shareholder of the Company, and $35,000 in amounts owed to our director, Rakesh Patel's father, which amounts were repaid in December 2018.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant shareholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our Board, or an appropriate committee thereof. On a moving forward basis, our directors will continue to approve any related party transaction.

SECURITIES BEING OFFERED

The following is a summary of the rights of our capital stock as provided in our Articles and Notice of Articles. For more detailed information, please see our Articles and Notice of Articles which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

The Company's Notice of Articles provide that our authorized capital consists of an unlimited number of Common Shares, without par value, which do not have any special rights or restrictions.

As of July 25, 2019 , the Company had 90,298,808 Common Shares issued and outstanding.
Rights, Preferences and Restrictions Attaching to Our Common Shares

The Business Corporations Act (British Columbia) provides the following rights, privileges, restrictions and conditions attaching to our Common Shares:

•	to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;
•
subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of our company, to share equally in the remaining property of our company on liquidation, dissolution or winding-up of our company; and

•	the Common Shares are entitled to receive dividends if, as, and when declared by the Board of Directors.

The provisions in our Articles attaching to our Common Shares may be altered, amended, repealed, suspended or changed by the affirmative vote of the holders of not less than two-thirds of the outstanding Common Shares.

With the exception of special resolutions (i.e. resolutions in respect of fundamental changes to our company, including: the sale of all or substantially all of our assets, a merger or other arrangement or an alteration to our authorized capital that is not allowed by resolution of the directors) that require the approval of holders of two-thirds of the outstanding Common Shares entitled to vote at a meeting, either in person or by proxy, resolutions to approve matters brought before a meeting of our shareholders require approval by a simple majority of the votes cast by shareholders entitled to vote at a meeting, either in person or by proxy.

Shareholder Meetings

The Business Corporations Act (British Columbia) provides that: (i) a general meetings of shareholders must be held in British Columbia, or may be held at a location outside British Columbia since our Articles do not restrict our company from approving a location outside of British Columbia for the holding of the general meeting and the location for the meeting is approved by ordinary resolution, or the location for the meeting is approved in writing by the British Columbia Registrar of Companies before the meeting is held; (ii) directors must call an annual meeting of shareholders not later than 18 months after the date of incorporation and no later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than two months or by less than 21 days, if we are a public company, otherwise 10 days, the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; (v) only shareholders entitled to vote at the meeting, our directors and our auditor are entitled to be present at a meeting of shareholders; and (vi) upon the application of a director or shareholder entitled to vote at the meeting, the British Columbia Supreme Court may order a meeting to be called, held and conducted in a manner that the Court directs.

Pursuant to our Articles, the quorum for the transaction of business at a meeting of our shareholders is at least one person who is, or who represents by proxy, one or more shareholders who, in the aggregate, hold at least five percent of the issued shares entitled to be voted at the meeting.

Warrants
As of July 25 , 2019, the Company had a total of 16,497,842 Common Share purchase warrants issued and outstanding, including (i) 5,200,000 Common Share purchase warrants which are exercisable at a price of $0.05 CAD per share, subject to customary adjustments, over a 12-month exercise period following the date of issuance, and (ii) 11,297,842 Common Share purchase warrants outstanding which are exercisable at a price of $0.60 CAD per share, subject to customary adjustments, over an 18-month exercise period following the date of issuance.

Subscription Agreement

In this Offering, the Units are being sold pursuant to the terms and conditions set forth in the form of Subscription Agreement included as Exhibit 4.1 hereto (the "Subscription Agreement"). The Units are being offered at a price of $0.50 USD per Unit. Each Unit includes one Common Share and one-half of one Common Share Warrant. Each whole Warrant entitles the holder to purchase one Common Share at an exercise price of $0.75 USD per share, subject to customary adjustments, over an 18-month exercise period following the date of issuance. The Subscription Agreement is to be construed in accordance with and governed by the laws of the State of California, and the parties to the Subscription Agreement will submit to the jurisdiction of the federal and state courts located in Santa Clara County, California for any suit, action or other proceeding arising out of or based upon the Subscription Agreement. Any claims or actions arising out of the Subscription Agreement and asserted under the Securities Act or the Exchange Act will be subject to exclusive federal jurisdiction.
Fully Paid and Non-assessable

All outstanding Common Shares are, and the Common Shares to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and non-assessable.

Resale Restrictions

The Common Shares and Warrants will be separately transferable following the termination of any transfer hold periods under applicable law.

The securities to be issued in connection with the Offering will be subject to a statutory hold period in Canada in accordance with Section 2.5(2)(3)(ii) of National Instrument 45-102 – Resale of Securities, as follows: "Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is 4 months, and a day after the later of (i) [insert the distribution date], and (ii) the date the issuer became a reporting issuer in any province or territory."

Purchasers under this Offering should consult with their own professional advisers with respect to restrictions on the transferability of the securities offered hereunder.

Equity Incentive Plan

Our Board adopted the 2019 Equity Incentive Plan (the "2019 Plan") on July 20, 2019. The 2019 Plan provides for the grant of stock options, stock appreciation rights, restricted share units, and other stock and cash-based awards. Stock issued pursuant to awards granted under the 2019 Plan will consist of authorized but unissued Common Shares. Incentive stock options may be granted only to our employees and employees of any parent or subsidiary corporation. All other awards may be granted to our employees, officers, directors and consultants and to employees, officers, directors and consultants of any affiliated entity.

Share Reserve

We have reserved a number of Common Shares equal to 20% of our issued and outstanding Common Shares for issuance pursuant to awards under the 2019 Plan, which, as of the date of adoption of the 2019 Plan, was 18,059,761 Common Shares. The number of Common Shares available for issuance pursuant to awards granted under the 2019 Plan will increase as the number of issued and outstanding Common Shares increases. In general, Common Shares subject to awards granted under the 2019 Plan that are exercised, terminated or cancelled, or returned to the Company for any reason, shall be available for issuance pursuant to subsequent awards granted pursuant to the plan.

Administration

Our Board, or a committee of the Board designated by the Board, will administer the 2019 Plan. Subject to the terms of the 2019 Plan, the Board has the power to determine when and how awards will be granted, which employees, directors or consultants will receive awards, the type and terms of the awards granted, including the number of Common Shares subject to each award and the vesting schedule of the awards, if any, and to interpret the terms of the 2019 Plan and the award agreements, among other things. The Board also has the authority to accelerate the time at which an award may vest or be exercised, to approve forms of award agreements to be used under the 2019 Plan and amend the terms of any award agreement, and to amend, suspend or terminate the 2019 Plan at any time.

The Board will determine the provisions, terms and conditions of each award granted pursuant to the 2019 Plan, including vesting schedules, forfeiture or repurchase provisions, forms of payment (cash, shares, or other consideration) upon settlement of the award, payment contingencies and satisfaction of any performance criteria.

Stock Options and Stock Appreciation Rights

The 2019 Plan allows for the grant of incentive stock options that qualify under Section 422 of the Internal Revenue Code, non-incentive or non-qualified stock options, and stock appreciation rights ("SARs"). SARs allow the recipient to receive the appreciation in the fair market value of our Common Shares between the date of grant and the exercise date. The exercise price of all options granted under the 2019 Plan must at least be equal to the fair market value of our Common Shares on the date of grant. The term of an option may not exceed 10 years, except that with respect to any employee who owns more than 10% of the voting power of all classes of our outstanding stock or any parent or subsidiary corporation as of the grant date, the term must not exceed five years, and the exercise price must equal at least 110% of the fair market value on the grant date. The Board will determine the terms of stock option awards and SARs granted pursuant to the 2019 Plan, including, without limitation, the permitted method(s) of payment for Common Shares upon the exercise of an option award, vesting terms, and whether the Company will pay the increased appreciation with respect to a SAR in cash or with Common Shares (or a combination thereof). After the continuous service of an option or SAR recipient terminates, the recipient's awards may be exercised, to the extent vested at the time of such termination, during the period of time specified in the recipient's award agreement, which generally will be the period of time ending on the earlier of (i) the date that is 90 days following the termination of the recipient's continuous service and (ii) the expiration of the term of the option or SAR. If the recipient does not exercise the option or SAR within the applicable time period, the option or SAR will terminate.

Restricted Share Units

The 2019 Plan allows for the grant of restricted share units ("RSUs"). RSUs are awards that will result in payment to a recipient at the end of a specified period only if the vesting criteria established by the Board are achieved or the award otherwise vests. Upon vesting and exercise of the award, a RSU may be settled by the delivery of Common Shares, their cash equivalent, any combination thereof or any other form of consideration, as determined by the Board and set forth in the applicable award agreement. The Board may determine the consideration, if any, to be paid by the recipient upon exercise of a RSU and delivery of each Common Share subject to the RSU. The Board may impose whatever conditions to vesting, or restrictions and conditions to payment, that it determines to be appropriate. The Board may set restrictions based on the achievement of specific performance goals or on the continuation of service or employment, or any other restrictions or conditions it deems appropriate. Upon termination of the continuous service of a RSU recipient, any unvested portion of the recipient's RSU award will be forfeited, except as otherwise provided in the applicable award agreement.

Other Awards

The 2019 Plan also allows for the grant of other cash or stock-based awards. The Board has authority to determine the persons to whom and the time or times at which such other awards will be granted, the number of Common Shares (or cash equivalent thereof) to be granted pursuant to such other awards, and all other terms and conditions of such other awards.

Transferability of Awards

The 2019 Plan allows for the transfer of awards granted under the 2019 Plan only by will or the laws of descent and distribution, except as otherwise provided in the applicable award agreement or as otherwise expressly consented to by the Board.

Certain Adjustments

In the event of certain changes in our capitalization, the Board will make appropriate and proportionate adjustments to one or more of the number of Common Shares that are covered by outstanding awards, the exercise or purchase price of Common Shares covered by outstanding awards, and the numerical share limits contained in the 2019 Plan.

Corporate Transactions

The 2019 Plan provides that in the event of a corporate transaction, as such term is defined in the 2019 Plan, the Board may take one or more of the following actions with respect to awards granted under the 2019 Plan: (i) arrange for the surviving or acquiring corporation to assume or continue the outstanding awards or substitute one or more similar stock awards for outstanding awards; (ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company with respect to Common Shares issued pursuant to awards under the 2019 Plan to the surviving or acquiring corporation; (iii) accelerate the vesting, in whole or in part, of outstanding awards; (iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company; (v) cancel or arrange for the cancellation of outstanding awards to the extent not vested or not exercised prior to the effective time of the corporate transaction; and (vi) make a payment to the award recipient equal to the excess, if any, of the value of the property the recipient would have received upon exercise of the award immediately prior to the effective time of the corporate transaction, over the exercise price payable by such recipient in connection with such exercise.

Plan Amendments and Termination

The Board has the authority to amend, suspend or terminate the 2019 Plan at any time, subject to shareholder approval in the event such approval is required by law, provided such action does not adversely affect the rights under any outstanding award. Pursuant to the terms of the 2019 Plan, no incentive stock option will be granted after the 10th anniversary of the plan adoption date.

The foregoing description of the 2019 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2019 Plan included as Exhibit 6.11 hereto and incorporated by reference herein.

Penny Stock Regulation

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Shares immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Shares in the secondary market.

Absence of Public Market

The Company, which currently has 132 shareholders, is an alternative reporting company under Regulation A+, Tier 2 of the Securities Act. There is no public trading market for the Common Shares of the Company. The Company currently expects, as an alternative reporting company, to qualify its Common Shares for quotation or listing on the CSE, NASDAQ or OTCQB (the Over the Counter Marketplace) or other secondary market for which the Company's Common Shares may then qualify in the discretion of the Board. (See Risk Factors starting on page 9).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A+ Offering Statement on Form 1-A under the Securities Act with respect to the Units, the Common Shares and Warrants of which the Units consist and the underlying Warrant Shares offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Units, the Common Shares and Warrants of which the Units consist and the underlying Warrant Shares offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. We are required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

PART F/S

INDEX TO FINANCIAL STATEMENTS
JUVA LIFE INC.
Page
Audited Financial Statements of Juva Life Inc. (British Columbia) for the Period from Incorporation on April 3, 2019 to May 15, 2019 (expressed in Canadian Dollars)	F-2

Independent Auditor's Report	F-3

Statement of Financial Position as of May 15, 2019	F-5

Statement of Loss and Comprehensive Loss for the period from incorporation on April 3, 2019 to May 15, 2019	F-6

Statement of Cash Flows for the period from incorporation on April 3, 2019 to May 15, 2019	F-7

Statement of Changes in Shareholders' Equity for the period from incorporation on April 3, 2019 to May 15, 2019	F-8

Notes to the Financial Statements for the period from incorporation on April 3, 2019 to May 15, 2019	F-9

Audited Consolidated Financial Statements of Juva Life, Inc. (California) for the Period from Incorporation on June 29, 2018 to December 31, 2018 (expressed in United States Dollars)	F-18

Independent Auditor's Report	F-19

Consolidated Statement of Financial Position as of December 31, 2018	F-21

Consolidated Statement of Loss and Comprehensive Loss for the period from incorporation on June 29, 2018 to December 31, 2018	F-22

Consolidated Statement of Cash Flows for the period from incorporation on June 29, 2018 to December 31, 2018	F-23

Consolidated Statement of Changes in Shareholders' Equity for the period from incorporation on June 29, 2018 to December 31, 2018	F-24

Notes to the Consolidated Financial Statements for the period from incorporation on June 29, 2018 to December 31, 2018	F-25

Pro Forma Consolidated Financial Statements of Juva Life Inc. (unaudited) as of December 31, 2018 (expressed in United States Dollars)	F-45

Pro-Forma Consolidated Statement of Financial Position as of December 31, 2018	F-46

Pro-Forma Consolidated Statement of Loss and Comprehensive Loss as of December 31, 2018	F-47

Notes to Pro-Forma Consolidated Financial Statements as of December 31, 2018	F-48

Juva Life Inc.

Financial Statements

For the period from incorporation on April 3, 2019 to May 15, 2019

(Expressed in Canadian Dollars)

INDEPENDENT AUDITORS' REPORT

To the Director of Juva Life Inc.
Report on the Financial Statements

We have audited the accompanying financial statements of Juva Life Inc. (the "Company"), which comprise the statement of financial position as of May 15, 2019, and the statements of loss and comprehensive loss, cash flows and changes in shareholders' equity for the period from incorporation on April 3, 2019 to May 15, 2019 and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 15, 2019, and the results of its operations and its cash flows for the period from incorporation on April 3, 2019 to May 15, 2019 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no sources of funding and its business and arrangement are dependent on approvals by the shareholders and applicable regulatory authorities and has stated that substantial doubt exists about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada
Chartered Professional Accountants

July 24 , 2019

Juva Life Inc.
Statement of Financial Position
As at May 15, 2019
(Expressed in Canadian dollars)

	Note	May 15, 2019

ASSETS

Current assets
Cash		$1
Total assets		1

SHAREHOLDERS' EQUITY
Share capital	5	1
Total shareholders' equity		$1

Subsequent events (Note 8)

These financial statements were authorized for issue by the Board of Director on July 24 , 2019.

Approved by the Board of Directors:

"Mathew Lee"
 Director

The accompanying notes are an integral part of these financial statements

Juva Life Inc.
Statement of Loss and Comprehensive Loss
For the period from incorporation on April 3, 2019 to May 15, 2019
(Expressed in Canadian dollars)

For the period from incorporation on April 3, 2019 to May 15, 2019

Loss and comprehensive loss for the period	$-

The accompanying notes are an integral part of these financial statements

Juva Life Inc.
Statement of Cash Flows
For the period from incorporation on April 3, 2019 to May 15, 2019
(Expressed in Canada dollars)

For the period from incorporation on April 3, 2019 to May 15, 2019

FINANCING ACTIVITY
Proceeds received from incorporator shares	$1
Cash provided by financing activities	1

Increase in cash	1
Cash, beginning of period	-
Cash, end of period	$1

The accompanying notes are an integral part of these financial statements

Juva Life Inc.
Statement of Changes in Shareholders' Equity
For the period from incorporation on April 3, 2019 to May 15, 2019
(Expressed in Canadian dollars)

	Share Capital
	Number	Amount		Total Shareholders' Equity
		$		$
April 3, 2019	-		-		-
Issuance of founders share	2		1		1
May 15, 2019	2		1		1

The accompanying notes are an integral part of these financial statements

Juva Life Inc.
Notes to the Financial Statements
For the period from incorporation on April 3, 2019 to May 15, 2019
(Expressed in Canadian dollars)

1.	NATURE OF OPERATIONS

Juva Life Inc. (the "Company" or "Juva Canada" ) was incorporated under the laws of British Columbia on April 3, 2019.  The principal business of the Company is to acquire, own, and operate various cannabis businesses in the state of California. The Company's registered office is 1055 West Georgia Street, 1500 Royal Centre, P.O. Box 11117, Vancouver, BC V6E 4N.

The Company is planning to operate in the medical and recreational cannabis sectors in California, USA.  While some states in the United States have authorized the use and sale of marijuana, it remains illegal under federal law and the approach to enforcement of U.S. federal laws against marijuana is subject to change.  Because the Company will be engaging in the marijuana-related activities in the US, it assumes certain risks due to conflicting state and federal laws.  The federal law relating to marijuana could be enforced at any time and this would put the Company at risk of being prosecuted and having its assets seized when the Company starts operations in the cannabis sector.

On May 15, 2019, the Company entered into an Agreement and Plan of Merger (the "Agreement") with its wholly owned subsidiary, Juva Holdings (California) Ltd. (" SubCo "), a company incorporated under the laws of the State of California, USA for the purpose of the merger, and Juva Life, Inc. ("Juva USA"), a company incorporated under the laws of the State of California, USA.  Under the terms of the Agreement, SubCo merged with Juva USA, the legal existence of SubCo ceased , and Juva USA was the surviving entity, becoming a wholly owned subsidiary of the Company .  After the transaction, the Company will apply for a listing on the Canadian Securities Exchange ("CSE").

Juva Life Inc.
Notes to the Financial Statements
For the period from incorporation on April 3, 2019 to May 15, 2019
(Expressed in Canadian dollars)

2.	GOING CONCERN

While these financial statements have been prepared on a going concern basis which assumes the realization of assets and liquidation of liabilities in the normal course of business, management assessed that substantial doubt exists about the Company's ability to continue as a going concern. The Company has no sources of funding and its business and arrangement disclosed in Note 1 are dependent on approvals by the shareholders and applicable regulatory authorities.

3.	BASIS OF PRESENTATION

These financial statements have been prepared on a historical cost basis. In addition, these financial statements have been prepared using the accrual basis of accounting, except for cash flow information. The accounting policies below are based on International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") and Interpretations of the International Financial Reporting Interpretation Committee ("IFRIC").

The policies applied in these financial statements are based on IFRS issued and effective as of May 15, 2019.

3.1.	Basis of measurement

These financial statements have been prepared using the measurement basis specified by IFRS for each type of asset, liability, revenue and expense.

3.2.	Significant judgments, estimates and assumptions

The preparation of the Company's financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions are continually evaluated and are based on management's experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Actual results could differ from these estimates.

Critical adjustments exercised in applying accounting policies that have the most significant effect on the amounts recognized in the financial statements are as follows:

Determination of functional currency

The Company determines the functional currency through an analysis of several indicators such as expenses and cash flow, financing activities, retention of operating cash flows, and frequency of transactions within the reporting entity.

Juva Life Inc.
Notes to the Financial Statements
For the period from incorporation on April 3, 2019 to May 15, 2019
(Expressed in Canadian dollars)

Going concern

The preparation of the financial statements requires management to make judgments regarding the going concern of the Company as previously discussed in note 2.

Estimation Uncertainty

There were no areas of estimation uncertainty that would result in a significant risk of material adjustment to the carrying amount of assets and liabilities within the next financial year.

4.	SIGNIFICANT ACCOUNTING POLICIES

4.1	Impairment of Non-Financial Assets

At the end of each reporting period, the carrying amounts of the Company's assets are reviewed to determine whether there is any indication that those assets are impaired.  If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment, if any.  The recoverable amount is the higher of fair value less costs to sell and value in use.  Fair value is determined as the amount that would be obtained from the sale of the asset in an arm's length transaction between knowledgeable and willing parties.  In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.  If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount and the impairment loss is recognized in profit or loss for the period.  For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash generating unit to which the asset belongs.

For assets that generate largely independent cash inflows, which is comprised of intangible assets of the Company, the recoverable amount is determined for the cash generating unit ('CGU') to which the asset belongs. Where an impairment loss subsequently reverses, the carrying amount of the asset or CGU is increased to the revised estimate of its recoverable amount, but to an amount that does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset or CGU in prior years. A reversal of an impairment loss is recognized immediately in profit or loss.

4.2	Provisions

Liabilities are recognized when the Company has a present obligation (legal or constructive) that has arisen as a result of a past event and it is probable that a future outflow of resources will be required to settle the obligation, provided that a reliable estimate can be made of the amount of the obligation. A provision is a liability of uncertain timing or amount.

Juva Life Inc.
Notes to the Financial Statements
For the period from incorporation on April 3, 2019 to May 15, 2019
(Expressed in Canadian dollars)

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects the current market assessments of the time value of money and the risk specific to the obligation.  The increase in the provision due to the passage of time is recognized as a finance expense.

4.3	Income Taxes

Tax expense recognized in profit or loss comprises the sum of deferred tax and current tax not recognized in other comprehensive income or directly in equity.

Current tax assets and liabilities comprise those obligations to, or claims from, fiscal authorities relating to the current or prior reporting periods, that are unpaid at the reporting date. Current tax is payable on taxable profit which differs from profit or loss in the financial statements.  Calculation of current tax is based on tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period.

Deferred taxes are calculated using the liability method on temporary differences between the carrying amounts of assets and liabilities and their tax bases. Deferred tax is not provided on the initial recognition of goodwill or on the initial recognition of an asset or liability unless the related transaction is a business combination or affects taxable profit or accounting profit. Deferred tax liabilities on temporary differences associated with shares in subsidiaries and joint ventures is not provided for if reversal of these temporary differences can be controlled by the Company and it is probable that reversal will not occur in the foreseeable future.

Deferred tax assets and liabilities are measured using substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are likely to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in profit or loss in the period that includes the substantive enactment date. Deferred tax assets are recognized for all temporary differences, carry-forward of unused tax credits and unused tax losses to the extent that it is probable that future taxable profits will be available against which they can be utilized.

Deferred tax assets and liabilities are offset only when the Company has a right and intention to offset current tax assets and liabilities from the same taxation authority and the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same entity or different entities which intend to settle current tax assets and liabilities on a net basis or simultaneously in each future period in which significant amounts of deferred tax assets or liabilities are expected to be recovered or settled.

Changes in deferred tax assets or liabilities are recognized as a component of income or expense in profit or loss, except where they relate to items that are recognized in other comprehensive income or directly in equity, in which case the related deferred tax is also recognized in other comprehensive income or equity, respectively.

Juva Life Inc.
Notes to the Financial Statements
For the period from incorporation on April 3, 2019 to May 15, 2019
(Expressed in Canadian dollars)

4.4                Share capital

The Company records proceeds from share issuances net of issue costs and any tax effects in shareholders' equity.  Common shares issued for consideration other than cash are valued based on their market value at the date the shares were granted.  Common shares held by the Company are classified as treasury stock and recorded as a reduction to shareholders' equity.

The Company has adopted a residual value method with respect to the measurement of shares and warrants issued as private placement units.  The residual value method first allocates value to the more easily measurable component based on fair value and then the residual value, if any, to the less easily measurable component.  The Company considers the fair value of common shares issued in private placements to be the more easily measurable component of unit offerings and the common shares are valued at their fair value, as determined by the closing quoted bid price on the announcement date.  The balance, if any, is allocated to any attached warrants or other features.  Any fair value attributed to warrants is recorded as reserves.

4.5                Share-based Payments

Share-based payment arrangements in which the Company receives goods or services as consideration for its own equity instruments are accounted for as equity-settled transactions and, when determinable, are recorded at the value of the goods and services received. If the value of the goods and services received is not determinable, then the fair value of the share-based payment is used.

The Company uses a fair value-based method (Black-Scholes Option Pricing Model) for all share options granted to directors, employees and non-employees. For directors and employees, the fair value of the share options is measured at the date of grant. For grants to non-employees where the fair value of the goods or services is not determinable, the fair value of the share options is measured on the date the services are received.

The fair value of share-based payments is charged to profit or loss, with the offsetting credit to contributed surplus. For directors, employees and consultants, the share options are recognized over the vesting period based on the best available estimate of the number of share options expected to vest.  If options vest immediately, the expense is recognized when the options are issued.  Estimates are subsequently revised if there is any indication that the number of share options expected to vest differs from previous estimates. Any cumulative adjustment prior to vesting is recognized in the current period.  No adjustment is made to any expense recognized in prior periods where vested. For non-employees, the share options are recognized over the related service period. When share options are exercised, the amounts previously recognized in reserves are transferred to share capital.

In the event share options are forfeited prior to vesting, the associated fair value recorded to date is reversed. The fair value of any vested share options that expire remain in reserves.

Juva Life Inc.
Notes to the Financial Statements
For the period from incorporation on April 3, 2019 to May 15, 2019
(Expressed in Canadian dollars)

4.6      Related Party Transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.  Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

4.7         Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing net income (loss) (the numerator) by the weighted average number of outstanding common shares for the period (denominator). In computing diluted earnings per share, an adjustment is made for the dilutive effect of outstanding share options, warrants and other convertible instruments.

In the periods when the Company reports a net loss, the effect of potential issuances of shares under share options and other convertible instruments is anti-dilutive. Therefore, basic and diluted loss per share are the same. When diluted earnings per share is calculated, only those share options and other convertible instruments with exercise prices below the average trading price of the Company's common shares for the period will be dilutive.

4.8         Financial Instruments

On initial recognition, financial assets are recognized at fair value and are subsequently classified and measured at: (i) amortized cost; (ii) fair value through other comprehensive income ("FVOCI"); or (iii) fair value through profit or loss ("FVTPL"). The classification of financial assets is generally based on the business model in which a financial asset is managed and its contractual cash flow characteristics. A financial asset is measured at fair value net of transaction costs that are directly attributable to its acquisition except for financial assets at FVTPL where transaction costs are expensed. All financial assets not classified and measured at amortized cost or FVOCI are measured at FVTPL. On initial recognition of an equity instrument that is not held for trading, the Company may irrevocably elect to present subsequent changes in the investment's fair value in other comprehensive income.

The classification determines the method by which the financial assets are carried on the statement of financial position subsequent to inception and how changes in value are recorded. Cash is measured at amortized cost.

Impairment
An 'expected credit loss' impairment model applies which requires a loss allowance to be recognized based on expected credit losses. The estimated present value of future cash flows associated with the asset is determined and an impairment loss is recognized for the difference between this amount and the carrying amount as follows: the carrying amount of the asset is reduced to estimated present value of the future cash flows associated with the asset, discounted at the financial asset's original effective interest rate, either directly or through the use of an allowance account and the resulting loss is recognized in profit or loss for the period.

Juva Life Inc.
Notes to the Financial Statements
For the period from incorporation on April 3, 2019 to May 15, 2019
(Expressed in Canadian dollars)

In a subsequent period, if the amount of the impairment loss related to financial assets measured at amortized cost decreases, the previously recognized impairment loss is reversed through profit or loss to the extent that the carrying amount of the investment at the date the impairment is reversed does not exceed what the amortized cost would have been had the impairment not been recognized.

Financial liabilities
Financial liabilities are designated as either: (i) fair value through profit or loss; or (ii) other financial liabilities. All financial liabilities are classified and subsequently measured at amortized cost except for financial liabilities at FVTPL. The classification determines the method by which the financial liabilities are carried on the statement of financial position subsequent to inception and how changes in value are recorded. Accounts payable and accrued liabilities are classified as other financial liabilities and carried on the statement of financial position at amortized cost.

4.9	Share Issuance Costs

Share issuance costs, which include commissions, facilitation payments, professional fees and regulatory fees, are charged directly to share capital.

4.10	Comprehensive Income (Loss)

Total comprehensive income (loss) comprises all components of profit or loss and other comprehensive income.  Other comprehensive income (loss) includes items such as gains and losses on re-measuring FVOCI financial assets and the effective portion of gains and losses on hedging instruments in a cash flow hedge.

4.11	Foreign Currency Translation

The functional currency is the currency of the primary economic environment in which the entity operates.  The functional currency for the Company is the Canadian dollar.  The functional currency determination was conducted through an analysis of the consideration factors identified in IAS 21, the Effects of Changes in Foreign Exchange Rates.

Transactions in currencies other than the Canadian dollar are recorded at exchange rates prevailing on the date of the transaction.  At the end of each reporting period, monetary assets and liabilities of the Company that are denominated in a foreign currency are translated at the rate of exchange prevailing at the statement of financial position date, while non-monetary assets and liabilities are translated at the exchange rate prevailing on the transaction date.  Revenues and expenses are translated at the exchange rates approximating those in effect on the date of the transaction. Exchange gains and losses arising on translation are included in the statement of loss and comprehensive loss.

Juva Life Inc.
Notes to the Financial Statements
For the period from incorporation on April 3, 2019 to May 15, 2019
(Expressed in Canadian dollars)

5.	EQUITY

5.1         Authorized Share Capital

Unlimited number of common shares with no par value.

5.2      Shares Issued

Shares issued and outstanding as at May 15, 2019 are two common shares

During the period ended May 15, 2019, the Company issued two founder common shares at a value of $1.

6.	MANAGEMENT OF CAPITAL

The Company defines the capital that it manages as its shareholders' equity.

The Company's objective when managing capital is to maintain corporate and administrative functions necessary to support the Company's operations and corporate functions; and to seek out and acquire new projects of merit.

The Company manages its capital structure in a manner that provides sufficient funding for operational and capital expenditure activities.  Funds are secured, when necessary, through debt funding or equity capital raised by means of private placements.  There can be no assurances that the Company will be able to obtain debt or equity capital in the case of working capital deficits.
The Company does not pay dividends and has no long-term debt or bank credit facility. The Company is not subject to any externally imposed capital requirements.

7.	RISK MANAGEMENT

7.1           Financial Risk Management

The Company may be exposed to risks of varying degrees of significance which could affect its ability to achieve its strategic objectives. The main objectives of the Company's risk management processes are to ensure that risks are properly identified and that the capital base is adequate in relation to those risks. The principal risks to which the Company is exposed are described below.

a.	Capital Risk
The Company manages its capital to ensure that there are adequate capital resources for the Company to maintain operations. The capital structure of the Company consists of items in shareholders' equity.

b.	Credit Risk
Credit risk is the risk that a counter party will be unable to pay any amounts owed to the Company. Management's assessment of the Company's exposure to credit risk is low.

Juva Life Inc.
Notes to the Financial Statements
For the period from incorporation on April 3, 2019 to May 15, 2019
(Expressed in Canadian dollars)

c.	Liquidity Risk
Liquidity risk is the risk that the Company is not able to meet its financial obligations as they fall due. As at May 15, 2019, the Company has no working capital, and it does not have any long-term monetary liabilities. The Company may seek additional financing through debt or equity offerings, but there can be no assurance that such financing will be available on terms acceptable to the Company or at all. Any equity offering will result in dilution to the ownership interests of the Company's shareholders and may result in dilution to the value of such interests. The Company's approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. As at May 15, 2019, the Company had cash of $1 and no liabilities.

d.	Market Risk
Market risk incorporates a range of risks. Movements in risk factors, such as market price risk and currency risk, affect the fair values of financial assets and liabilities. The Company is not exposed to these risks.

7.2        Fair Values

The carrying values of cash approximate its fair values due to their short-term to maturity.

Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 – Quoted prices in markets that are not active, or inputs that are not observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 – Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

8.	SUBSEQUENT EVENTS

a)
Subsequent to December 31, 2018, concurrent with the merger with Juva USA as outlined in Note 1, the Company intends to complete a non-brokered private placement of 57,000,000 Units (each a "Concurrent Offering Unit") at a price of US$0.50 per Concurrent Offering Unit for gross proceeds of US$ 28,500,000 from the sale of Concurrent Offering Units (the "Concurrent Offering").  Each Concurrent Offering Unit is comprised of one common share of the Company 's capital stock , and one-half of a Warrant.  Each whole Warrant enables the holder to purchase one additional common share   (a " Warrant Share ") at an exercise price of US $0.75 per Warrant Share , subject to certain adjustments, over an 18-month exercise period following the date of issuance of the Warrant (for additional potential proceeds of US$21,375,000 from the sale of Warrant Shares upon exercise of the Warrants issued in the Concurrent Offering) .

b)	The Company completed the merger with Juva USA as outlined in Note 1 on May 30, 2019.
c)
On July 11, 2019, the Company issued 4,251,964 units at a price of $0.35 per unit for gross proceeds of $1,488,187.  The units are comprised of one common share and one-half common share purchase warrant.  Each warrant is exercisable at $0.60 for a period of 18 months.  In connection with this financing, the Company paid finders' fees of 7% on a portion of the gross proceeds and issued 90,125 finders' warrants, with each warrant entitling the holder to purchase one common share of the Company at a price of CDN $0.60 for a period of 18 months after issuance.

d)	On July 20, 2019, the Company granted 10,429,881 restricted stock units to advisors and directors of the Company.

Juva Life, Inc.

Consolidated Financial Statements

For the period from incorporation on June 29, 2018 to December 31, 2018

(Expressed in US Dollars)

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Juva Life, Inc.

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Juva Life, Inc. ("the Company"), which comprise the consolidated statement of financial position as of December 31, 2018, and the consolidated statements of loss and comprehensive loss, cash flows and changes in shareholders' deficiency for the period from incorporation on June 29, 2018 to December 31, 2018 and the related notes to the financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the period from incorporation on June 29, 2018 to December 31, 2018 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of Matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred a net loss of $3,369,485 during the period ended December 31, 2018 and has stated that substantial doubt exists about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada
Chartered Professional Accountants

July 24 , 2019

Juva Life, Inc.
Consolidated Statement of Financial Position
As at December 31, 2018
(Expressed in US dollars)

	Note	December 31, 2018

ASSETS

Current assets
Cash		$2,358,086
Prepaid expenses		68,246
Total current assets		2,426,332

Non-current assets
Deposits	6, 7	260,645
Property and equipment	8	328,129
Intangible assets	6, 9	83,541
Total non-current assets		672,315
Total assets		3,098,647

LIABILITIES
Accounts payable and accrued liabilities		156,904
Warrant liability	11	1,771,393
		1,928,297
SHAREHOLDERS' EQUITY
Share capital	5	4,490,107
Reserves	5	75,509
Other comprehensive loss		(25,781)
Deficit		(3,369,485)
Total shareholders' equity		1,170,350
Total liabilities and shareholders' equity		$3,098,647

Going concern	2
Subsequent events	16

These consolidated financial statements were authorized for issue by the Board of Directors on July 24, 2019.

Approved by the Board of Directors:

"Doug Chloupek"	"Dr. Rakesh Patel"
Director	Director

"Norton Singhavon"
Director

The accompanying notes are an integral part of these consolidated financial statements

Juva Life, Inc.
Consolidated Statement of Loss and Comprehensive Loss
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

	Note	For the period from incorporation on June 29, 2018 to December 31, 2018

Expenses
Consulting fees	10	$173,149
Share-based payments	5, 10	52,681
Rent	10	286,826
Professional fees		407,529
Salaries and benefits		236,015
Marketing and promotion		186,771
Permits		49,970
Office and administration		90,653
Operating expenses		1,483,594

Other Items
Change in fair value of warrant liability	11	1,023,586
Impairment of intangible assets	6	690,041
Foreign exchange loss		172,264
		1,885,891

Loss for the period		$(3,369,485)

Other comprehensive loss
Foreign currency translation adjustment		(25,781)

Total comprehensive loss for the period		$(3,395,266)

Basic and diluted loss per common share		$(0.07)

Weighted average number of common shares outstanding		51,582,107

The accompanying notes are an integral part of these consolidated financial statements

Juva Life, Inc.
Consolidated Statement of Cash Flows
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

For the period from incorporation on June 29, 2018 to December 31, 2018

OPERATING ACTIVITIES
Loss for the period	$(3,369,485)
Items not involving cash:
Share-based payments	52,681
Impairment of intangible assets	690,041
Change in warrant liability	1,023,586
Unrealized foreign exchange	50,115
Changes in non-cash working capital items:
Prepaid expenses	(68,246)
Accounts payable and accrued liabilities	84,905
Cash used in operating activities	(1,536,403)

INVESTING ACTIVITIES
Purchase of property and equipment	(224,718)
Purchase of intangible assets	(16,528)
Deposits	(39,344)
Repayment of shareholder loans	(282,793)
Deposit on acquisition	(189,090)
Cash used in investing activities	(752,473)

FINANCING ACTIVITY
Proceeds received from private placement	4,834,029
Share issue costs	(111,172)
Cash provided by financing activities	4,722,857

Effect of foreign exchange on cash	(75,895)

Increase in cash	2,358,086
Cash, beginning of period	-
Cash, end of period	$2,358,086

Non-cash investing activities:
Property and equipment included in accounts payable and accrued liabilities	$21,075

The accompanying notes are an integral part of these consolidated financial statements

Juva Life, Inc.
Consolidated Statement of Changes in Shareholders' Equity
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

	Share Capital
	Number	Amount		Reserves		Other Comprehensive Loss		Deficit		Total Shareholders' Equity
		$		$		$		$		$
June 29, 2018	-		-		-		-		-		-
Issuance of founders shares	10		-		-		-		-		-
Shares issued for acquisition	35,000,000		537,885		-		-		-		537,885
Private placements	41,103,967		4,834,029		-		-		-		4,834,029
Share issuance costs	-		(134,000)		22,828		-		-		(111,172)
Warrant liability (note 11)	-		(747,807)		-		-		-		(747,807)
Share-based payments	-		-		52,681		-		-		52,681
Foreign currency translation adjustment	-		-		-		(25,781)		-		(25,781)
Loss and comprehensive loss for the period	-		-		-		-		(3,369,485)		(3,369,485)
December 31, 2018	76,103,977		4,490,107		75,509		(25,781)		(3,369,485)		1,170,350

The accompanying notes are an integral part of these consolidated financial statements

Juva Life, Inc.
Notes to the Consolidated Financial Statements
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

1.	NATURE OF OPERATIONS

Juva Life, Inc. (the "Company") was incorporated under the laws of California on June 29, 2018.  The principal business of the Company is to acquire, own, and operate various cannabis businesses in the state of California. The Company's registered office is 177 Park Avenue, Suite 200, San Jose, California 95113.

On July 31, 2018, the Company acquired Precision Apothecary Inc ("Precision") and VG Enterprises LLC ("VG"), both of which were incorporated in the state of California.  VG has a license that allows it to cultivate cannabis in the state of California for the medical and recreational markets.  Precision is in the process of obtaining such a license.

The Company is planning to operate in the medical and recreational cannabis sectors in California, USA.  While some states in the United States have authorized the use and sale of marijuana, it remains illegal under federal law and the approach to enforcement of U.S. federal laws against marijuana is subject to change.  Because the Company will be engaging in the marijuana-related activities in the US, it assumes certain risks due to conflicting state and federal laws.  The federal law relating to marijuana could be enforced at any time and this would put the Company at risk of being prosecuted and having its assets seized when the Company starts operations in the cannabis sector.

On February 7, 2019, the Company entered into a Merger Agreement (the "Agreement") with East West Petroleum Corp. ("East West").  Under the terms of the Agreement, East West was to acquire from the shareholders of the Company all of the common shares of the Company which are issued and outstanding as of the closing and East West was to apply to voluntarily delist from the TSX-Venture Exchange and apply for a listing on the Canadian Securities Exchange ("CSE").

Subsequent to December 31, 2018, the Company was notified by East West that East West will not be able to secure enough shareholder votes to approve the Merger Agreement.

On May 15, 2019, the Company entered into a n Agreement and Plan of Merger (the "Agreement") with Juva Life Inc. ("Juva Canada"), a company incorporated under the laws of British Columbia, Canada, and Juva Holdings (California) Ltd. (" SubCo "), a company incorporated under the laws of the State of California as a wholly owned subsidiary of Juva Canada for the purpose of the merger.  Under the terms of the Agreement, SubCo merged with the Company, the legal existence of SubCo ceased , and the Company was the surviving entity, becoming a wholly owned subsidiary of Juva Canada (the registrant) .   After the transaction, Juva Canada will apply for a listing on the CSE .

Juva Life, Inc.
Notes to the Consolidated Financial Statements
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

2.	GOING CONCERN

These consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations as they come due. In assessing whether the going concern assumption is appropriate, management takes into account all available information about the future, which is at least, but is not limited to, twelve months from the end of the reporting period.  The Company incurred a net loss of $3,369,485 during the period ended December 31, 2018.  Management assessed that substantial doubt exists about the Company's ability to continue as a going concern.

3.	BASIS OF PRESENTATION

These consolidated financial statements have been prepared on a historical cost basis. In addition, these consolidated financial statements have been prepared using the accrual basis of accounting, except for cash flow information. The accounting policies below have been applied to all periods presented in these consolidated financial statements and are based on International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") and Interpretations of the International Financial Reporting Interpretation Committee ("IFRIC").

The policies applied in these consolidated financial statements are based on IFRS issued and effective as of December 31, 2018.

3.1.	Basis of measurement

These consolidated financial statements have been prepared using the measurement basis specified by IFRS for each type of asset, liability, revenue and expense.

3.2.	Significant judgments, estimates and assumptions

The preparation of the Company's consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions are continually evaluated and are based on management's experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Actual results could differ from these estimates.

Critical adjustments exercised in applying accounting polices that have the most significant effect on the amounts recognized in the consolidated statements are as follows:

Determination of functional currency

The Company determines the functional currency through an analysis of several indicators such as expenses and cash flow, financing activities, retention of operating cash flows, and frequency of transactions within the reporting entity.

Juva Life, Inc.
Notes to the Consolidated Financial Statements
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

Assets acquisition

The Company acquired two private companies on July 31, 2018 (Note 6). The process for determining whether the acquisition was an asset purchase versus a business acquisition was performed and primary consideration was given to the stage of operations, among other items. Shares issued for the acquisition were valued on the issue date and the excess of overall acquisition costs over net assets acquired was attributed to the intangible assets acquired.

Going concern

The preparation of the consolidated financial statements requires management to make judgments regarding the going concern of the Company as previously discussed in note 2.

Impairment of long-lived assets

The Company performs impairment testing annually for long-lived assets as well as when circumstances indicate that there may be impairment for these assets. Management judgement is involved in determining if there are circumstances indicating that testing for impairment is required, and in identifying cash generating unit ("CGU") for the purpose of impairment testing.

The Company assesses impairment by comparing the recoverable amount of a long-lived asset, CGU, or CGU group to its carrying value. The recoverable amount is defined as the higher of: (i) value in use; or (ii) fair value less cost to sell. The determination of the recoverable amount involves management judgement and estimation. These estimates and assumptions could affect the Company's future results if the current estimates of future performance and fair values change.

Estimation Uncertainty

The following are key assumptions concerning the future and other key sources of estimation uncertainty that have a significant risk of resulting in a material adjustment to the carrying amount of assets and liabilities within the next financial year:

Depreciation and amortization

The Company's equipment and finite-life intangible assets are depreciated and amortized using straight-line method, taking into account the estimated useful lives of the assets and residual values. Changes to these estimates may affect the carrying value of these assets, net earnings, and comprehensive income (loss) in future periods.

Income taxes

Provisions for income taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of the reporting period. However, it is possible that at some future date an additional liability could result from audits by taxing authorities. Where the final outcome of these tax-related matters is different from the amounts that were originally recorded, such differences will affect the tax provisions in the period in which such determination is made.

Juva Life, Inc.
Notes to the Consolidated Financial Statements
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

3.3	Basis of consolidation

These consolidated financial statements incorporate the financial statements of the Company and its wholly controlled subsidiaries, Precision and VG, both of which were incorporated in the state of California and 1177988 B.C. Ltd., a company incorporated in British Columbia, Canada.  Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. The consolidated financial statements include the accounts of the Company and its direct wholly-owned subsidiaries.  All significant intercompany transactions and balances have been eliminated.

Where the Company's interest is less than 100%, the interest attributable to outside shareholders is reflected in non-controlling interest. Non-controlling interests in the net assets of consolidated subsidiaries are identified separately from the Company's equity therein. Non-controlling interests consist of the amount of those interests at the date of the original business combination and the non-controlling interests' share of changes in equity since the date of the combination.

4.	SIGNIFICANT ACCOUNTING POLICIES

4.1	Impairment of Non-Financial Assets

At the end of each reporting period, the carrying amounts of the Company's assets are reviewed to determine whether there is any indication that those assets are impaired.  If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment, if any.  The recoverable amount is the higher of fair value less costs to sell and value in use.  Fair value is determined as the amount that would be obtained from the sale of the asset in an arm's length transaction between knowledgeable and willing parties.  In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.  If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount and the impairment loss is recognized in profit or loss for the period.  For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash generating unit to which the asset belongs.

For assets that generate largely independent cash inflows, which is comprised of intangible assets of the Company, the recoverable amount is determined for the cash generating unit ('CGU') to which the asset belongs. Where an impairment loss subsequently reverses, the carrying amount of the asset or CGU is increased to the revised estimate of its recoverable amount, but to an amount that does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset or CGU in prior years. A reversal of an impairment loss is recognized immediately in profit or loss.

4.2	Provisions

Liabilities are recognized when the Company has a present obligation (legal or constructive) that has arisen as a result of a past event and it is probable that a future outflow of resources will be required to settle the obligation, provided that a reliable estimate can be made of the amount of the obligation. A provision is a liability of uncertain timing or amount.

Juva Life, Inc.
Notes to the Consolidated Financial Statements
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects the current market assessments of the time value of money and the risk specific to the obligation.  The increase in the provision due to the passage of time is recognized as a finance expense.

4.3	Income Taxes

Tax expense recognized in profit or loss comprises the sum of deferred tax and current tax not recognized in other comprehensive income or directly in equity.

Current tax assets and liabilities comprise those obligations to, or claims from, fiscal authorities relating to the current or prior reporting periods, that are unpaid at the reporting date. Current tax is payable on taxable profit which differs from profit or loss in the consolidated financial statements.  Calculation of current tax is based on tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period.

Deferred taxes are calculated using the liability method on temporary differences between the carrying amounts of assets and liabilities and their tax bases. Deferred tax is not provided on the initial recognition of goodwill or on the initial recognition of an asset or liability unless the related transaction is a business combination or affects taxable profit or accounting profit. Deferred tax liabilities on temporary differences associated with shares in subsidiaries and joint ventures is not provided for if reversal of these temporary differences can be controlled by the Company and it is probable that reversal will not occur in the foreseeable future.

Deferred tax assets and liabilities are measured using substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are likely to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in profit or loss in the period that includes the substantive enactment date. Deferred tax assets are recognized for all temporary differences, carry-forward of unused tax credits and unused tax losses to the extent that it is probable that future taxable profits will be available against which they can be utilized.

Deferred tax assets and liabilities are offset only when the Company has a right and intention to offset current tax assets and liabilities from the same taxation authority and the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same entity or different entities which intend to settle current tax assets and liabilities on a net basis or simultaneously in each future period in which significant amounts of deferred tax assets or liabilities are expected to be recovered or settled.

Changes in deferred tax assets or liabilities are recognized as a component of income or expense in profit or loss, except where they relate to items that are recognized in other comprehensive income or directly in equity, in which case the related deferred tax is also recognized in other comprehensive income or equity, respectively.

Juva Life, Inc.
Notes to the Consolidated Financial Statements
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

4.4   Share capital

The Company records proceeds from share issuances net of issue costs and any tax effects in shareholders' equity.  Common shares issued for consideration other than cash are valued based on their market value at the date the shares were granted.  Common shares held by the Company are classified as treasury stock and recorded as a reduction to shareholders' equity.

The Company has adopted a residual value method with respect to the measurement of shares and warrants issued as private placement units.  The residual value method first allocates value to the more easily measurable component based on fair value and then the residual value, if any, to the less easily measurable component.  The Company considers the fair value of common shares issued in private placements to be the more easily measurable component of unit offerings and the common shares are valued at their fair value, as determined by the closing quoted bid price on the announcement date.  The balance, if any, is allocated to any attached warrants or other features.  Any fair value attributed to warrants is recorded as reserves.

4.5   Share-based Payments

Share-based payment arrangements in which the Company receives goods or services as consideration for its own equity instruments are accounted for as equity-settled transactions and, when determinable, are recorded at the value of the goods and services received. If the value of the goods and services received is not determinable, then the fair value of the share-based payment is used.

The Company uses a fair value-based method (Black-Scholes Option Pricing Model) for all share options granted to directors, employees and non-employees. For directors and employees, the fair value of the share options is measured at the date of grant. For grants to non-employees where the fair value of the goods or services is not determinable, the fair value of the share options is measured on the date the services are received.

The fair value of share-based payments is charged to profit or loss, with the offsetting credit to contributed surplus. For directors, employees and consultants, the share options are recognized over the vesting period based on the best available estimate of the number of share options expected to vest.  If options vest immediately, the expense is recognized when the options are issued.  Estimates are subsequently revised if there is any indication that the number of share options expected to vest differs from previous estimates. Any cumulative adjustment prior to vesting is recognized in the current period.  No adjustment is made to any expense recognized in prior periods where vested. For non-employees, the share options are recognized over the related service period. When share options are exercised, the amounts previously recognized in reserves are transferred to share capital.

In the event share options are forfeited prior to vesting, the associated fair value recorded to date is reversed. The fair value of any vested share options that expire remain in reserves.

Juva Life, Inc.
Notes to the Consolidated Financial Statements
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

4.6   Related Party Transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.  Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

4.7   Property and Equipment

Equipment and leasehold improvement items are carried at cost less accumulated depreciation and accumulated impairment losses. In the year of acquisition, depreciation is recorded at one-half the normal rate.  Depreciation is recognized using the straight-line method at the following annual rates:

Equipment          Straight-Line  10%
Leasehold Improvements      Straight-Line       over lease term

Equipment that is withdrawn from use, or has no reasonable prospect of being recovered through use or sale, are regularly identified and written off.

The assets' residual values, depreciation methods and useful lives are reviewed, and adjusted if appropriate, at each reporting date.

Subsequent expenditure relating to an item of property and equipment is capitalized when it is probable that future economic benefits from the use of the assets will be increased. All other subsequent expenditures are recognized as repairs and maintenance expense.

4.8	Intangible assets

Intangible assets are recognized and measured at cost. Intangible assets with finite useful lives are amortized using the straight-line method over the useful life of the asset. The Company conducts an annual assessment of the residual balances, useful lives and amortization methods being used for intangible assets and any changes arising from the assessment are applied by the Company prospectively.  Intangible assets with indefinite useful lives are not amortized.  An impairment test on intangible assets is performed annually or whenever there is indication that the intangible asset is impaired.

4.9	Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing net income (loss) (the numerator) by the weighted average number of outstanding common shares for the period (denominator). In computing diluted earnings per share, an adjustment is made for the dilutive effect of outstanding share options, warrants and other convertible instruments.

Juva Life, Inc.
Notes to the Consolidated Financial Statements
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

In the periods when the Company reports a net loss, the effect of potential issuances of shares under share options and other convertible instruments is anti-dilutive. Therefore, basic and diluted loss per share are the same. When diluted earnings per share is calculated, only those share options and other convertible instruments with exercise prices below the average trading price of the Company's common shares for the period will be dilutive.

4.10	Financial Instruments
Financial assets
On initial recognition, financial assets are recognized at fair value and are subsequently classified and measured at: (i) amortized cost; (ii) fair value through other comprehensive income ("FVOCI"); or (iii) fair value through profit or loss ("FVTPL"). The classification of financial assets is generally based on the business model in which a financial asset is managed and its contractual cash flow characteristics. A financial asset is measured at fair value net of transaction costs that are directly attributable to its acquisition except for financial assets at FVTPL where transaction costs are expensed. All financial assets not classified and measured at amortized cost or FVOCI are measured at FVTPL. On initial recognition of an equity instrument that is not held for trading, the Company may irrevocably elect to present subsequent changes in the investment's fair value in other comprehensive income.

The classification determines the method by which the financial assets are carried on the statement of financial position subsequent to inception and how changes in value are recorded. Cash is measured at amortized cost.

Impairment
An 'expected credit loss' impairment model applies which requires a loss allowance to be recognized based on expected credit losses. The estimated present value of future cash flows associated with the asset is determined and an impairment loss is recognized for the difference between this amount and the carrying amount as follows: the carrying amount of the asset is reduced to estimated present value of the future cash flows associated with the asset, discounted at the financial asset's original effective interest rate, either directly or through the use of an allowance account and the resulting loss is recognized in profit or loss for the period.

In a subsequent period, if the amount of the impairment loss related to financial assets measured at amortized cost decreases, the previously recognized impairment loss is reversed through profit or loss to the extent that the carrying amount of the investment at the date the impairment is reversed does not exceed what the amortized cost would have been had the impairment not been recognized.

Financial liabilities
Financial liabilities are designated as either: (i) fair value through profit or loss; or (ii) other financial liabilities. All financial liabilities are classified and subsequently measured at amortized cost except for financial liabilities at FVTPL. The classification determines the method by which the financial liabilities are carried on the statement of financial position subsequent to inception and how changes in value are recorded. Accounts payable and accrued liabilities are classified as other financial liabilities and carried on the statement of financial position at amortized cost.

Juva Life, Inc.
Notes to the Consolidated Financial Statements
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

Derivative financial instruments
The Company issues warrants exercisable in a currency other than the Company's functional currency and as a result, the warrants are derivative financial instruments.

Derivative financial instruments are initially recognized at fair value and subsequently measured at fair value with changes in fair value recognized in profit or loss. Transaction costs are recognized in profit or loss as incurred.

4.11	Share Issuance Costs

Share issuance costs, which include commissions, facilitation payments, professional fees and regulatory fees, are charged directly to share capital.

4.12	Comprehensive Income (Loss)

Total comprehensive income (loss) comprises all components of profit or loss and other comprehensive income.  Other comprehensive income (loss) includes items such as gains and losses on re-measuring FVOCI financial assets and the effective portion of gains and losses on hedging instruments in a cash flow hedge.

4.13	Foreign Currency Translation

The functional currency is the currency of the primary economic environment in which the entity operates.  The functional currency for the Company and all of its US subsidiaries is the US dollar.  The functional currency of its Canadian subsidiary is the Canadian dollar.  The functional currency determination was conducted through an analysis of the consideration factors identified in IAS 21, the Effects of Changes in Foreign Exchange Rates.

Transactions in currencies other than the US dollar are recorded at exchange rates prevailing on the date of the transaction.  At the end of each reporting period, monetary assets and liabilities of the Company that are denominated in a foreign currency are translated at the rate of exchange prevailing at the statement of financial position date, while non-monetary assets and liabilities are translated at the exchange rate prevailing on the transaction date.  Revenues and expenses are translated at the exchange rates approximating those in effect on the date of the transaction. Exchange gains and losses arising on translation are included in the consolidated statement of loss and comprehensive loss.

The results and financial position of all the consolidated entities that have a functional currency different from the presentation currency are translated into the presentation currency as follows: (i) assets and liabilities for each statement of financial position presented are translated at the rate of exchange in effect as at the date of statement of financial position; (ii) income and expense items for each statement of loss and comprehensive loss are translated at the average rates of exchange in effect during the reporting period; and (iii) all resulting exchange differences are recognized in accumulated other comprehensive income (loss).

Juva Life, Inc.
Notes to the Consolidated Financial Statements
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

4.14	New Accounting Standards and Interpretations

Certain new accounting standards and interpretations have been published that are not mandatory for the December 31, 2018 reporting period. The Company has not early adopted the following new and revised standards, amendments and interpretations that have been issued but are not yet effective:

•
IFRS 16 – Leases: On January 13, 2016, the IASB issued the final version of IFRS 16 Leases. The new standard will replace IAS 17 Leases and is effective for annual periods beginning on or after January 1, 2019. IFRS 16 eliminates the classification of leases as either operating leases or finance leases for a lessee. Instead, all leases are treated in a similar way to finance leases applying IAS 17. IFRS 16 does not require a lessee to recognize assets and liabilities for short-term leases (i.e. leases of 12 months or less) and leases of low-value assets.

The Company plans to apply IFRS 16 effective January 1, 2019 using the modified retrospective method. Under this method, financial information will not be restated and will continue to be reported under the accounting standards in effect for those periods. The Company will recognize lease obligations related to its lease commitment. It will be measured at the present value of the remaining lease payments, discounted using the Company's incremental borrowing rate as at January 1, 2019. The associated right of use asset will be measured at the lease obligation amount, less prepaid lease payments, resulting in no adjustment to the opening balance of deficit. The Company intends to apply the following practical expedients permitted under the new standard:

•	leases of low dollar value will continue to be expensed as incurred; and
•	the Company will not apply any grandfathering practical expedients.

As at January 1, 2019 the Company expects to recognize approximately $2,606,828 in right-of-use assets and $2,606,828 of incremental lease obligations.

5.	EQUITY

5.1   Authorized Share Capital

150,000,000 common shares with no par value.

5.2   Shares Issued

Shares issued and outstanding as at December 31, 2018 are 76,103,977 Class A common shares

During the period ended December 31, 2018, the Company issued:

a)	10 founder common shares at a value of $0.01;

b)	35,000,000 common shares with a value of $537,885 pursuant to the acquisition of Precision and VG (Note 6).

Juva Life, Inc.
Notes to the Consolidated Financial Statements
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

c)	On August 8, 2018, the Company issued 15,000,000 common shares at a price of CDN $0.02 per common share for gross proceeds of CDN $300,000 (USD $233,295).

d)
On August 31, 2018, the Company issued 10,400,000 units at a price of CDN $0.05 per unit for gross proceeds of CDN $520,000 (USD $404,375).  The units are comprised of one common share and one-half common share purchase warrant.  Each warrant is exercisable at CDN $0.05 for a period of one year.  See Note 11.

e)
On October 23, 2018, the Company issued 3,631,643 units at a price of CDN $0.35 per unit for gross proceeds of CDN $1,271,075 (USD $970,434).  The units are comprised of one common share and one-half common share purchase warrant.  Each warrant is exercisable at CDN $0.60 for a period of 18 months (see Note 11).  In connection with this financing, the Company paid finders' fees of 7% on a portion of the gross proceeds and issued 158,620 finders' warrants, with each warrant entitling the holder to purchase one common share of the Company at a price of CDN $0.60 for a period of 18 months after issuance; and

f)
On November 16, 2018, the Company issued 12,072,324 units at a price of CDN $0.35 per unit for gross proceeds of CDN $4,225,313 (USD $3,225,925).  The units are comprised of one common share and one-half common share purchase warrant.  Each warrant is exercisable at CDN $0.60 for a period of 18 months (see Note 11).  In connection with this financing, the Company paid finders' fees of 7% on a portion of the gross proceeds and issued 117,985 finders' warrants, with each warrant entitling the holder to purchase one common share of the Company at a price of CDN $0.60 for a period of 18 months after issuance.

5.2  Stock Options

During the period ended December 31, 2018 the Company adopted a Stock Option Plan (the "Plan") whereby the maximum number of shares reserved for issue under the plan shall not exceed 9,100,000 shares. Under the Plan, the Board of Directors may from time to time authorize the grant of options to directors, employees, and consultants of the Company. Under the terms of the Plan, options will be exercisable for periods up to ten years and must have an exercise price not less than the fair market value of a share on the grant date. The term of the options granted to a 10% shareholder shall not exceed five years. Vesting provision is determined by the Board of Directors at the grant date.

During the period ended December 31, 2018, the Company granted:

a)	5,125,000 stock options to directors, officers, and consultants of the Company. Each option is exercisable at CDN$0.02 for a period of 10 years; and

b)	1,650,000 stock options to directors, officers, and consultants of the Company. Each option is exercisable at prices ranging from CDN$0.05 to CDN$0.055 for a period of 10 years.

Juva Life, Inc.
Notes to the Consolidated Financial Statements
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

A summary of the changes in stock options is presented below:

		Weighted average
	Number of	exercise price
	options	CDN$
Balance, June 29, 2018	-	-
Granted	6,775,000	0.03
Balance, December 31, 2018	6,775,000	0.03

      The following stock options were outstanding as at December 31, 2018:

Outstanding	Exercisable	Exercise Price CDN$	Expiry date	Weighted average remaining life (in years
5,125,000	1,003,667	0.02	August 7, 2028	9.61
1,350,000	337,500	0.05	August 30, 2028	9.67
300,000	75,000	0.055	August 30, 2028	9.92
6,775,000	1,416,167	0.03

5.3	Share purchase warrants

A summary of the changes in warrants is presented below:

		Weighted average
	Number of warrants	exercise price (CDN$)
		$
Balance, June 29, 2018	-	-
Issued	13,505,719	0.39

Balance, December 31, 2018	13,505,719	0.39

Juva Life, Inc.
Notes to the Consolidated Financial Statements
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

The following share purchase warrants were outstanding as at December 31, 2018:

Outstanding	Exercisable	Exercise Price	Expiry Date
		CDN $
5,200,000	5,200,000	0.05	31-Aug-19
1,974,442	1,974,442	0.60	23-Apr-20
6,331,277	6,331,277	0.60	16-May-20

13,505,719	13,505,719

5.4     Share-based payment expense and reserves
Pursuant to vesting schedules, the share-based payment expense for the stock options that were granted during the period ended December 31, 2018, was $52,681 and was recorded in the consolidated statement of loss and comprehensive loss.

The fair value of the stock options that were granted during the period ended December 31, 2018 was calculated using the Black-Scholes option pricing model with the following weighted average assumptions:

Risk-free interest rate	2.49%
Expected stock price volatility	100%
Expected dividend yield	0.0%
Expected option life in years	10.0

      The fair value of stock option granted was $0.02 per option.

Pursuant to the financing on October 23, 2018, the share-based payment expense for the 158,600 finder's warrants that were granted was $13,090. The fair value of the finder's warrants was calculated using the Black-Scholes option pricing model with the following weighted average assumptions:

Risk-free interest rate	2.14%
Expected stock price volatility	92%
Dividend payment during life of warrant	Nil
Expected forfeiture rate	Nil
Expected dividend yield	0.0%
Expected warrant life in years	1.5
Weighted average exercise price	$ 0.43	(CDN $0.60)
Weighted average share price	$ 0.27	(CDN $0.35)

Juva Life, Inc.
Notes to the Consolidated Financial Statements
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

The fair value of the warrants granted was $0.08 per warrant.

Pursuant to the financing on November 16, 2018, the share-based payment expense for the 117,985 finder's warrants that were granted was $9,738. The fair value of the finder's warrants was calculated using the Black-Scholes option pricing model with the following weighted average assumptions:

Risk-free interest rate	2.14%
Expected stock price volatility	92%
Dividend payment during life of warrant	Nil
Expected forfeiture rate	Nil
Expected dividend yield	0.0%
Expected warrant life in years	1.5
Weighted average exercise price	$ 0.43	(CDN $0.60)
Weighted average share price	$ 0.27	(CDN $0.35)

   The fair value of the warrants granted was $0.08 per warrant.

6.	ACQUISITIONS

On July 31, 2018, the Company entered into a Contribution and Equity Exchange Agreement with the shareholders of Precision and VG whereby the Company acquired all of the issued and outstanding shares of Precision and VG for the issuance of 35,000,000 common shares of the Company.  The fair value of the common shares issued was $537,885 and was based on the private placement share price completed at the time of the acquisition.  The Company has accounted for the acquisitions as purchase of assets and assumption of liabilities.  The transaction did not qualify as a business combination under IFRS 3, Business Combination.  The acquisition of Precision and VG was treated as asset acquisitions.

The fair value of the assets acquired, and liabilities assumed from Precision as at date of acquisition were as follows:

Consideration
Value of 32,425,000 common shares issued	$498,312
Total consideration value:	$498,312
Net assets acquired
Security deposit	$32,211
Intangible assets	690,041
Accounts payable and accrued liabilities	(50,924)
Due to shareholders	(173,016)
Net assets acquired:	$498,312

Juva Life, Inc.
Notes to the Consolidated Financial Statements
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

Precision holds a trademark and associated copyrights and customer lists, branding and other promotional materials used under this trade mark.  The excess of consideration over net assets has been allocated to the intangible assets related to the trade name and customer lists.  The Company has classified the trade mark and customer lists as intangible assets with infinite life.  Precision and the Company are related by way of the common director and the acquisition is considered to be a related party transaction.  During the period, the Company performed an impairment assessment on these assets and determined that an impairment existed; accordingly, the Company recorded an impairment charge of $690,041.

The fair value of the assets acquired, and liabilities assumed from VG as at date of acquisition were as follows:
Consideration
Value of 2,575,000 common shares issued	$39,573
Total consideration value:	$39,573
Net assets acquired
Property and equipment	$82,336
Intangible assets	67,014
Due to shareholders	(109,777)
Net assets acquired:	$39,573

During the period, VG entered into one lease agreement and the Company entered into one lease agreement to facilities for cannabis cultivation, manufacturing and processing.  Amortization on the permits will commence once the facilities are ready for use.  The excess of consideration over net assets has been allocated to the intangible assets related to the future lease rights.  During the period, the Company performed an impairment assessment on these assets and determined that no impairment existed at the reporting date.

7.	DEPOSITS

a)
During the period ended December 31, 2018, the Company entered into a letter of intent (the "LOI") to acquire KindRub Collective ("Kind").  As part of the LOI, the Company paid $150,000 on deposit and loaned Kind $39,090 as part of a separate management agreement.  Subsequent to December 31, 2018, the LOI was terminated.  The Company is expecting to recover the deposit and loaned funds.

b)
In connection with the acquisition of Precision, the Company assumed security deposits on certain leases totalling $32,211.  In addition, the Company paid a total of $39,344 on additional leases that it entered into during the period ended December 31, 2018.

Juva Life, Inc.
Notes to the Consolidated Financial Statements
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

8.	EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Cost	Equipment	Leasehold Improvements	Total
Balance, opening	$-	$-	$-
Additions	74,436	253,693	328,129
Balance, December 31, 2018	$74,436	$253,693	$328,129

No amortization was taken during the period because the assets were not ready for use.

9.	INTANGIBLE ASSETS

The Company's intangible assets include future lease rights acquired from VG in the amount of $67,014 and a domain name acquired for $16,527 for a total of $83,541.

Cost	Trademark	Future lease rights	Domain name	Total
Balance, opening	$-	$-	$-	$-
Additions	690,041	67,014	16,527	773,582
Impairment	(690,041)	-	-	(690,041)
Balance, December 31, 2018	$-	$67,014	$16,527	$83,541

10.	RELATED PARTY TRANSACTIONS AND BALANCES

Relationships	Nature of the relationship

Key management
Key management are those personnel having the authority and responsibility for planning, directing and controlling the Company and include the President and Chief Executive Officer, and Chief Financial Officer.

During the period ended December 31, 2018, the Company had the following related party transactions:

a)	The Company paid $276,469 in lease payments and a $56,211 security deposit to Best Leasing Services, Inc., a company 100% owned by the CEO and a shareholder of the Company;
b)	The Company paid $83,116 in consulting fees to the CEO and CFO of the Company; and
c)	In connection with the acquisition of Precision and VG, the Company assumed a total of $284,778 in amounts owed to the CEO and director of the Company.

Included in accounts payable and accrued liabilities is $53,592 owed to the CEO and CFO of the Company.

Amounts owed to shareholders are non-interest bearing and have no fixed term of repayment.

Juva Life, Inc.
Notes to the Consolidated Financial Statements
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

11.	WARRANT LIABILITY

In connection with the private placements completed during the period ended December 31, 2018, the Company issued a total of 13,229,194 warrants exercisable at a price ranging from CDN$0.05 to CDN$0.60 per share. These warrants were assigned a fair value of $747,807 using the Black-Scholes Pricing Model.  The fair value allocated to the warrants at December 31, 2018 was $1,771,393 and is recorded as a derivative financial liability as these warrants are exercisable in Canadian dollars, differing from the Company's functional currency. The change in fair value totalling $1,023,586 is recognized in the statement of loss and comprehensive loss for the period ended December 31, 2018.

The fair value of the warrants is calculated using the Black-Scholes Option Pricing Model. Option pricing models require the input of highly speculative assumptions, including the expected future price volatility of a Company's shares. Changes in these assumptions can materially affect the fair value estimate and, therefore, existing models do not necessarily provide a reliable single measure of the fair value of the Company's warrants.

  The Company used the following assumptions to estimate the fair value of the warrant liability:

December 31, 2018
Expected warrant life	1.30 years
Expected stock price volatility	100%
Dividend payment during life of warrant	Nil
Expected forfeiture rate	Nil
Risk free interest rate	2.14%
Exercise price	CAD $0.38
Share price	CAD $0.35

12.	MANAGEMENT OF CAPITAL

The Company defines the capital that it manages as its shareholders' equity.

The Company's objective when managing capital is to maintain corporate and administrative functions necessary to support the Company's operations and corporate functions; and to seek out and acquire new projects of merit.

The Company manages its capital structure in a manner that provides sufficient funding for operational and capital expenditure activities.  Funds are secured, when necessary, through debt funding or equity capital raised by means of private placements.  There can be no assurances that the Company will be able to obtain debt or equity capital in the case of working capital deficits.
The Company does not pay dividends and has no long-term debt or bank credit facility. The Company is not subject to any externally imposed capital requirements.

Juva Life, Inc.
Notes to the Consolidated Financial Statements
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

13.       RISK MANAGEMENT

13.1 Financial Risk Management

The Company may be exposed to risks of varying degrees of significance which could affect its ability to achieve its strategic objectives. The main objectives of the Company's risk management processes are to ensure that risks are properly identified and that the capital base is adequate in relation to those risks. The principal risks to which the Company is exposed are described below.

a.	Capital Risk
The Company manages its capital to ensure that there are adequate capital resources for the Company to maintain operations. The capital structure of the Company consists of items in shareholders' equity.

b.	Credit Risk
Credit risk is the risk that a counter party will be unable to pay any amounts owed to the Company. Management's assessment of the Company's exposure to credit risk is low.

c.	Liquidity Risk
Liquidity risk is the risk that the Company is not able to meet its financial obligations as they fall due. As at December 31, 2018, the Company has working capital of $2,269,428 (excluding the warrant liability), and it does not have any long-term monetary liabilities. The Company may seek additional financing through debt or equity offerings, but there can be no assurance that such financing will be available on terms acceptable to the Company or at all. Any equity offering will result in dilution to the ownership interests of the Company's shareholders and may result in dilution to the value of such interests. The Company's approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. As at December 31, 2018, the Company had cash of $2,358,086 and total liabilities of $156,904 (excluding the warrant liability).

d.	Market Risk
Market risk incorporates a range of risks. Movements in risk factors, such as market price risk and currency risk, affect the fair values of financial assets and liabilities. The Company is not exposed to these risks.

13.2 Fair Values

The carrying values of cash, accounts payable and accrued liabilities and shareholders' loan approximate their fair values due to their short-term to maturity.

Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 – Quoted prices in markets that are not active, or inputs that are not observable, either directly or indirectly, for substantially the full term of the asset or liability.

Juva Life, Inc.
Notes to the Consolidated Financial Statements
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

Level 3 – Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The fair value of warrant liability is based on level 3 inputs of the fair value hierarchy.

14.	COMMITMENT

The Company has entered into the following agreements:

The commercial premises from which the Company carries out its operations are leased from multiple groups, all of which are related parties (see note 10).  These lease agreements are classified as operating leases since there is no transfer of risks and rewards inherent to ownership. The minimum rent payable under the leases are as follows:

Total

Within one year	$826,451
Between two and five years	3,519,907

$4,346,358

15.	INCOME TAXES

A reconciliation of income taxes at statutory rates is as follows:
2018
Loss for the period	$(3,369,485)

Expected income tax expense (recovery)	(943,000)
Change in statutory, foreign tax, foreign exchange rates and other	(13,000)
Permanent differences	290,000
Change in unrecognized temporary tax differences	649,000
Income tax expense (recovery)	$-

The significant components of the Company's deferred tax assets that have not been included on the consolidated statement of financial position are as follows:
2018
Deferred income tax asset:
Property and equipment	$-
Intangible assets	193,000
Non-capital losses available for future periods	456,000
649,000
Unrecognized deferred tax assets	(649,000)
Net deferred tax assets	$-

The Company did not recognize the deferred tax assets for the period ended December 31, 2018 as future taxable profits are uncertain.

Juva Life, Inc.
Notes to the Consolidated Financial Statements
For the period from incorporation on June 29, 2018 to December 31, 2018
(Expressed in US dollars)

The significant components of the Company's temporary differences, unused tax credits and unused tax losses that have not been included on the consolidated statement of financial position are as follows:

	2018	Expiry
Temporary Differences:
Intangible assets	$690,000	No expiry date
Non-capital losses available for future periods	1,637,000	2038

Tax attributes are subject to review, and potential adjustment, by tax authorities.

16.	SUBSEQUENT EVENTS

a)
Subsequent to December 31, 2018, the Company completed a non-brokered private placement of 1,542,581 units ("Units") at a price of CAD $0.35 per Unit for gross proceeds of CDN$539,903.  Each Unit is comprised of one share of common stock and one-half of a warrant ("Warrant").  Each Warrant enables the holder to purchase one additional share at an exercise price of CAD $0.60 per share, subject to certain adjustments, over an 18-month exercise period following the date of issuance.

b)	The merger transaction between the Company and Juva Canada was completed on May 30, 2019.

c)
Concurrent with the merger with Juva Canada as outlined in Note 1, Juva Canada intends to complete a non-brokered private placement of 57,000,000 Juva Canada Units (each a "Concurrent Offering Unit") at a price of $0.50 per Concurrent Offering Unit for gross proceeds of $28,500,000 from the sale of Concurrent Offering Units (the "Concurrent Offering").  Each Concurrent Offering Unit is comprised of one common share of Juva Canada's capital stock, with no par value per share, and one-half of a Warrant.  Each whole Warrant enables the holder to purchase one additional common share of Juva Canada (a " Warrant Share ") at an exercise price of $0.75 per Warrant Share , subject to certain adjustments, over an 18-month exercise period following the date of issuance of the Warrant (for additional potential proceeds of $21,375,000 from the sale of Warrant Shares upon exercise of the Warrants issued in the Concurrent Offering) .

d)	The Company granted 2,675,000 stock options with an exercise price of CDN$0.35 and an expiry date of ten years from the date of grant.

e)
Subsequent to December 31, 2018, the Company amended the terms of certain stock options granted during the period ended December 31, 2018 and allowed for early exercise of these stock options, with any unvested shares to be held in trust until such time as shares vest per the terms of the original agreements.

f)	The Company issued 8,400,000 common shares pursuant to exercise of stock options with exercise prices ranging from CDN$0.02 to CDN$0.055.

Pro Forma Consolidated Financial Statements

Juva Life Inc.
(unaudited)

As at December 31, 2018
(Expressed in US dollars)

JUVA LIFE INC.
Pro-Forma Consolidated Statement of Financial Position
As at December 31, 2018
(Expressed in US dollars)

	Juva Life Inc. as at May 15, 2019	Juva Life, Inc. as at December 31, 2018	Notes		Pro Forma Adjustments	Pro Forma Consolidated

Assets
Current assets

Cash	$1	$2,358,086	2	a	$28,500,000	$30,481,250
	-	-	2	a	(1,871,250)	-
	-	-	2	b	416,497	-
	-	-	2	d	1,077,916	-
Receivables	-	-	2	e	800,865	800,865
Prepaid expenses	-	68,246			-	68,246
	1	2,426,332			28,924,028	31,350,361
Non-current assets
Deposits	-	260,645			-	260,645
Property and equipment	-	328,129			-	328,129
Intangible assets	-	83,541			-	83,541
Total assets	$1	$3,098,647			$28,924,028	$32,022,676

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$-	$156,904			$-	$156,904
Warrant liability	-	1,771,393	2	b	72,152	1,843,545
Total liabilities	-	1,928,297			72,152	2,000,449
Shareholder's equity
Share capital	1	4,490,107	2	a	26,628,750	33,333,602
	-	-	2	b	416,497	-
	-	-	2	b	(72,152)	-
	-	-	2	d	1,069,534	-
	-	-	2	e	800,865	-
Reserves	-	75,509	2	d	8,382	2,558,605
	-	-	2	f	2,474,714	-
Other comprehensive loss	-	(25,781)			-	(25,781)
Deficit	-	(3,369,485)	2	f	(2,414,714)	(5,844,199)
Total shareholders' equity	1	1,170,350			28,851,876	30,022,227
Total liabilities and shareholders' equity	$1	$3,098,647			$28,924,028	$32,022,676

The accompanying notes are an integral part of these pro-forma consolidated financial statements

JUVA LIFE INC.
Pro-Forma Consolidated Statement of Loss and Comprehensive Loss
As at December 31, 2018
(Expressed in US dollars)

	Juva Life Inc. period ending May 15, 2019	Juva Life, Inc. for the period ending December 31, 2018	Notes		Pro Forma Adjustments	Pro Forma Consolidated

Expenses
Consulting fees	$-	$173,149			$-	$173,149
Share-based payments	-	52,681	2	f	2,474,714	2,527,395
Rent	-	286,826			-	286,826
Professional fees	-	407,529			-	407,529
Salaries and benefits	-	236,015			-	236,015
Marketing and promotion	-	186,771			-	186,771
Permits	-	49,970			-	49,970
Office and administration	-	90,653			-	90,653
Operating expenses	-	1,483,594			2,474,714	3,958,308

Other Items
Change in fair value of warrant liability	-	1,023,586			-	1,023,586
Impairment of intangible assets	-	690,041			-	690,041
Foreign exchange loss	-	172,264			-	172,264
	-	1,885,891			-	1,885,891

Loss for the period	$-	$(3,369,485)			$-	$(5,844,199)

Other comprehensive loss
Foreign currency translation adjustment	-	(25,781)			-	(25,781)

Comprehensive loss for the period	$-	$(3,395,266)			$-	$(5,818,418)

The accompanying notes are an integral part of these pro-forma consolidated financial statements

JUVA LIFE INC.
Notes to Pro-Forma Consolidated Financial Statements
As at December 31, 2018
(Expressed in US dollars)

1.	BASIS OF PRESENTATION

The accompanying unaudited pro forma consolidated financial statements (the "Pro Forma Financial Statements") have been compiled for purposes of inclusion in the offering circular (the "Circular") of Juva Life Inc., a company incorporated under the laws of British Columbia, Canada ("Juva Canada" or the "Company" ), dated July 26 , 2019, relating to its proposed offering of a maximum of 57,000,000 units (the "Units").  Each Unit is comprised of one common share of Juva Canada's capital stock, with no par value per share ( a "Common Share "), and one-half of a common share purchase warrant ( each whole warrant, a "Warrant").  Each Warrant entitles the holder to purchase one additional Common Share (a "Warrant Share") at an exercise price of $0.75 per Warrant Share , subject to certain adjustments, over an 18-month exercise period following the date of issuance of the Warrant. The Units are being offered at a purchase price of $0.50 per Unit on a "best efforts" basis.

On May 15, 2019, the Company entered into an Agreement and Plan of Merger (the "Agreement") with Juva Holdings (California) Ltd. (" SubCo "), a company incorporated under the laws of the State of California as a wholly owned subsidiary of the Company for the purpose of the merger, and Juva Life, Inc. ("Juva USA"), a company incorporated under the laws of the State of California.  Under the terms of the Agreement, SubCo merged with Juva USA, the legal existence of SubCo ceased , and Juva USA was the surviving entity, becoming a wholly owned subsidiary of Juva Canada .  After the transaction, Juva Canada will apply for a listing on the Canadian Securities Exchange ("CSE").   The merger was effective on May 30, 2019.

Foreign Exchange

For the purposes of these Pro Forma Financial Statements, Juva Canada's assets, liabilities and equity, presented in Canadian dollars ("CAD") were translated to United States dollars ("USD").  The CAD/USD exchange rate of 0.74 represents the CAD/USD exchange rate per the Bank of Canada on December 31, 2018. Rates of exchange on the closing date of the Transactions will impact the purchase price consideration.

2.	PRO-FORMA ADJUSTMENTS

These Pro Forma Financial Statements have been prepared by management of Juva Canada in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board from information derived from the financial statements of Juva USA and Juva Canada.

The Pro Forma Financial Statements gives effect to the accounting continuation of Juva USA as described in the Circular, as if it had occurred as at December 31, 2018, for the purposes of the pro-forma consolidated statement of financial position.  For the purposes of the pro-forma consolidated statement of loss and comprehensive loss, the Pro Forma Financial Statements gives effect to the combined statements of loss and comprehensive loss for the latest fiscal period end.

It is management's opinion that these Pro Forma Financial Statements include all adjustments necessary for the fair presentation of the transaction, as described below. The unaudited pro forma consolidated financial statements are not intended to reflect the financial position of Juva Canada , which would have actually resulted had the transaction been effected on the dates indicated. Actual amounts recorded upon consummation of the transaction will differ from those recorded in the unaudited pro forma consolidated financial statements and the differences may be material.

The pro forma adjustments contained in these Pro Forma Financial Statements reflect estimates and assumptions by management of Juva  Canada based on currently available information.  The Pro Forma Financial Statements are not necessarily indicative of Juva  Canada as at the time of closing of the transaction.  The Pro Forma Financial Statements should be read in conjunction with the audited consolidated financial statements of Juva USA as at and for the period from incorporation on June 29, 2018 to December 31, 2018; and the audited financial statements of Juva Canada as at and for the period from incorporation on April 3, 2019 to May 15, 2019.  Juva Canada was incorporated on April 3, 2019; for the purposes of the pro-forma consolidated financial statements, the balances as of May 15, 2019 were presented as if the period end date was December 31, 2018.  The Pro Forma Financial Statements have been prepared in accordance with Juva Canada's accounting policies.

JUVA LIFE INC.
Pro-Forma Consolidated Statement of Loss and Comprehensive Loss
As at December 31, 2018
(Expressed in US dollars)

2.	PRO-FORMA ADJUSTMENTS (CONTINUED)

The following pro forma adjustments have been reflected herein:

a)
Concurrent with the Transaction, Juva Canada intends to complete a non-brokered private placement of 57,000,000 Juva Canada Units (each a "Concurrent Offering Unit") at a price of $0.50 per Concurrent Offering Unit for gross proceeds of $ 28,500,000 from the sale of Concurrent Offering Units (the "Concurrent Offering").  Each Concurrent Offering Unit is comprised of one Common Share , with no par value per share, and one-half of a Warrant.  Each Warrant enables the holder to purchase one additional Common Share (a Warrant Share ) at an exercise price of $0.75 per Warrant Share , subject to certain adjustments, over an 18-month exercise period following the date of issuance of the Warrant (for additional potential proceeds of $21,375,000 from the sale of Warrant Shares upon the exercise of the Warrants issued in the Concurrent Offering) .  Share issue costs related to the Concurrent Offering Unit are estimated to be $ 1,871,250 .

b)
Juva USA completed a non-brokered private placement of 1,542,581 units (the "Juva USA Units") at a price of CAD $0.35 per Juva USA Unit for gross proceeds of $416,497.  Each Juva USA Unit is comprised of one share of common stock ("Juva USA Common Stock"), with no par value per share, and one-half of a warrant ("Juva USA Warrant").  Each whole warrant enables the holder to purchase one additional share at an exercise price of CAD $0.60 per share, subject to certain adjustments, over an 18-month exercise period following the date of issuance of the Juva USA Warrant.

The Juva USA Warrants were assigned a fair value of $72,152 using the Black-Scholes Pricing Model and is recorded as a derivative financial liability, with the corresponding offset recorded in shares capital, as these warrants are exercisable in Canadian dollars, differing from the Company's functional currency. The fair value is recognized as an offset to share capital, with subsequent changes in fair value recorded in the pro forma consolidated statement of loss and comprehensive loss. Fair value of the derivative liability was determined using the following weighted average assumptions; exercise price of $0.43 per common share; expiry of 1.5 years; volatility of 100%; risk-free rate of 2.14%.  The results of the subsequent financing have been reflected in the Pro Forma Financial Statements.

c)	The merger transaction between the Company and Juva USA was completed effective May 30, 2019.
d)
On July 11, 2019, the Company issued 4,251,964 units at a price of CDN $0.35 per unit for gross proceeds of CAD $1,488,187 (USD $1,101,258).  The units are comprised of one common share and one-half common share purchase warrant.  Each warrant is exercisable at CDN $0.60 for a period of 18 months.  In connection with this financing, the Company paid finders' fees of 7% on a portion of the gross proceeds and issued 90,125 finders' warrants, with each warrant entitling the holder to purchase one common share of the Company at a price of CDN $0.60 for a period of 18 months after issuance.  The warrants were assigned a value of $8,382 using the black-scholes option pricing model.  Share issue cost of $23,342 were incurred.

e)	Juva USA issued 8,400,000 common shares pursuant to exercise of stock options.

f)
On July 20, 2019, the Company granted 10,429,881 restricted stock units to advisors and directors of the Company.  Accordingly, share based payment expense of $2,474,714 has been reflected in the consolidated statement of loss and comprehensive loss.

3.	SHARE CAPITAL CONTINUITY

	Number of Shares	Share Capital

Opening Balance	2	$1
Equity of Juva USA	76,103,977	4,490,107
Juva USA private placement	1,542,581	344,345
Exercise of Juva USA's stock options	8,400,000	800,865
Concurrent private placement	57,000,000	26,628,750
Private placement	4,251,964	1,069,534

Ending balance	147,298,524	$33,333,602

4.	INCOME TAXES

There is no tax effect of pro forma adjustments relating to either entity because both entities have net deferred income tax assets which have not been recognized due to uncertainty as to whether those assets will be realized.

PART III – EXHIBITS
Exhibit No.	Description

EX1A-2.1#	Notice of Articles of Juva Life Inc.

EX1A-2.2#	Articles of Juva Life Inc.

EX1A-4.1 #	Form of Subscription Agreement

EX1A-4.2 #	Form of Common Share Purchase Warrant.

EX1A-6.1#	Consulting Agreement dated August 24, 2018 between Juva Life, Inc. and Mathew Lee.

EX1A-6.2#	Standard Sublease between Best Leasing Services, Inc. and Juva Life, Inc. for the San Juan facility.

EX1A-6.3#	Standard Industrial/Commercial Single-Tenant Lease between Ramundy Springfield and Juva Life, Inc. for the Navy Drive facility.

EX1A-6.4#	Standard Sublease between Best Leasing Services, Inc. and Juva Life, Inc. for the Clawiter Road facility.

EX1A-6.5#	Standard Sublease between Best Leasing Services, Inc. and Juva Life, Inc. for the Enterprise Avenue facility.

EX1A-6.6#	Standard Industrial/Commercial Multi-Tenant Lease between William J. Stoesser and Juva Life, Inc. for the Convention Way facility.

EXA1-6.7#	Consulting Agreement dated August 24, 2018 between Juva Life, Inc. and Drivon Consulting.

EX1A-6.8#	Consulting Agreement dated August 1, 2018 between Juva Life, Inc. and Jackson and Main, LLC.

EX1A-6.9 #	Broker-Dealer Agreement dated June 25, 2019 between Juva Life Inc. and Dalmore Group, LLC.

EX1A-6.10#	Consulting Agreement dated June 24, 2019 between Juva Life Inc. and DALV Consulting, LLC.

EX1A-6.11†	Juva Life Inc. 2019 Equity Incentive Plan

EX1A-7.1 #	Agreement and Plan of Merger dated May 15, 2019, by and among Juva Life Inc., Juva Life, Inc., and Juva Holdings (California) Ltd.

EX1A-10.1	Power of Attorney (included on signature page hereto).

EX1A-11.1†	Consent of Davidson & Company LLP

EX1A-12.1 #	Opinion of McMillan LLP

EX1A-13.1 #	Investor presentation posted on investjuva.com.

EX1A-13.2†	Video script for investor website

EX1A-13.3†	Email to potential offering participants

EX1A-14.1#	Appointment of Agent for Service of Process

† Filed herewith.
# Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A+, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on  July 26, 2019 .

Juva Life Inc.

By:	/s/ Douglas Chloupek
Name: Douglas Chloupek
Title: Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas Chloupek and Mathew Lee, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A/A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Douglas Chloupek	Date: July 26, 2019
Name: Douglas Chloupek Title: Chief Executive Officer, President and Director (Principal Executive Officer)
/s/ Mathew Lee	Date: July 26, 2019
Name: Mathew Lee Title: Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)
/s/ Norton Singhavon	Date: July 26, 2019
Name: Norton Singhavon Title: Director
/s/ Rakesh Patel	Date: July 26, 2019
Name: Rakesh Patel Title: Director

/s/ Kari Gothie	Date: July 26, 2019
Name: Kari Gothie Title: VP Finance and Director

/s/ Neil Ruditsky	Date: July 26, 2019
Name: Neil Ruditsky
Title: Chief Operating Officer